Use these links to rapidly review the document

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

OMNICELL, INC.
(Name of Registrant as Specified In Its Charter)
N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

OMNICELL, INC.
590 E. Middlefield Road
Mountain View, California 94043

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 14, 2019

Dear Stockholder:

        You are cordially invited to attend the Annual Meeting of Stockholders of Omnicell, Inc., a Delaware corporation ("Omnicell," the "Company," "our," "us," or "we"). The meeting will be held on Tuesday, May 14, 2019 at 2:00 p.m. local time at the Company's headquarters located at 590 E. Middlefield Road, Mountain View, California 94043, for the following purposes:

  1.
  To elect three (3) Class III directors to hold office until the 2022 Annual Meeting of Stockholders.

  2.
  To hold an advisory vote to approve named executive officer compensation.

  3.
  To approve our 2009 Equity Incentive Plan, as amended, to, among other items, add an additional 1,900,000 shares to the number of shares of common stock authorized for issuance under the plan.

  4.
  To ratify the selection by the Audit Committee of the Board of Directors of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2019.

  5.
  To conduct any other business properly brought before the meeting.

        These items of business are more fully described in the Proxy Statement accompanying this Notice.

        The record date for the Annual Meeting is March 19, 2019. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.

Important Notice Regarding the Availability of Proxy Materials for the Stockholders' Meeting to be held on Tuesday, May 14, 2019 at 2:00 p.m. local time at the Company's headquarters located at 590 E. Middlefield Road, Mountain View, California 94043.

The proxy statement and annual report to stockholders are available at
http://ir.omnicell.com/financials-filings/annual-reports-and-proxies

By Order of the Board of Directors
/s/ DAN S. JOHNSTON
Dan S. Johnston Corporate Secretary

Mountain View, California
April 1, 2019

You are cordially invited to attend the Annual Meeting in person. Whether or not you expect to attend the meeting, please complete, date, sign and return the enclosed proxy, or vote over the telephone or the Internet as instructed in these materials, as promptly as possible in order to ensure your representation at the meeting. A return envelope (which is postage prepaid if mailed in the United States) is enclosed for your convenience. Even if you have voted by proxy, you may still vote in person if you attend the Annual Meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

Omnicell, Inc.
590 E. Middlefield Road
Mountain View, California 94043

PROXY STATEMENT
FOR THE 2019 ANNUAL MEETING OF STOCKHOLDERS
MAY 14, 2019

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

Why am I receiving these materials?

        The Company has sent you this proxy statement and the enclosed proxy card because the Board of Directors (the "Board") of Omnicell, Inc. is soliciting your proxy to vote at the 2019 Annual Meeting of Stockholders (the "Annual Meeting"). You are invited to attend the Annual Meeting to vote on the proposals described in this proxy statement. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card, or follow the instructions below to submit your proxy over the telephone or over the Internet.

        The Company intends to mail this proxy statement and accompanying proxy card on or about April 1, 2019 to all stockholders of record entitled to vote at the Annual Meeting.

Who can vote at the Annual Meeting?

        Only stockholders of record at the close of business on March 19, 2019 will be entitled to vote at the Annual Meeting. On the record date, there were 41,202,233 shares of common stock outstanding and entitled to vote.

  Stockholder of Record: Shares Registered in Your Name

        If on March 19, 2019 your shares were registered directly in your name with Omnicell's transfer agent, Computershare Trust Company, N.A., then you are a stockholder of record. As a stockholder of record, you may vote in person at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to fill out and return the enclosed proxy card or vote by proxy over the telephone or on the Internet as instructed below to ensure your vote is counted.

  Beneficial Owner: Shares Registered in the Name of a Broker or Bank

        If on March 19, 2019 your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in "street name" and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker or other agent.

  Directions to the Annual Meeting

        The Annual Meeting will be held at the Company's headquarters located at 590 E. Middlefield Road, Mountain View, California 94043.

        If you need directions to the meeting, please visit https://goo.gl/maps/pbCcc.

What am I voting on?

        There are four (4) matters scheduled for a vote:

  •
  The election of three (3) Class III directors to hold office until the 2022 Annual Meeting of Stockholders;

  •
  An advisory vote to approve named executive officer compensation;

  •
  The approval of our 2009 Equity Incentive Plan, as amended, to, among other items, add an additional 1,900,000 shares to the number of shares of common stock authorized for issuance under the plan; and

  •
  The ratification of the selection by the Audit Committee of the Board of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2019.

What if another matter is properly brought before the meeting?

        The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.

How do I vote?

        You may either vote "For" all the nominees to the Board or you may "Withhold" your vote for any nominee you specify. For each of the other matters to be voted on, you may vote "For" or "Against" or abstain from voting. The procedures for voting are fairly simple:

  Stockholder of Record: Shares Registered in Your Name

        If you are a stockholder of record, you may vote in person at the Annual Meeting, vote by proxy using the enclosed proxy card, vote by proxy over the telephone, or vote by proxy over the Internet. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote in person even if you have already voted by proxy.

  •
  To vote in person, come to the Annual Meeting and we will give you a ballot when you arrive.

  •
  To vote using the proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

  •
  To vote over the telephone, dial toll-free 1-800-652-VOTE (1-800-652-8683) using a touch-tone phone and follow the recorded instructions. You will be asked to provide the control number from the enclosed proxy card. Your vote must be received by 11:59 p.m. Pacific Time, on May 13, 2019 to be counted.

  •
  To vote over the Internet, go to http://www.investorvote.com/OMCL and follow the steps outlined to complete an electronic proxy card. You will be asked to provide the company number and control number from the enclosed proxy card. Your vote must be received by 11:59 p.m. Pacific Time, on May 13, 2019 to be counted.

  Beneficial Owner: Shares Registered in the Name of Broker or Bank

        If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from Omnicell. Simply complete and mail the proxy card to ensure that your vote is counted. Alternatively, you may vote by telephone or over the Internet as instructed by your broker or bank. To vote in person at the Annual Meeting, you must obtain a valid proxy from your broker, bank, or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.

We provide Internet proxy voting to allow you to vote your shares on-line, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.

How many votes do I have?

        On each matter to be voted upon, you have one vote for each share of common stock you owned as of March 19, 2019.

What happens if I do not vote?

  Stockholder of Record: Shares Registered in Your Name

        If you are a stockholder of record and do not vote by completing your proxy card, by telephone, through the internet or in person at the Annual Meeting, your shares will not be voted.

  Beneficial Owner: Shares Registered in the Name of Broker or Bank

        If you are a beneficial owner and do not instruct your broker, bank, or other agent how to vote your shares, the question of whether your broker or nominee will still be able to vote your shares depends on whether the New York Stock Exchange ("NYSE") deems the particular proposal to be a "routine" matter. Brokers and nominees can use their discretion to vote "uninstructed" shares with respect to matters that are considered to be "routine," but not with respect to "non-routine" matters. Under the rules and interpretations of the NYSE, "non-routine" matters are matters that may substantially affect the rights or privileges of shareholders, such as mergers, shareholder proposals, elections of directors (even if not contested), executive compensation (including any advisory shareholder votes on executive compensation and on the frequency of shareholder votes on executive compensation), and certain corporate governance proposals, even if management-supported. Accordingly, your broker or nominee may not vote your shares on Proposals 1, 2 or 3 without your instructions, but may vote your shares on Proposal 4 even in the absence of your instructions.

What if I return a proxy card or otherwise vote but do not make specific choices?

        If you return a signed and dated proxy card without marking any voting selections, your shares will be voted as follows:

  •
  "For" the election of all three (3) Class III directors;

  •
  "For" an advisory resolution approving named executive officer compensation;

  •
  "For" the approval of our 2009 Equity Incentive Plan, as amended, to, among other items, add an additional 1,900,000 shares to the number of shares of common stock authorized for issuance under the plan; and

  •
  "For" the ratification of the selection of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2019.

        If any other matter is properly presented at the meeting, your proxy holder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

Who is paying for this proxy solicitation?

        We will pay for the entire cost of soliciting proxies. In addition to these mailed proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one set of proxy materials?

        If you receive more than one set of proxy materials, your shares are registered in more than one name or are registered in different accounts. Please complete, sign and return each proxy card to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

  Stockholder of Record: Shares Registered in Your Name

        Yes. You can revoke your proxy at any time before the final vote at the meeting. If you are the record holder of your shares, you may revoke your proxy in any one of three ways:

  •
  You may submit another properly completed proxy card with a later date.

  •
  You may send a timely written notice that you are revoking your proxy to Omnicell's Corporate Secretary at 590 E. Middlefield Road, Mountain View, California 94043.

  •
  You may attend the Annual Meeting and vote in person. Simply attending the meeting will not, by itself, revoke your proxy.

        Your most current proxy card or telephone or internet proxy is the one that is counted.

  Beneficial Owner: Shares Registered in the Name of Broker or Bank

        If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.

When are stockholder proposals due for next year's Annual Meeting?

        Our annual meeting of stockholders generally is held in May of each year. We will consider for inclusion in our proxy materials for the 2020 Annual Meeting of Stockholders, stockholder proposals that are received at our executive offices no later than December 3, 2019 and that comply with all applicable requirements of Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). However, if our 2020 Annual Meeting of Stockholders is not held between April 14, 2020 and June 13, 2020, then the deadline will be a reasonable time prior to the time we begin to print and send our proxy materials. Proposals must be sent to our Corporate Secretary at Omnicell, Inc., 590 E. Middlefield Road, Mountain View, California 94043.

        Pursuant to Omnicell's bylaws, stockholders wishing to submit proposals or director nominations that are not to be included in our proxy materials must have given timely notice thereof in writing to our Corporate Secretary. To be timely for the 2020 Annual Meeting of Stockholders, you must notify our Corporate Secretary, in writing, not later than the close of business on February 14, 2020, nor earlier than the close of business on January 15, 2020. We also advise you to review Omnicell's bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations, including the different notice submission date requirements in the event that we do not hold our 2020 Annual Meeting of Stockholders between April 14, 2020 and June 13, 2020. A stockholder's notice to our Corporate Secretary must set forth the information required by Omnicell's bylaws with respect to each matter the stockholder proposes to bring before the annual meeting.

How are votes counted?

        Votes will be counted by the inspector of election appointed for the Annual Meeting, who will separately count, for the proposal to elect directors, votes "For," "Withheld," and broker non-votes; and, with respect to the other proposals, votes "For" and "Against," abstentions and broker non-votes. Abstentions on Proposal Nos. 2, 3 and 4 will be counted towards the vote and will have the same effect as "Against" votes. Broker non-votes have no effect on the outcome of the vote for any proposal.

What are "broker non-votes"?

        As discussed above, when a beneficial owner of shares held in "street name" does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed by the NYSE to be "non-routine," the broker or nominee cannot vote the shares. These unvoted shares are counted as "broker non-votes."

How many votes are needed to approve each proposal?

  •
  For the election of directors, the three (3) nominees receiving the most "For" votes (from the holders of votes of shares present in person or represented by proxy and entitled to vote on the election of directors) will be elected. Only votes "For" will affect the outcome. Broker non-votes and "Withheld" votes will have no effect.

  •
  For the approval of the advisory vote to approve named executive officer compensation, Proposal No. 2 must receive a "For" vote from the majority of the outstanding shares of common stock present in person or represented by proxy and entitled to vote at the Annual Meeting. If you abstain from voting, it will have the same effect as an "Against" vote. Broker non-votes will have no effect.

  •
  For the approval our 2009 Equity Incentive Plan, as amended, to, among other items, add an additional 1,900,000 shares to the number of shares of common stock authorized for issuance under the plan, Proposal No. 3 must receive a "For" vote from the majority of the outstanding shares of common stock present in person or represented by proxy and entitled to vote at the Annual Meeting. If you abstain from voting, it will have the same effect as an "Against" vote. Broker non-votes will have no effect.

  •
  For the ratification of the selection of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2019, Proposal No. 4 must receive a "For" vote from the majority of shares present in person or represented by proxy and entitled to vote either in person or by proxy. If you abstain from voting, it will have the same effect as an "Against" vote. Broker non-votes will have no effect.

What is the quorum requirement?

        A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if at least a majority of the outstanding shares are represented by stockholders present at the meeting or represented by proxy. On the record date, there were 41,202,233 shares outstanding and entitled to vote. Thus, the holders of 20,601,117 shares must be present in person or represented by proxy at the meeting or by proxy to have a quorum.

        Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the holders of a majority of shares present at the meeting in person or represented by proxy may adjourn the meeting to another date.

How can I find out the results of the voting at the Annual Meeting?

        Preliminary voting results will be announced at the Annual Meeting. Final voting results will be published in a current report on Form 8-K that we expect to file within four business days of the Annual Meeting. If final voting results are not available to us in time to file a current report on Form 8-K within four business days after the Annual Meeting, we intend to file a current report on Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional current report on Form 8-K to publish the final results.

What proxy materials are available on the internet?

        The proxy statement and Annual Report on Form 10-K are available at http://ir.omnicell.com/financials-filings/annual-reports-and-proxies.

BOARD AND CORPORATE GOVERNANCE MATTERS

PROPOSAL NO. 1: ELECTION OF DIRECTORS

        Omnicell's Board presently has nine members and is divided into three classes, each with a three-year term, currently Class III, with a term expiring in 2019, Class I, with a term expiring in 2020 and Class II, with a term expiring in 2021.

        Two of the three directors currently serving in Class III, the class whose term of office expires in 2019, have been nominated for re-election at the Annual Meeting: James T. Judson and Bruce D. Smith, each of whom were previously elected by our stockholders. Gary S. Petersmeyer (a Class III director) was not nominated to stand for re-election to the Board at the Annual Meeting, and therefore his term as a director will expire at the Annual Meeting. The Company wishes to thank Mr. Petersmeyer for his 12 years of contribution to the Board. To fill the vacancy to be created by the conclusion of Mr. Petersmeyer's term of office, on February 13, 2019, the Board nominated Bruce E. Scott to stand for election to the Board (as a Class III director) at the Annual Meeting. If elected at the Annual Meeting, each of these three nominees (Messrs. Judson, Scott and Smith) would serve until the 2022 Annual Meeting of Stockholders and until his successor is elected and has qualified, or, if sooner, until the director's death, resignation or removal.

        Although directors are elected by a plurality of votes, it is our policy that any nominee for director in an uncontested election who receives a greater number of votes "withheld" from his or her election than votes "for" such election shall submit his or her offer of resignation for consideration by our Corporate Governance Committee, which will then consider all of the relevant facts and circumstances and recommend to our Board the action to be taken with respect to such offer of resignation. Our Board will then act on our Corporate Governance Committee's recommendation within ninety (90) days following certification of the stockholder vote. Promptly following our Board's decision, we will disclose that decision and an explanation of such decision in a filing with the Securities and Exchange Commission or a press release.

        Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy in a class, including a vacancy created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until the director's successor is elected and qualified. It is the Company's policy to encourage directors and nominees for director to attend the Company's Annual Meeting of Stockholders. Five of the eight then-current directors attended our 2018 Annual Meeting of Stockholders.

        Our Corporate Governance Committee seeks to assemble a board of directors that, as a whole, possesses the appropriate balance of professional and industry knowledge, financial expertise and management experience necessary to oversee and direct the Company's business. To that end, the Corporate Governance Committee has evaluated the Board's current members in the broader context of the Board's overall composition. The Corporate Governance Committee maintains a goal of recruiting members who complement and strengthen the skills of other members and who also exhibit integrity, collegiality, sound business judgment and other qualities that the Corporate Governance Committee views as critical to effective functioning of the Board.

        For information about the nominees and each director whose term is continuing after the Annual Meeting, including information regarding the specific and particular experience, qualifications, attributes or skills of each director nominee and continuing director that led the Corporate Governance Committee to believe that such individuals should serve on the Board, please refer to the section below entitled "Information about our Directors and Nominees."

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
A VOTE "FOR" EACH NAMED NOMINEE.

INFORMATION ABOUT OUR DIRECTORS AND NOMINEES

        The following table and the brief biographies that follow provide information, as of the date of this proxy statement, about each director nominee and each continuing and non-continuing director.

					Current	Expiration of Term		Current Committee Membership(2)(3)

	Age	Position(s) within Omnicell	Director Since	Class	Term Expires	for which Nominated	Independent	Audit	Comp.	Corp. Gov.	M&A

Director Nominees

James T. Judson	64	Lead Independent Director	2006	III	2019	2022	Yes	Chair			X

Bruce E. Scott(1)	63	Director Nominee	—	III	—	2022	Yes

Bruce D. Smith	71	Director	2014	III	2019	2022	Yes			X

Continuing Directors

Joanne B. Bauer	63	Director	2014	I	2020	—	Yes	X			X

Robin G. Seim	59	Director	2019	I	2020	—	No				X

Sara J. White	73	Director	2003	I	2020	—	Yes		X	Chair

Randall A. Lipps	61	President, Chief Executive Officer and Chairman of the Board	1992	II	2021	—	No

Vance B. Moore	58	Director	2012	II	2021	—	Yes		X

Mark W. Parrish	63	Director	2013	II	2021	—	Yes			X

Non-Continuing Director

Gary S. Petersmeyer(1)	72	Director	2007	III	2019	—	Yes	X	Chair		X

(1)
Mr. Petersmeyer (a Class III director) was not nominated to stand for re-election to the Board at the Annual Meeting, and therefore, his term as a director, including his positions on the Audit Committee, Compensation Committee and Mergers & Acquisitions Committee, will expire at the Annual Meeting. To fill the vacancy created by the conclusion of Mr. Petersmeyer's term, on February 13, 2019, the Board nominated Bruce E. Scott to stand for election to the Board (as a Class III director) at the Annual Meeting.

(2)
In connection with the conclusion of Mr. Petersmeyer's term and the nomination of Mr. Scott, the Board approved the following changes to the Company's committee membership, to be effective following the Annual Meeting: (1) Mr. Parrish will become a member of the Audit Committee, (2) Ms. Bauer will become the Chair of the Compensation Committee, Mr. Parrish will become a member of the Compensation Committee and Ms. White will cease to be a member of the Compensation Committee, (3) Mr. Scott (if elected to the Board) will become a member of the Corporate Governance Committee, and Mr. Parrish will cease to be a member of the Corporate Governance Committee, and (4) Mr. Scott (if elected to the Board) will become a member of the Mergers & Acquisitions Committee.

(3)
Robin G. Seim, who became a director as of March 18, 2019, joined the Mergers & Acquisitions Committee at that time.

Director Nominees

Class III Nominees for Election for a Three-Year Term Expiring at the 2022 Annual Meeting

  James T. Judson

        James T. Judson, age 64, has served as a director of Omnicell since April 2006. From March 2006 to December 2016, Mr. Judson served as a financial executive advisor to small and mid-sized companies. Mr. Judson served as interim Chief Financial Officer of Extreme Networks, Inc., a technology company from March 2011 to July 2012. From April 2005 to March 2006, Mr. Judson was Omnicell's Interim Chief Financial Officer. From February 2005 to April 2005, Mr. Judson was Omnicell's Vice President of Finance. From 1998 until his retirement in January 2002, Mr. Judson served as Vice President of Finance and Planning for the Worldwide Operations group of Sun Microsystems, Inc., a computer systems company. Mr. Judson received a B.S. in industrial management from Purdue University and an M.B.A. from Indiana University.

        The Corporate Governance Committee believes that Mr. Judson's financial and operational expertise in executive level financial positions at a rapidly growing, global, publicly-traded company provides the Board with valuable insights into the financial operations of the Company and financial matters generally. The Corporate Governance Committee believes that Mr. Judson's knowledge of the Company and its accounting practices as Omnicell's former Interim Chief Financial Officer is especially valuable as Chairman of the Audit Committee.

  Bruce E. Scott

        Bruce E. Scott, age 63, was nominated by the Board in February 2019 to stand for election to the Board at the Annual Meeting. From April 2014 to November 2018, Mr. Scott served as President of the EnvisionPharmacies division of EnvisonRxOptions, a health care and pharmacy benefit management company and a subsidiary of the Rite Aid Corporation. From September 2008 to April 2012, Mr. Scott held various executive roles at Medco Health Solutions, Inc., a pharmacy benefit management company, including President of Accredo Infusion Services, President of Critical Care Systems and Senior Vice President and Chief Pharmacist. From 2004 to July 2008, Mr. Scott was Chief Operating Officer of McKesson Medication Management LLC, a provider of pharmacy management services. Previously, he held several senior leadership roles at Allina Hospitals and Clinics, including as the Director of Pharmacy of United Hospital from 1987 to 1998. Mr. Scott received a B.S. in pharmacy from the University of Wisconsin and an M.S. in pharmacy administration from the University of Kansas where he also completed a pharmacy residency program.

        The Corporate Governance Committee believes Mr. Scott's leadership and management in the health care industry, and his extensive background and experience with pharmacy benefit management and health care payers in particular, will provide the Board with valuable insight regarding the healthcare industry in general, as well as the internal operations and needs of our pharmacy customers.

  Bruce D. Smith

        Bruce D. Smith, age 71, has served as a director of Omnicell since May 2014. From 1995 to July 2017, Mr. Smith served as Senior Vice President and Chief Information Officer of Advocate Health and Hospitals Corporation, an integrated health care system. Mr. Smith received a Bachelor of Business degree from Western Illinois University and an M.B.A. from Loyola University Chicago.

        The Corporate Governance Committee believes Mr. Smith's experience as the chief information officer of a large health care system positions him to contribute effectively to the information technology understanding of the Board.

Continuing Directors

Class I Directors Continuing in Office until the 2020 Annual Meeting

  Joanne B. Bauer

        Joanne B. Bauer, age 63, has served as a director of Omnicell since January 2014. Since October 2013, Ms. Bauer has served as a Director of Advocate Aurora Health, an integrated, not-for-profit, health care provider serving communities throughout eastern Wisconsin and northern Illinois. From October 2001 until June 2014, Ms. Bauer served as President of Global Health Care at Kimberly-Clark Corporation, a global consumer packaged goods company. Ms. Bauer joined Kimberly-Clark in 1981 and held various marketing and management positions within its adult care and health care businesses. Ms. Bauer received a B.A. degree from Lawrence University and an M.B.A. from the University of Wisconsin, Oshkosh.

        The Corporate Governance Committee believes Ms. Bauer's leadership and management in the healthcare industry, including serving as the president of the healthcare segment of a large multinational corporation and various management and marketing roles provide the Board with valuable insight regarding the healthcare industry.

  Robin G. Seim

        Robin G. Seim, age 59, has served as a director of Omnicell since March 2019. Mr. Seim initially joined Omnicell in February 2006 and served in various financial and operational leadership roles, including Chief Financial Officer from March 2006 to September 2015 and President, Global Automation and Medication Adherence from March 2016 until his retirement in March 2019. Prior to joining Omnicell, Mr. Seim served as Chief Financial Officer of several technology companies, including Villa Montage Systems, Inc. from 1999 to 2001, Candera, Inc. from 2001 to 2004 and Mirra, Inc., in 2005. Prior to 1999, Mr. Seim held a number of management positions with Nortel Networks, Bay Networks, and IBM. Mr. Seim received a B.S. in accounting from California State University, Sacramento.

        The Corporate Governance Committee believes Mr. Seim brings to the Board a deep understanding of the Company's financial and business operations and the healthcare industry, gained through his 13 years of experience as an executive officer of Omnicell in various financial and operational leadership roles. The Corporate Governance Committee believes that Mr. Seim's extensive knowledge of the Company and its industry, combined with his prior financial expertise and leadership experience, provide the Board with invaluable insights into the Company's financial and business operations, the healthcare industry, as well as financial and operational matters generally.

  Sara J. White

        Sara J. White, age 73, has served as a director of Omnicell since April 2003. Since April 2004, Ms. White has served as a pharmacy leadership coach. From 1992 to March 2004, Ms. White was a clinical professor at the School of Pharmacy at the University of California, San Francisco. From 1995 to March 2004, Ms. White was an adjunct professor at the University of the Pacific, School of Pharmacy. From 1992 to 2003, Ms. White was the Director of Pharmacy at Stanford Hospital and Clinics. Ms. White received a B.S. in pharmacy from Oregon State University and an M.S. and Residency in hospital pharmacy management from Ohio State University.

        The Corporate Governance Committee believes Ms. White's leadership and clinical pharmacy expertise proven as the director of pharmacy for more than a decade at one of the top acute-care hospitals in the United States provides valuable scientific and medical knowledge regarding the internal operations and clinical needs of our customers. Further, Ms. White's experience as a clinical professor for two nationally-respected university pharmacy programs offers an important understanding of the future direction of the industry that will help us anticipate the needs and demands of our customers' clinical pharmacy decision-makers.

Class II Directors Continuing in Office Until the 2021 Annual Meeting

  Randall A. Lipps

        Randall A. Lipps, age 61, has served as Chairman of the Board and a director of Omnicell since founding Omnicell in September 1992 and as its President and Chief Executive Officer since October 2002. From 1989 to 1992, Mr. Lipps served as Senior Vice President of ST. Holdings, Inc., a travel and marketing company. From 1987 to 1989, he served as Assistant Vice President of Sales and Operations for a subsidiary of AMR, the parent company of American Airlines, Inc. Mr. Lipps received both a B.S. in economics and a B.B.A. from Southern Methodist University. From June 2013 to October 2018, Mr. Lipps was a director of Invuity, Inc., a medical device company.

        The Corporate Governance Committee believes Mr. Lipps' extensive knowledge of the Company, including his founding of the Company and his more than two decades of leading the Company as the President and CEO, provide the Board with invaluable current knowledge of the Company and extensive knowledge of the industry's needs for improvements in healthcare economics and patient safety. In addition, his role in the operations of the Company provides the Board with the practical understanding of the issues and opportunities that face the Company.

  Vance B. Moore

        Vance B. Moore, age 58, has served as a director of Omnicell since May 2012. Since February 2016, Mr. Moore has served as President, Business Integration of Mercy Health, a national healthcare system. From April 2011 to February 2016, Mr. Moore served as Senior Vice President, Operations of Mercy Health. From July 2006 to April 2011, Mr. Moore served as the President and Chief Executive Officer of Resource Optimization & Innovation (ROi), the supply chain operating division of Mercy Health. From August 1998 to March 2007, Mr. Moore served in various capacities at ROi, including Chief Operating Officer. From March 1999 to March 2002, Mr. Moore served as the Vice President, Sales and Marketing of the Healthcare Services Division of UPS Logistics Group, a global supply chain management services company. Mr. Moore also serves as chairman of the board of ROi; a director of Ascension Ventures, a strategic healthcare venture fund; and a governing committee member of the Coordinating Center for the National Evaluation System for health Technology, a voluntary network of data partners focused on medical device performance. Mr. Moore received a B.S. in industrial management from the University of Arkansas.

        The Corporate Governance Committee believes Mr. Moore's extensive supply chain management expertise and his leadership abilities developed during his service in the chief executive role at a large, national healthcare system's supply chain organization allow him to bring important operations and management skills to the Board.

  Mark W. Parrish

        Mark W. Parrish, age 63, has served as a director of Omnicell since January 2013. Since August 2018, Mr. Parrish has served as Executive Chairman of TridentUSA Health Services, a provider of mobile X-ray and laboratory services to the long-term care industry. From 2008 to August 2018, Mr. Parrish served as Chief Executive Officer of TridentUSA Health Services. In February 2019, TridentUSA Health Services filed for protection under Chapter 11 of the U.S. Bankruptcy Code. Commencing in 1993, Mr. Parrish held management roles of increasing significance with Cardinal Health Inc. and its affiliates, including Chief Executive Officer of Healthcare Supply Chain Services for Cardinal Health from 2006 to 2007. Mr. Parrish also serves as a director of Mylan Inc., a global pharmaceutical company; President of the International Federation of Pharmaceutical Wholesalers, an association of pharmaceutical wholesalers and pharmaceutical supply chain service companies; and senior adviser to Frazier Healthcare Ventures, a health-care oriented growth equity firm. Mr. Parrish received a B.A. from the University of California, Berkeley.

        The Corporate Governance Committee believes Mr. Parrish's extensive leadership experience in the healthcare industry, including serving as the chairman and chief executive officer of a multi-service provider in the long-term care market and various other management roles provide the Board with valuable insight regarding the healthcare industry and, specifically, the long-term care market.

Non-Continuing Director

  Gary S. Petersmeyer

        Gary S. Petersmeyer, age 72, has served as a director of Omnicell since January 2007. From December 2004 to December 2010, Mr. Petersmeyer served as the Chairman and Chief Executive Officer of Aesthetic Sciences Corporation, a research-based medical device company focusing on elective surgery applications. From November 2001 to November 2004, Mr. Petersmeyer provided consulting and executive coaching services to senior executives in high growth and research-based organizations. From 2000 to 2001, Mr. Petersmeyer was President and a director of Pherin

Pharmaceuticals, Inc., a pharmaceutical development and discovery company. From 1995 to 2000, he was President, Chief Executive Officer and a director of Collagen Corporation, a medical technology company focused on worldwide collagen research. Mr. Petersmeyer received a B.A. in political science from Stanford University, an M.A.T. in teaching from the Harvard Graduate School of Education and an M.B.A. from Harvard University. Mr. Petersmeyer is also a director of The Cooper Companies, Inc., a global medical device company.

BOARD LEADERSHIP STRUCTURE

        The Board is currently chaired by the President and Chief Executive Officer ("CEO") of the Company, Mr. Lipps. The Board has also appointed Mr. Judson as lead independent director.

        The Company believes that combining the positions of CEO and Board Chair helps to ensure that the Board and management act with a common purpose. In the Company's view, separating the positions of CEO and Board Chair has the potential to give rise to divided leadership, which could interfere with good decision making or weaken the Company's ability to develop and implement strategy. Instead, the Company believes that combining the positions of CEO and Board Chair provides a single, clear chain of command to execute the Company's strategic initiatives and business plans. In addition, the Company believes that a combined CEO/Board Chair is better positioned to act as a bridge between management and the Board, facilitating the regular flow of information. The Company also believes that it is advantageous to have a Board Chair with an extensive history with, and knowledge of, the Company (as is the case with the Company's CEO) as compared to a relatively less informed independent Board Chair.

        The Board appointed Mr. Judson as the lead independent director to help reinforce the independence of the Board as a whole. The position of lead independent director has been structured to serve as an effective balance to a combined CEO/Board Chair. The lead independent director is empowered to, among other duties and responsibilities, provide general leadership of the affairs of the independent directors, including leadership in anticipating and responding to crisis, discuss and collaborate with the Board Chair to set appropriate meeting agendas and meeting schedules, recommend to the Board Chair the retention of outside advisors and consultants who report directly to the Board, preside over Board meetings in the absence of the Board Chair and during independent director closed session portions of the meetings, preside over and establish the agendas for meetings of the independent directors, consult with and coordinate with the committee chairs regarding meeting agendas and informational requirements, act as liaison between the Board Chair and the independent directors, provide advice and consultation to the Board Chair and other senior executives of the Company, monitor information delivered by the management team to the Board and provide input on such information, and, as appropriate upon request, act as a liaison to stockholders, customers and other key constituents of the Company. In addition, it is the responsibility of the lead independent director to coordinate the Board appointment of an Interim CEO and/or Board Chair during extended periods of the Board Chair's absence. As a result, the Company believes that the lead independent director can help ensure the effective independent functioning of the Board in its oversight responsibilities. In addition, the Company believes that the lead independent director is better positioned to build a consensus among directors and to serve as a conduit between the other independent directors and the Board Chair, for example, by facilitating the inclusion on meeting agendas of matters of concern to the independent directors.

INDEPENDENCE OF THE BOARD OF DIRECTORS

        As required under The Nasdaq Stock Market, LLC ("Nasdaq") listing standards, a majority of the members of a listed company's board of directors must qualify as "independent," as affirmatively determined by the board of directors. The Board consults with the Company's counsel to ensure that the Board's determinations are consistent with relevant securities and other laws and regulations regarding the definition of "independent," including those set forth in the applicable listing standards of the Nasdaq, as in effect from time to time.

        Consistent with these considerations, after review of all relevant transactions or relationships between each director, or any of his or her family members, and the Company, its senior management and its independent auditors, the Board has affirmatively determined that all of the Company's directors and director nominees are independent directors within the meaning of the applicable Nasdaq listing standards, except for Mr. Lipps, the President and CEO of the Company, and Mr. Seim, the Company's former President, Global Automation and Medication Adherence. In making this determination, the Board found that none of the eight independent directors, nominees or appointees for director had a material or other disqualifying relationship with the Company. Mr. Lipps, the Company's President and CEO, is not an independent director by virtue of his employment with the Company. Mr. Seim, who retired from his role as the Company's President, Global Automation and Medication Adherence in March 2019, is not an independent director by virtue of his former employment with the Company.

        The Board noted that Mr. Moore, a member of the Board, served as the President and Chief Executive Officer of Resource Optimization & Innovation, LLC ("ROi"), the supply chain division of Mercy Health ("Mercy"), from July 2006 until April 2011, Senior Vice President, Operations, of Mercy from April 2011 until February 2016, and has served as President, Business Integration of Mercy since February 2016. Effective December 31, 2009, the Company entered into a group purchasing organization (GPO) agreement with ROi, whereby the Company agreed to provide products and services to ROi's members, including hospitals within Mercy. The Company recorded revenue from Mercy of approximately $1.8 million, $4.3 million and $1.6 million for the years ended December 31, 2016, 2017 and 2018, respectively. The Board determined that Mr. Moore did not derive any direct or indirect material benefit from the agreement with ROi and believes that the agreement is in Omnicell's best interest and on terms no less favorable than could be obtained from other third party group purchasing organizations.

ROLE OF THE BOARD IN RISK OVERSIGHT

        One of the Board's key functions is informed oversight of the Company's risk management process. The Board administers this oversight function directly through the Board as a whole, as well as through the Board's standing committees that address risks inherent in their respective areas of oversight. In particular, our Board is responsible for monitoring and assessing strategic risk exposure, including a determination of the nature and level of risk appropriate for the Company. Our Audit Committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The Audit Committee also monitors compliance with legal and regulatory requirements in addition to oversight of the performance of our audit function. Our Corporate Governance Committee monitors the effectiveness of our corporate governance guidelines, including whether they are successful in preventing illegal or improper liability-creating conduct. Our Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking.

        Typically, the Corporate Governance Committee receives and discusses with management a quarterly report regarding risk management and the areas of risk the Company has addressed in such quarter. The Corporate Governance Committee reports to the entire Board on the risk management activities of the Company at least annually and the applicable Board committees meet at least annually with the employees responsible for risk management in such committees' respective areas of oversight. Both the Board as a whole and the various standing committees receive periodic reports from management, as well as incidental reports as matters may arise. It is the responsibility of the committee chairs to report findings regarding material risk exposures to the Board as quickly as possible.

DIRECTOR AND EXECUTIVE OFFICER STOCK OWNERSHIP GUIDELINES

        Effective August 5, 2015, we adopted Stock Ownership Guidelines for all Board members and executive officers (designated as such for purposes of Section 16 of the Exchange Act). Pursuant to the guidelines, each Board member and executive officer should beneficially own not less than the following amount of our common stock (as a multiple of their respective compensation):

Board Members	3 times annual cash retainer
Chief Executive Officer	3 times annual base salary
Other Section 16 Officers	1 times annual base salary

        Individuals who are subject to these guidelines at the time of their adoption have five years from the date of their respective appointments (or from the date of adoption of the guidelines, whichever is later) to attain the required ownership levels. If an individual becomes subject to a greater ownership amount, due to a promotion or an increase in base salary, the individual is expected to meet such greater ownership amount within the later of the original period or three years from the effective date of the promotion or base salary change.

MEETINGS OF THE BOARD OF DIRECTORS

        The Board met five (5) times during 2018. Each Board member attended 75% or more of the aggregate number of the meetings of the Board and of the committees on which he or she served, as held during the period for which he or she was a director or committee member, respectively.

        Persons interested in communicating with the independent directors with their concerns or issues may address correspondence to a particular director, or to the independent directors generally, in care of Lead Independent Director, Omnicell, Inc. at 590 E. Middlefield Road, Mountain View, California 94043. If no particular director is named, letters will be forwarded, depending on the subject matter, to the Chair of the Audit, Compensation, or Corporate Governance Committee.

INFORMATION REGARDING COMMITTEES OF THE BOARD OF DIRECTORS

        The Board has four committees: an Audit Committee, a Compensation Committee, a Corporate Governance Committee and a Mergers & Acquisitions Committee. The following table provides membership and meeting information for 2018 for each of the Board committees:

Name	Audit(2)		Compensation(2)		Corporate Governance(2)		M&A(2)(3)
Joanne B. Bauer	X						X
James T. Judson	X	*					X
Vance B. Moore			X
Mark W. Parrish					X
Gary S. Petersmeyer(1)	X		X	*			X
Bruce D. Smith					X
Sara J. White			X		X	*
Total meetings in fiscal year 2018	16		13		4		0

*
Denotes Committee Chairperson

(1)
Mr. Petersmeyer (a Class II director) was not nominated to stand for re-election to the Board at the Annual Meeting, and therefore, his term as a director, including his positions on the Audit Committee, Compensation Committee and Mergers & Acquisitions Committee, will expire at the Annual Meeting. To fill the vacancy created by the conclusion of Mr. Petersmeyer's term, on February 13, 2019, the Board nominated Bruce E. Scott to stand for election to the Board (as a Class III director) at the Annual Meeting.

(2)
In connection with the conclusion of Mr. Petersmeyer's term and the nomination of Mr. Scott, the Board approved the following changes to the Company's committee membership, to be effective following the Annual Meeting: (1) Mr. Parrish will become a member of the Audit Committee, (2) Ms. Bauer will become the Chair of the Compensation Committee, Mr. Parrish will become a member of the Compensation Committee and Ms. White will cease to be a member of the Compensation Committee, (3) Mr. Scott (if elected to the Board) will become a member of the Corporate Governance Committee, and Mr. Parrish will cease to be a member of the Corporate Governance Committee, and (4) Mr. Scott (if elected to the Board) will become a member of the Mergers & Acquisitions Committee.

(3)
Robin G. Seim, who became a director as of March 18, 2019, joined the Mergers & Acquisitions Committee at that time.

        Below is a description of each committee of the Board. The Board has determined that each member of the Audit Committee, Compensation Committee and Corporate Governance Committee (based on both current membership and membership following the Annual Meeting) meets the applicable Nasdaq rules and regulations regarding "independence" and that each member is free of any relationship that would impair his or her individual exercise of independent judgment with regard to the Company.

Audit Committee

        The Audit Committee of the Board is currently composed of three directors: Mr. Judson (Chair), Ms. Bauer and Mr. Petersmeyer. Following the Annual Meeting, the Audit Committee will be composed of Mr. Judson (Chair), Ms. Bauer and Mr. Parrish. The Audit Committee met sixteen (16) times during fiscal 2018. The Audit Committee was established by the Board in accordance with Section 3(a)(58)(A) of the Exchange Act, to oversee the Company's corporate accounting and financial reporting processes and audits of its financial statements. For this purpose, the Audit Committee performs several functions. The Audit Committee evaluates the performance of and assesses the qualifications of the independent registered public accounting firm; determines and approves the engagement of the independent registered public accounting firm; determines whether to retain or terminate the existing independent registered public accounting firm or to appoint and engage a new independent registered public accounting firm; reviews and approves the retention of the independent registered public accounting firm to perform any proposed permissible non-audit services; monitors the rotation of partners of the independent registered public accounting firm on the Company's audit engagement team as required by law; reviews and approves or rejects transactions between the Company and any related persons; confers with management and the independent registered public accounting firm regarding the effectiveness of internal control over financial reporting; establishes procedures, as required under applicable law, for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting control or auditing matters and the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters; and meets to review the Company's annual audited financial statements and quarterly unaudited financial statements with management and the independent registered public accounting firm, including reviewing the Company's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Company's Annual Report on Form 10-K. The Audit Committee has adopted a written Audit Committee Charter that can be found in the "Corporate Governance" section on Omnicell's corporate website at www.omnicell.com, under "Investor Relations."

        The Board reviews the Nasdaq listing standards definition of independence for Audit Committee members on an annual basis and has determined that all members of the Company's Audit Committee

(based on both current membership and membership following the Annual Meeting), are independent (as independence is currently defined in Rule 5605(c)(2)(A)(i) of Nasdaq listing standards). The Board has also determined that Mr. Judson, the Audit Committee Chairperson, qualifies as an "audit committee financial expert," as defined in applicable Securities and Exchange Commission ("SEC") rules. The Board made a qualitative assessment of Mr. Judson's level of knowledge and experience based on a number of factors, including his formal education and professional experience.

Report of the Audit Committee of the Board of Directors(1)

        The Audit Committee has prepared the following report on its activities with respect to our audited financial statements for the year ended December 31, 2018.

        Our management is responsible for the preparation, presentation and integrity of our financial statements and is also responsible for maintaining appropriate accounting and financial reporting practices and policies. Management is also responsible for establishing and maintaining adequate internal controls and procedures designed to provide reasonable assurance that we are in compliance with accounting standards and applicable laws and regulations.

        Deloitte & Touche LLP, our independent registered public accounting firm for 2018, is responsible for expressing opinions on the conformity of our audited financial statements with U.S. generally accepted accounting principles and the effectiveness of our internal control over financial reporting.

        The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2018 with management of the Company. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed pursuant to applicable auditing standards, as adopted by the Public Company Accounting Oversight Board ("PCAOB"). The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm regarding the independent registered public accounting firm's independence as required by PCAOB Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence and has discussed with the independent registered public accounting firm its independence.

        Based on the foregoing, the Audit Committee has recommended to the Board that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2018.

AUDIT COMMITTEE
James T. Judson, Chair Joanne B. Bauer Gary S. Petersmeyer

(1)
The material in this report is not "soliciting material," is not deemed "filed" with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended (the "Securities Act") or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Compensation Committee

Overview

        The Compensation Committee currently is composed of three directors: Mr. Petersmeyer (Chair), Mr. Moore and Ms. White. Following the Annual Meeting, the Compensation Committee will be composed of Ms. Bauer (Chair), Mr. Moore and Mr. Parrish. All members of the Company's Compensation Committee (based on both current membership and membership following the Annual Meeting) are independent (as independence is currently defined in Rule 5605(a)(2) of the Nasdaq listing standards). The Compensation Committee met thirteen (13) times during fiscal 2018. The Compensation Committee Charter can be found in the "Corporate Governance" section on Omnicell's corporate website at www.omnicell.com, under "Investor Relations."

        The Compensation Committee of the Board acts on behalf of the Board to review, adopt and oversee the Company's compensation strategy, policies, plans and programs, including:

  •
  reviewing and approving the overall compensation philosophy for the Company's executive officers and directors;

  •
  overseeing the adoption and administration of, and establishing guidelines relating to, the Company's stock option and purchase plans, profit sharing plans, stock bonus plans, deferred compensation plans and other similar programs, including approving and granting options, restricted stock, restricted stock units or other equity awards under such plans to the Company's executive officers, employees and consultants; and

  •
  preparing the Company's Compensation Discussion and Analysis, included in this proxy statement.

Compensation Committee Processes and Procedures

        The Compensation Committee generally meets at least monthly, and with greater frequency if necessary. The agenda for each meeting is usually outlined by the Chair of the Compensation Committee and then more fully developed by the Company's CEO, Chief Financial Officer, Chief Human Resources Officer and Chief Legal & Administrative Officer. The Compensation Committee meets regularly in executive session. However, from time to time, various members of management and other employees as well as outside advisors or consultants may be invited by the Compensation Committee to make presentations, provide financial or other background information or advice or otherwise participate in Compensation Committee meetings. The CEO may not participate in or be present during any deliberations or final determinations of the Compensation Committee regarding his own compensation. The charter of the Compensation Committee grants the Compensation Committee full access to all books, records, facilities and personnel of the Company, as well as authority to obtain, at the expense of the Company, advice and assistance from internal and external legal, accounting or other advisors and consultants and other external resources that the Compensation Committee considers necessary or appropriate in the performance of its duties. In particular, the Compensation Committee has the sole authority to retain compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultant's reasonable fees and other retention terms.

        During the past fiscal year, as in late 2017, the Compensation Committee engaged Radford, an Aon Hewitt company and a subsidiary of Aon plc, as compensation consultants to assist in its evaluation of executive and director compensation. The Compensation Committee requested that Radford assist in continuing to refine the Company's executive compensation program. As part of its engagement, Radford was requested by the Compensation Committee to develop a comparative group of companies and to perform analyses of competitive performance and compensation levels for that group. At the request of the Compensation Committee, the compensation consultants also conducted individual interviews with members of the Compensation Committee and senior management to learn more about the Company's business operations and strategy, key performance metrics and strategic goals, as well as the labor market in which the Company competes. Radford ultimately developed recommendations regarding executive compensation levels and types of compensation elements that were presented to the Compensation Committee for its consideration. Following an active dialogue with Radford and suggesting modifications, the Compensation Committee approved the modified recommendations. The accepted recommendations of Radford and the specific determinations of the Compensation Committee with respect to executive compensation for 2018 are discussed in the Compensation Discussion and Analysis section of this proxy statement, and the Compensation Committee's determinations with respect to director compensation are discussed in the section of this proxy statement entitled "Director Compensation".

        In addition, in the second half of 2017, prior to reviewing and setting executive compensation levels for 2018, with the knowledge and consent of the Compensation Committee, management engaged both Radford and Korn Ferry Hay Group, Inc. to conduct separate analyses of the complexities of Omnicell's "hybrid" executive officer roles, benchmark such roles within Omnicell's relevant peer groups and evaluate market competitive compensation levels for similar roles. The results of both analyses were presented to the Compensation Committee for consideration.

Compensation Committee Interlocks and Insider Participation

        During fiscal 2018, Mr. Petersmeyer (Chair), Mr. Moore and Ms. White served as members of the Compensation Committee. None of these individuals are or have been officers of Omnicell. None of the Company's executive officers serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board or Compensation Committee.

Corporate Governance Committee

        The Corporate Governance Committee of the Board is responsible for identifying, reviewing and evaluating candidates to serve as directors of the Company (consistent with criteria approved by the Board), reviewing and evaluating incumbent directors and recommending appropriate director nominee slates to recommend for election to the Board, making recommendations to the Board regarding the membership of the committees of the Board, assessing the performance of the Board and developing a set of corporate governance principles for the Board and the Company.

        The Corporate Governance Committee currently consists of three directors: Ms. White (Chair), Mr. Parrish and Mr. Smith. Following the Annual Meeting, the Corporate Governance Committee will be composed of Ms. White (Chair), Mr. Scott (if elected to the Board) and Mr. Smith. All members of the Corporate Governance Committee (based on both current membership and membership following the Annual Meeting) are independent (as independence is currently defined in Rule 5605(a)(2) of the Nasdaq listing standards). The Corporate Governance Committee met four (4) times during fiscal 2018. Our Corporate Governance Committee Charter can be found in the "Corporate Governance" section on the Company's corporate website at www.omnicell.com, under "Investor Relations."

        The Corporate Governance Committee believes that candidates for director should have certain minimum qualifications, including being able to read and understand basic financial statements, being over 21 years of age and having the highest levels of personal integrity and ethics. The Corporate Governance Committee also intends to consider such factors as possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to the affairs of the Company, demonstrated excellence in his or her field, having the ability to exercise sound business judgment and having the commitment to rigorously represent the long-term interests of the Company's stockholders. However, the Corporate Governance Committee retains the right to modify these qualifications from time to time. Candidates for director nominees are reviewed in the context of the current composition of the Board, the operating requirements of the Company and the long-term interests of stockholders.

        In conducting this assessment, the Corporate Governance Committee considers diversity, age, skills, industry and professional background and such other factors as it deems appropriate given the current needs of the Board and the Company, to maintain a balance of knowledge, experience and capability. In the case of incumbent directors whose terms of office are set to expire, the Corporate Governance Committee reviews such directors' overall service to the Company during their term, including the number of meetings attended, level of participation, quality of performance, and any other relationships and transactions that might impair such directors' independence. In the case of new director candidates, the Corporate Governance Committee also determines whether the nominee must be independent for Nasdaq purposes, which determination is based upon applicable Nasdaq listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. The Corporate Governance Committee (and the other members of the Board, as needed) then use their network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The Corporate Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board. The Corporate Governance Committee meets to discuss and consider such candidates' qualifications and then selects a nominee for recommendation to the Board by majority vote.

        Our Corporate Governance Guidelines require that any nominee for director in an uncontested election who receives a greater number of votes "withheld" and/or "against" from his or her election than votes "for" such election shall submit his or her offer of resignation for consideration by our Corporate Governance Committee, which will then consider all of the relevant facts and circumstances and recommend to our Board the action to be taken with respect to such offer of resignation. Our Board will then act on our Corporate Governance Committee's recommendation within ninety (90) days following certification of the stockholder vote. Promptly following our Board's decision, we will disclose that decision and an explanation of such decision in a filing with the SEC or a press release. Any director who submits his or her offer to resign from the Board pursuant to this policy shall not participate in deliberations regarding whether to accept the offer of resignation. If a majority of the members of the Corporate Governance Committee are subject to this evaluation process, then the independent directors on the Board who are not subject to the evaluation will appoint a special committee of the Board among themselves solely for the purpose of conducting the required evaluation. This special committee will make the recommendation to the Board otherwise required of the Corporate Governance Committee.

        In addition, the Company's Corporate Governance Guidelines require that each non-employee director submit to the Board a letter of resignation upon completion of three (3) three-year terms as a member of the Board, and completion of each three-year term thereafter. The Board is free to accept or reject such letter of resignation. Because he will have completed four (4) three-year terms as of the Annual Meeting, Mr. Judson tendered a letter of resignation to the Board in February 2019, to be effective as of the date of the Annual Meeting, but indicated his willingness to continue to serve on the Board. After consultation, the Board rejected the resignation of Mr. Judson and requested that he stand for re-election to the Board at the Annual Meeting.

        At this time, the Corporate Governance Committee does not consider director candidates recommended by stockholders. The Corporate Governance Committee believes that it is in the best position to identify, review, evaluate and select qualified candidates for Board membership, based on the comprehensive criteria for Board membership approved by the Board.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

        The Company's Board has adopted a formal process by which stockholders may communicate with the Board or any of its directors. Stockholders who wish to communicate with the Board may do so by sending written communications addressed to the Lead Independent Director of Omnicell, Inc. at 590 E. Middlefield Road, Mountain View, California 94043. These communications will be reviewed by the Lead Independent Director, who will determine whether they should be presented to the Board. The purpose of this screening is to avoid having the Board consider irrelevant or inappropriate communications (such as advertisements, solicitations and hostile communications). The screening procedures have been approved by a majority of the independent members of the Board. All communications directed to the Audit Committee in accordance with the Company's "Open Door Policy for Reporting Complaints Regarding Accounting and Auditing Matters" (the "Omnicell Open Door Policy") that relate to questionable accounting or auditing matters involving the Company will be promptly and directly forwarded to the Audit Committee. The Omnicell Open Door Policy is available in the "Corporate Governance" section on the Company's corporate website at www.omnicell.com, under "Investor Relations."

CODE OF ETHICS

        Omnicell has adopted the Omnicell Code of Conduct, a code of ethics that applies to all officers, directors and employees of the Company. The Omnicell Code of Conduct is available in the "Corporate Governance" section on the Company's corporate website at www.omnicell.com, under "Investor Relations." If the Company makes any substantive amendments to its Code of Conduct or grants any waiver from a provision of the Code to any executive officer or director, it will promptly disclose the nature of the amendment or waiver on our website.

CORPORATE GOVERNANCE GUIDELINES

        The Board has reaffirmed the governance practices followed by the Company by readopting the Corporate Governance Guidelines to assure that the Board will have the necessary authority and practices in place to review and evaluate the Company's business operations as needed and to make decisions that are independent of the Company's management. The guidelines are also intended to align the interests of directors and management with those of the Company's stockholders. The Corporate Governance Guidelines set forth the practices the Board intends to follow with respect to board composition and selection, board meetings and involvement of senior management, CEO performance evaluation and succession planning, and board committees and compensation. The Corporate Governance Guidelines were adopted by the Board to, among other things, reflect changes to the Nasdaq listing standards and SEC rules adopted to implement provisions of the Sarbanes-Oxley Act of 2002. The Corporate Governance Guidelines, as well as the charters for each committee of the Board, are available in the "Corporate Governance" section on the Company's corporate website at www.omnicell.com, under "Investor Relations."

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        Our executive officers and directors are only permitted to enter into a material transaction or agreement with the Company with the prior consent of the Corporate Governance Committee of the Board. In approving or rejecting the proposed transaction or agreement, the Corporate Governance Committee considers the relevant facts and circumstances available, including, but not limited to the risks, the costs and the benefits to Omnicell, the terms of the transaction or agreement, the availability of other sources for comparable services or products, and, if applicable, the impact on a director's independence. The Corporate Governance Committee approves only those transactions or agreements that, in light of known circumstances, are in, or are not inconsistent with, Omnicell's best interests, as the Corporate Governance Committee determines in the good faith exercise of its discretion. The Corporate Governance Committee has adopted a written Related-Person Transaction Policy that can be found in the "Corporate Governance" section on Omnicell's corporate website at www.omnicell.com, under "Investor Relations."

        We have entered into indemnity agreements with our executive officers and directors which provide, among other things, that the Company will indemnify the officer or director, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines and settlements he or she may be required to pay in actions or proceedings which he or she is or may be made a party by reason of his or her position as a director, officer or other agent of Omnicell, and otherwise to the fullest extent permitted under Delaware law and our bylaws. Other than with respect to the entry into indemnity agreements and compensation related arrangements, there have been no transactions since January 1, 2018, and there are no currently proposed transactions, in which Omnicell was or is a participant and the amount involved exceeds $120,000, in which any related person had or will have a direct or indirect material interest.

        The Board noted that Mr. Moore, a member of the Board, served as the President and Chief Executive Officer of Resource Optimization & Innovation, LLC ("ROi"), the supply chain division of Mercy Health ("Mercy"), from July 2006 until April 2011, Senior Vice President, Operations, of Mercy from April 2011 until February 2016, and has served as President, Business Integration of Mercy since February 2016. Effective December 31, 2009, we entered into a group purchasing organization (GPO) agreement with ROi, whereby we agreed to provide products and services to ROi's members, including hospitals within Mercy. We recorded revenue from Mercy of approximately $1.8 million, $4.3 million and $1.6 million for the years ended December 31, 2016, 2017 and 2018, respectively. The Board determined that Mr. Moore did not derive any direct or indirect material benefit from the agreement with ROi and believes that the agreement is in Omnicell's best interest and on terms no less favorable than could be obtained from other third party group purchasing organizations.

DIRECTOR COMPENSATION

        We believe it is essential for our long-term success to attract highly talented candidates for our Board. Commensurate with this philosophy, the Board compensates its non-employee directors primarily with long-term equity-based compensation and also provides each with a cash fee on a quarterly basis. In late 2016, the Compensation Committee engaged Radford to assist in reviewing the compensation of our non-employee directors, including providing the Board with an updated report and benchmarking analysis of our non-employee director compensation relative to our peer companies. As part of its engagement, Radford provided the Compensation Committee with a report summarizing the benchmarking analysis (the "Radford Director Compensation Report").

        After review and discussion of the Radford Director Compensation Report, and upon recommendation by the Compensation Committee, the Board determined that the annual equity and cash compensation for Board and committee service was in line with the targeted 75th percentile and recommended no change to the then current director.

        After review and discussion on May 2, 2017, the Board approved, based on the recommendation of the Compensation Committee, continuing the then-current director compensation plan described below.

  •
  Each non-employee director is entitled to receive cash compensation in the amount of $22,500 per quarter at the time of and upon physical attendance, or attendance via electronic means, at each quarterly Board meeting and is eligible for reimbursement for expenses incurred in attending Board and committee meetings.

  •
  Each new non-employee director is entitled to receive a grant of non-qualified stock options valued at $150,000 as of the grant date, which will vest as to 1/3rd of the shares on each anniversary of the grant date.

  •
  Each non-employee director continuing his or her service on the Board following the annual meeting of stockholders is entitled to receive a restricted stock grant valued at $120,000 as of the grant date, which will vest in full on the date of the following annual meeting, so long as the recipient remains a director until such date.

  •
  Committee members and chairpersons, as well as the Lead Independent Director, are eligible for additional compensation for their service as follows:

Position	Annual Cash Fees(1) ($)	Meeting Fees ($)		Value of Annual Restricted Stock Grant(2) ($)	Total Value of Annual Compensation ($)
Audit Committee Chairperson	20,000	—		20,000	40,000
Audit Committee Member (non-Chair)	10,000	—		10,000	20,000
Compensation Committee Chairperson	20,000	—		20,000	40,000
Compensation Committee Member (non-Chair)	10,000	—		10,000	20,000
Corporate Governance Committee Chairperson	11,000	—		11,000	22,000
Corporate Governance Committee Member (non-Chair)	7,500	—		7,500	15,000
Mergers & Acquisitions Committee Member	—	1,250	(3)	—	—
Lead Independent Director	17,500	—		17,500	35,000

(1)
Annual cash fees are paid in four (4) equal installments at each quarterly Board meeting.

(2)
Represents grant date fair value of restricted stock granted to each non-employee director serving in such capacity (as a chairperson, committee member or Lead Independent Director, as applicable) at the time of the annual meeting of stockholders. Such grant will vest in full at the time of the following year's annual meeting of stockholders, so long as the director continues to serve in such capacity.

(3)
Represents the per-meeting cash compensation fee received by each member of the Mergers & Acquisitions Committee for each meeting duly convened and held that such member attends. Such compensation is paid quarterly in arrears at each quarterly Board meeting.

•
If a new non-employee director does not begin his or her initial term coincident with the occurrence of the annual meeting of stockholders, such director is entitled to receive his or her applicable restricted stock grants described above on an annualized pro-rata basis covering the time of his or her service up to the next annual meeting.

        The table below summarizes, for fiscal 2018, certain information with respect to the compensation of all non-employee directors of Omnicell. Mr. Lipps, our Chairman, President and CEO, did not receive compensation for serving on the Board. Mr. Seim joined the Board effective March 18, 2019, and therefore did not receive any compensation for serving on the Board during 2018. In addition, Bruce E. Scott has been nominated to stand for election to the Board at the Annual Meeting, and did not receive any compensation for serving on the Board during 2018.

 DIRECTOR COMPENSATION FOR FISCAL 2018

Director	Fees Earned or Paid in Cash(1) ($)	Stock Awards(2)(3) ($)	Option Awards(2)(4) ($)	All Other Compensation ($)	Total ($)
Joanne B. Bauer	101,250	129,967	—	—	231,217
James T. Judson	128,750	157,461	—	—	286,211
Vance B. Moore	100,000	129,967	—	—	229,967
Mark W. Parrish	97,500	127,451	—	—	224,951
Gary S. Petersmeyer	121,250	149,959	—	—	271,209
Bruce D. Smith	97,500	127,451	—	—	224,951
Sara J. White	111,000	140,965	—	—	251,965

(1)
Cash amounts included in the table above represent cash fees paid to each non-employee director during 2018 for his or her Board or committee service. Cash fees are paid on a quarterly basis at each quarterly Board meeting.

(2)
The dollar amounts in this column represent the grant date fair value of stock awards calculated in accordance with ASC Topic 718 and the assumptions outlined in Note 11 of Omnicell's consolidated financial statements included in its Annual Report on Form 10-K for the year ended December 31, 2018.

(3)
The aggregate number of shares subject to outstanding stock awards granted in 2018 for each of the directors listed in the table above was as follows: Ms. Bauer, 2,789; Mr. Judson, 3,379; Mr. Moore, 2,789; Mr. Parrish, 2,735; Mr. Petersmeyer, 3,218; Mr. Smith, 2,735; and Ms. White, 3,025.

(4)
No options were granted to the individuals in the table in 2018. The aggregate number of shares subject to outstanding stock options held by each of the directors listed in the table above as of December 31, 2018 was as follows: Ms. Bauer, 19,329; Mr. Judson, 0; Mr. Moore, 25,951; Mr. Parrish, 25,278; Mr. Petersmeyer, 0; Mr. Smith, 17,862; and Ms. White, 0.

EXECUTIVE OFFICERS

        The information required by Item 7 of Schedule 14A may be found under the heading "Executive Officers of the Registrant" in Part I, Item 1 of the Company's Annual Report on Form 10-K. Such information is incorporated herein by reference.

EXECUTIVE COMPENSATION

PROPOSAL NO. 2: ADVISORY VOTE ON EXECUTIVE COMPENSATION

        At each of our 2011 and 2017 Annual Meetings of Stockholders, our stockholders indicated their preference that we solicit a non-binding advisory vote on the compensation of our named executive officers, commonly referred to as a "say-on-pay vote," every year. Our Board has adopted a policy that is consistent with that preference. In accordance with that policy, this year, we are again asking our stockholders to approve, on an advisory basis, the compensation of our President and CEO, our Chief Financial Officer and our three other most highly compensated executive officers (the "Named Executive Officers" or "NEOs") as disclosed in this proxy statement. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the philosophy, policies and practices described in this proxy statement.

        For details on our executive compensation program, including our compensation philosophy and objectives and the fiscal 2018 compensation of our NEOs, we urge you to read the Compensation Discussion and Analysis, as well as the compensation tables and the related narrative disclosure contained on pages 27 to 57 of this proxy statement.

        As discussed in those disclosures, we believe that our compensation policies and decisions are appropriately designed to align the interests of our executive officers with those of our stockholders, to emphasize strong pay-for-performance principles and to enable us to attract and retain talented and experienced executives to lead the Company in a competitive environment.

        Applying these philosophies, the Compensation Committee of our Board has set specific compensation goals designed to help the Company achieve our short- and long-term business and performance goals. The Compensation Committee believes that our executive officers should have the potential to earn total cash compensation at approximately the 75th percentile of our peer group's total cash compensation if our executive officers accomplish specific performance goals that the Compensation Committee sets to help the Company achieve its performance goals. The Compensation Committee has used an objective of base salary compensation at the 50th percentile of our peer group as guidance in its decision-making.

        Highlights of our fiscal 2018 executive compensation program include:

  •
  Emphasis on at risk or variable pay:  A significant majority of our NEOs' compensation consists of (i) performance-based cash and equity awards which are earned or vest only upon the achievement of certain Company and individual performance metrics, (ii) stock options for which the value received (if any) is dependent on our stock price and (iii) restricted stock units for which the value received varies based on our stock price. Approximately 88% of our CEO's fiscal 2018 target pay was at risk, and approximately 82% of the average fiscal 2018 target pay of our other NEOs (excluding Mr. Seidelmann) was at risk or variable, in each case, based on Company and individual performance.

  •
  Pay-for-performance alignment:  The alignment of our CEO's total compensation with our stock price performance, earnings per share and annual product bookings reflects our emphasis on strong pay-for-performance principles.

  •
  Comparison to our peer group:  Base salaries of our NEOs in fiscal 2018 ranged from the 50th percentile to above the 75th percentile of our peer group. The total target cash compensation of our NEOs in fiscal 2018, assuming achievement of performance goals, ranged from the 50th to 75th percentile to above the 75th percentile of our peer group. The value of long-term equity incentive compensation awarded to our NEOs in fiscal 2018, calculated using Black-Scholes-Merton valuation methodology for stock option awards, ranged from the 50th to 75th percentile to above the 75th percentile of our peer group in fiscal 2018.

        In summary, the elements of our compensation package as well as the amount of compensation paid to our NEOs emphasize strong pay-for-performance principles and provide reasonable compensation to our NEOs.

        For these reasons, the Board is asking stockholders to support the compensation of our NEOs as described in this proxy statement by casting a non-binding advisory vote "FOR" the following resolution:

          "RESOLVED, that the Company's stockholders approve, on an advisory basis, the compensation of the Named Executive Officers, as disclosed in the Company's proxy statement for the 2019 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the 2018 Summary Compensation Table and the other related tables and disclosure."

        While the advisory vote we are asking you to cast is non-binding, the Compensation Committee and the Board value the views of our stockholders and will take into account the outcome of the vote when considering future compensation decisions for our named executive officers.

        Advisory approval of this proposal requires the vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
A VOTE "FOR" PROPOSAL NO. 2.

COMPENSATION DISCUSSION AND ANALYSIS

        This Compensation Discussion and Analysis provides information regarding compensation paid to our Named Executive Officers during fiscal 2018. These individuals are:

  •
  Randall A. Lipps, Chairman, President and Chief Executive Officer;

  •
  Peter J. Kuipers, Executive Vice President, Chief Financial Officer;

  •
  Robin G. Seim(1), former President, Global Automation and Medication Adherence;

  •
  Scott P. Seidelmann(2), Executive Vice President, Chief Commercial Officer; and

  •
  Nhat H. Ngo, Executive Vice President, Marketing, Strategy and Business Development.

        The compensation programs described in this Compensation Discussion and Analysis are available to all of Omnicell's executive officers.

(1)
As previously disclosed, Mr. Seim retired from his role as President, Global Automation and Medication Adherence, effective March 15, 2019.

(2)
Mr. Seidelmann joined the Company in April 2018.

Executive Summary

Fiscal 2018 Business Highlights

        We are a leading provider of medication and supply dispensing automation, central pharmacy automation, analytics software and medication adherence solutions. Our product offerings help enable healthcare providers improve patient safety, increase efficiency, lower costs, tighten regulatory compliance and address population health challenges.

        During fiscal 2018, we achieved the following:

  •
  We continued our cadence of innovation and introduced new products and solutions to the market including:

  o
  our XR2 Automated Central Pharmacy System, a robotic solution that we believe is a significant step towards fully automating central pharmacy operations in a variety of settings;

  o
  IVX Workflow, which operates on IVX Cloud, which we believe creates a significant technological advancement for sterile compounding workflow processes and helps enable pharmacies to safely and efficiently compound and prepare IV doses; and

  o
  our Patient Engagement Platform, which introduces new medication adherence capabilities and expands the reach of these solutions to payer networks;

  •
  We experienced good momentum on new products and received numerous contractual purchase commitments for multiple products in the Omnicell Platform;

  •
  Our product backlog was approximately $478 million for fiscal 2018, an increase of 39% from the prior year;

  •
  We reported record product bookings of approximately $716 million for fiscal 2018, an increase of 26% from the prior year; and

  •
  In December 2018, we announced our vision for the Autonomous Pharmacy. Our vision for the Autonomous Pharmacy integrates a comprehensive set of solutions across three key areas: Automation solutions designed to digitize and streamline workflows; Intelligence that provides actionable insights to better understand medication usage and improve pharmacy supply chain management; and Work-expert services that serve as an extension of pharmacy operations to support improved efficiency, regulatory compliance, and patient outcomes.

Fiscal 2018 Executive Compensation Highlights

        The Compensation Committee of our Board (the "Committee") took the following key actions with respect to the compensation of our NEOs for fiscal 2018:

  •
  Base Salaries – The annual base salaries of our NEOs (excluding Mr. Seidelmann) were increased in amounts ranging from 2.9% to 14.1% compared to prior year base salaries, tied to performance and role changes. Mr. Seidelmann's annual base salary was determined when he joined the Company in April 2018.

  •
  Performance-based cash bonuses – The NEOs' earned annual cash bonuses ranged from 82% to 95% of each NEO's total incentive target, not taking into account overachievement bonus payments. In addition, each of the NEOs earned overachievement bonuses equal to 50% of their respective total incentive targets as a result of the Company's publicly reported product bookings for fiscal 2018 exceeding certain overachievement metrics set by the Committee.

  •
  Long-term equity incentive compensation – The NEOs were granted long-term equity incentive awards in the following forms:

  o
  Time-based stock options, which vest over a four-year period, contingent on continued service;

  o
  Time-based restricted stock units ("RSUs"), which vest over a four-year period, contingent on continued service; and

  o
  Performance-based restricted stock units ("PSUs"); 100% of the shares subject to the PSUs granted in February 2018 became eligible for vesting in March 2019 when the Committee certified the percentile rank of our total stockholder return, with 25% of such shares vesting immediately and the remaining shares vesting over the subsequent three-year period, contingent on continued service.

    The Committee set ratios (based on grant date fair value) of approximately 50% PSUs and 50% stock options for our CEO and 30% PSUs, 30% RSUs and 40% stock options for our other NEOs (excluding Mr. Seidelmann), as compared to 50% PSUs, 15% RSUs and 35% stock options for all NEOs for fiscal 2017. Mr. Seidelmann's new hire equity grants were determined when he joined the Company in April 2018.

        In addition, for fiscal 2018, the Committee determined to discontinue the historical practice of granting additional long-term performance-based cash awards to our NEOs and instead increase the long-term equity incentive compensation component of our NEOs' pay mix in order to facilitate benchmarking comparisons to our peer group while maintaining the at risk or variable nature of a significant majority of our NEOs' target total compensation.

Our Executive Compensation Philosophy

        Our executive compensation program is designed to provide our executive officers incentives and rewards, while effectively balancing the short-term and long-term interests of our stockholders with our ability to attract and retain talented executives. The Committee has the primary responsibility for establishing our executive compensation philosophy and determining the specific components and levels of each executive's compensation. Our executive compensation program is based on four guiding principles, as set forth by the Committee. We have created a compensation program that combines short-term and long-term components, cash and equity and fixed and performance-based contingent payments, in the proportions we believe achieve these four guiding principles:

  •
  Enhance stockholder value by aligning the financial interests of our executive officers with those of our stockholders;

  •
  Enable us to attract, motivate and retain the people needed to define and create industry-leading products and services;

  •
  Integrate compensation closely with the achievement of our business and performance objectives; and

  •
  Reward individual performance that contributes to our short-term and long-term success.

        An important element of our compensation philosophy is to provide executives with compensation packages that are competitive with compensation packages for executives in comparable positions at technology companies of similar size and industry to us in order to attract, motivate and retain dynamic and innovative executives to lead our strategic initiatives. As such, the Committee utilizes and relies significantly on a benchmarking analysis when determining the size, components and mix of the executive officers' compensation elements. For additional information, see the section below entitled "Executive Compensation-Setting Process."

"Pay for Performance" Program Design

        To align our NEOs' interests with those of our stockholders and motivate and reward individual performance that contributes to our short-term and long-term success, a significant majority of our NEOs' target total compensation is at risk or variable based on Company and individual performance (including stock price performance). We consider annual cash bonuses and PSUs to be "at risk" because the value received (if any) is subject to the achievement of Company and individual performance goals. We also consider stock options to be "at risk" because the value received (if any) is dependent on our stock price. We consider RSUs to be "variable" because the value received varies based on our stock price. The charts below represent the mix of target pay for fiscal 2018 of our CEO and the average of our other NEOs (excluding Mr. Seidelmann). Mr. Seidelmann has been excluded from the chart because he was hired during fiscal 2018 and, as a result, his compensation is not representative of our annual executive compensation program in light of his one-time new hire equity grants. Target pay, as shown below, consists of each NEO's (i) annualized base salary at the rate effective July 1, 2018, (ii) target annual cash bonus as a percentage of annualized base salary at the rate effective July 1, 2018, excluding potential overachievement bonus payments and (iii) the grant date fair value of equity awards granted to such NEO during the year (as reported in the Summary Compensation Table). As reflected in the charts below, for fiscal 2018, approximately 88% of our CEO's target pay was at risk, and 82% of the average target pay of our other NEOs (excluding Mr. Seidelmann) was at risk or variable, in each case, based on Company and individual performance. We believe this target pay mix reflects the strong pay-for-performance design of our executive compensation program.

CEO Target Pay Mix	Other NEOs(1), Average Target Pay Mix

        In addition, the following charts compare our CEO's pay with (a) our indexed total stockholder return ("TSR") over the past five fiscal years and (b) our annual product bookings during the past five fiscal years. These charts demonstrate that our CEO's total compensation has generally aligned with our stock price performance and our annual product bookings, reflecting our emphasis on strong pay-for-performance principles.

 CEO Pay(1) vs. Indexed TSR(2)

(1)
"CEO Pay" is our CEO's total compensation for each fiscal year as reported in the "Total" column of the Summary Compensation Table.

(2)
"Indexed TSR" is the return associated with a hypothetical $100 investment in our common stock on December 31, 2013, including reinvestment of dividends, and is calculated based on the closing price of our common stock on the last trading day of the applicable fiscal year.

CEO Pay(1) vs. Annual Product Bookings(2)

(1)
"CEO Pay" is our CEO's total compensation for each fiscal year as reported in the "Total" column of the Summary Compensation Table.

(2)
"Annual Product Bookings" is the Company's annual product bookings for each fiscal year.

Elements of Our Executive Compensation Program

        The table below describes the principal elements of our executive compensation program, including the primary objectives of each element, any associated performance measures, and whether each element is categorized as "fixed," "at risk" or "variable" based on Company or individual performance (including stock price performance). See the section below entitled "Elements of Compensation and 2018 Determinations" for additional information regarding these compensation elements.

Compensation Element		Type	Primary Objective(s)	Performance Measures

Annual Base Salary		"Fixed"	Provide base amount of market competitive pay and predictable level of financial stability	Not applicable

Annual Cash Performance-Based Bonus			Incentivize and reward the achievement (and over-achievement) of short-term corporate and individual goals	• Corporate Threshold Targets: Profit Target (quarterly and annual); Bookings Threshold (annual)
• Individual Targets (quarterly)

	Stock Options	"At Risk"	Incentivize and retain executives; align the interests of stockholders and executives by linking realized value to stock price performance	Stock price appreciation

Long-Term Equity Incentive Awards	PSUs		Incentivize and retain executives; align the interests of stockholders and executives; motivate and reward achievement of long-term corporate financial goals (no payout if performance measure is not met)	Total stockholder return over a one-year period as measured against the NASDAQ Healthcare Index

	RSUs	"Variable"	Incentivize and retain executives; align the interests of stockholders and executives by linking realized value to stock price performance	Stock price appreciation

Executive Compensation Practices

        We have employed a number of practices designed to reinforce our pay-for-performance executive compensation philosophy:

WHAT WE DO	WHAT WE DON'T DO

✓

Significant majority of NEO compensation is at risk or variable based on Company and individual performance (including performance-based cash and equity awards)

✓

Multiple performance metrics and multi-year vesting periods

✓

Meaningful stock ownership guidelines for all executive officers and non-employee directors

✓

Perquisites provided to our executives are limited

✓

Annual advisory vote for shareholders to approve named executive officer compensation

✓

Maintain a fully (100%) independent Compensation Committee

✓

Retain independent compensation consultant to advise the Compensation Committee

✓

Annual executive compensation review (including review of compensation peer group and compensation-related risk assessment)

✗

No guaranteed bonuses or base salary increases

✗

No employment contracts that guarantee continued employment of our executive officers

✗

No "single trigger" change of control arrangements

✗

No tax gross-ups of executive perquisite allowances or severance or change of control payments or benefits

✗

No repricing, cash-out or exchange of "underwater" stock options

✗

No special health, welfare or retirement plans for executive officers

✗

No short sales of our common stock or purchases of derivatives

✗

No dividend payments on unearned equity awards

"Say on Pay" Vote

        In May 2018, we held a stockholder advisory vote on the compensation of our NEOs. Our stockholders approved, on an advisory basis, the compensation of our NEOs, with approximately 99% of stockholder votes cast in favor of our "Say on Pay" resolution. In evaluating our compensation practices during fiscal 2018 and in early 2019, we were mindful of the support our stockholders expressed for our philosophy of linking compensation to our operating and organizational objectives and the enhancement of stockholder value. As a result, the Committee retains our general approach to executive compensation, and continued to apply the same general principles and philosophy as in the prior fiscal year in determining executive compensation. The Committee will continue to consider stockholder concerns and feedback in the future.

Executive Compensation-Setting Process

Role of the Compensation Committee

        Our Board has delegated to the Committee the responsibility for developing our compensation philosophy, establishing our executive compensation program and overseeing equity awards under our equity incentive plans. On an annual basis, the Committee approves the individual compensation packages for each of our executive officers. For additional information regarding the responsibilities of the Committee and its role in setting our 2018 executive compensation, please refer to the section above entitled "Board and Corporate Governance Matters—Information Regarding Committees of the Board of Directors—Compensation Committee."

Role of Management

        Although the Committee maintains ultimate authority over our executive officers' compensation, the Committee considers the input and evaluations of our President and CEO, Randall A. Lipps, as it relates to executive officers other than Mr. Lipps. In conjunction with the Committee's annual review, Mr. Lipps develops cash and equity compensation proposals for each executive (other than himself) to present to the Committee for discussion and approval. Mr. Lipps does not participate in the final determination of his own compensation. In addition, from time to time, various members of management and other employees may be invited by the Committee to make presentations, provide financial or other background information or advice or otherwise participate in Committee meetings.

Role of Compensation Consultants

        The Committee engaged the services of Radford in late 2017 and again in late 2018 to serve as an independent advisor to the Committee to assist in reviewing the compensation of the Company's executive officers. At the request of the Committee, Radford identified companies for competitive analysis and benchmarking, as discussed in the section below entitled "Benchmarking." In addition, at the Committee's request, Radford conducted individual interviews with members of the Committee and senior management to learn more about the Company's business operations and strategy, key performance metrics and strategic goals, as well as the labor market in which the Company competes. Radford ultimately developed recommendations regarding 2018 executive compensation levels and types of compensation elements that were presented to the Committee for its consideration. Following an active dialogue with Radford and suggesting modifications, the Committee approved the modified recommendations.

        In addition, in the second half of 2017, and prior to reviewing and setting executive compensation levels for 2018, with the knowledge and consent of the Committee, management engaged both Radford and Korn Ferry Hay Group, Inc. to conduct separate analyses of the complexities of Omnicell's "hybrid" executive officer roles, benchmark such positions within Omnicell's relevant peer groups and evaluate market competitive of compensation levels for these executive roles.

        For additional information regarding the engagement of these compensation consultants and their role in setting our 2018 executive compensation, please refer to the section above entitled "Board and Corporate Governance Matters—Information Regarding Committees of the Board of Directors—Compensation Committee—Compensation Committee Processes and Procedures".

Benchmarking

        As part of its engagements, Radford worked closely with the Committee to identify comparable peer companies, provided the Committee with reports summarizing a comparison of the total compensation of our executive officers with such peer companies and provided an assessment of the specific elements of our executive compensation components in relation to the peer companies. The Committee believes benchmarking of executive compensation is crucial to maintaining compensation levels competitive with other leading technology companies with which we compete for personnel. Additionally, benchmarking provides guideposts, which the Committee uses to determine the size, mix and components of executive compensation.

        Historically it has been and continues to be challenging to find appropriately-sized industry competitors for comparison. Therefore, the Committee and its compensation consultants have developed a group of comparable publicly-traded companies based on the following selection criteria that we believe provides a meaningful cross-section from which to benchmark executive compensation:

  •
  Companies with similar revenue size to ours (i.e., approximately 0.5 times to 2.5 times our then-current trailing twelve-month revenue);

  •
  Companies with a similar market capitalization as ours (i.e., approximately 0.3 times to 3.0 times our 30-day average market capitalization as of a recent date);

  •
  Industry similarity, to the extent possible (with a primary focus on three industry subcategories that are representative of portions of our business: the healthcare information management software industry, the medical equipment and supplies industry, and the supply chain management and logistics software and manufacturing industry; software companies are also considered and included where appropriate); and

  •
  Companies, to the extent reasonable, with which Omnicell believes it may compete for personnel.

        For all decisions relating to the 2018 compensation of our NEOs (other than Mr. Seidelmann), including the long-term equity compensation awards made in February 2018, the Committee utilized a report prepared by Radford in late 2017 (the "Radford Report"). To the extent that there are statements relating to percentiles included in this Compensation Discussion and Analysis, they are intended to reference performance against peer companies as identified in the Radford Report. Mr. Seidelmann was hired in April 2018 and his compensation levels, including his new hire equity grants, were determined when he joined the Company. In setting Mr. Seidelmann's compensation levels, the Committee considered market data gathered by Radford based on companies in our 2018 peer group as identified in the Radford Report, as well as other factors discussed below in the section entitled "Elements of Compensation and 2018 Determinations."

        The companies identified for benchmark comparison in the Radford Report and selected by the Committee as our 2018 peer group were as follows:

2018 Peer Group
• Allscripts Healthcare Solutions, Inc.	• ICU Medical, Inc.	• NuVasive, Inc.
• Analogic Corporation	• Inovalon Holdings, Inc.	• NxStage Medical, Inc.
• AngioDynamics, Inc.	• Manhattan Associates, Inc.	• Quality Systems Inc.
• Athenahealth, Inc.	• Masimo Corp.	• Silver Spring Networks, Inc.
• Blackbaud Inc.	• Medidata Solutions Inc.	• Synchronoss Technologies, Inc.
• Commvault Systems, Inc.	• Natus Medical Incorporated	• Tableau Software, Inc.
• Genomic Health, Inc.

        The Committee and its compensation consultants strive to maintain a consistent peer group year over year for comparability of competitive analysis. However, on a yearly basis the peer group is reviewed and refined to take into consideration comparability of peer companies' financial performance relative to Omnicell, as well as the acquisition of or any fundamental changes in the peer companies' operating businesses. As part of this review process, the Committee made one change to the 2017 peer group in determining the 2018 peer group, which was the addition of Commvault Systems, Inc. This company was added to the peer group because it is a software company that serves similar industries including healthcare, pharmaceutical and medical, and its revenues and market capitalization fell within the selection criteria ranges.

        As of the time the Committee approved the 2018 peer group, our revenue registered at the 62nd percentile of the companies in the peer group and our market capitalization registered at the 41st percentile of the companies in the peer group. We believe these percentile ranks support the reasonableness of our 2018 peer group.

Elements of Compensation and 2018 Determinations

        Our executive compensation program consists of three principal components: a base salary, a performance-based cash bonus plan (together with base salary, the "total cash compensation"), and long-term equity incentive compensation. The long-term equity incentive compensation is further divided into two components: stock options and RSUs that vest over time if the executive remains employed with the Company; and PSUs that initially vest only upon the achievement of certain Company performance metrics, and thereafter vest over time if the executive remains employed with the Company. We also provide our executive officers with certain other benefits including severance and change-of-control benefits and the ability to participate in our 401(k) plan and other employee benefit plans with all other eligible employees. The philosophy underlying each of the components of compensation and the specific factors weighing on the compensation determinations for 2018 are discussed in each section below.

Cash Compensation

        Overview.    The cash component of our executive compensation program serves a two-fold purpose. Base salaries are intended to provide financial stability, predictability and security of compensation for our executive officers for fulfilling their core job responsibilities, while the performance-based cash bonus plan is intended to incentivize and reward the achievement of predetermined corporate and individual short-term objectives. The Committee's objective has been and continues to be for each executive officer to be able to achieve approximately the 75th percentile for comparable positions identified in the Radford Report in total cash compensation, assuming achievement of each of his or her performance objectives, resulting in payment in full of the executive's total performance-based cash bonus, and for base salary compensation at the 50th percentile for comparable positions identified in the Radford Report as guidance in its decision-making. In determining the level of base salary and the potential maximum performance-based bonus for each executive officer, the Committee analyzes the comparable total cash compensation metric identified in the Radford Report for each executive and sets the executive's total targeted cash compensation with the goal of achieving the objective percentile for each executive or moving each executive toward the objective percentile in a responsible and measured manner if the executive's current compensation is significantly different than the objective. The Committee also considers management's financial forecasts for the upcoming fiscal year and works to establish an aggregate compensation scheme that fits within the Company's budgetary model.

        To determine the level of each component of an executive's total cash compensation targets, the Committee first uses the prior year's base salary as the starting point, and then looks to the applicable base salary metric in the Radford Report to ascertain the percentile that the prior year's salary represents. The Committee then sets an appropriate base salary for each executive officer based on a benchmarking analysis of competitive pay practices for comparable positions identified in the Radford Report and certain other factors, including an executive's historical base salary, individual performance and duties and responsibilities and position in the Company, with a view towards targeting base salary compensation at the 50th percentile as compared to the peer group. The Committee determined the base salary for Mr. Seidelmann, who joined the Company in April 2018, in connection with a recruitment and hiring process, taking into consideration various factors including market data gathered by Radford for comparable positions based on our 2018 peer group, the scope of Mr. Seidelmann's role, his qualifications and prior experience, other input provided by Radford and the recommendation of our CEO.

        Once an appropriate base salary determination is made, the Committee then determines each executive's performance-based bonus target (as a percentage of his or her base salary), taking into consideration a benchmarking analysis of competitive pay practices for comparable positions identified in the Radford Report, with a view towards maintaining consistent bonus percentages among the Company's executive officers and targeting total cash compensation to the 75th percentile for each executive officer as compared to the peer group.

        2018 Base Salary and Total Cash Compensation Determination.    In determining total cash compensation for 2018, the Committee used its objective of base salary compensation at the

50th percentile as guidance, and targeting total cash compensation to the 75th percentile, including performance-based cash compensation elements, in each case as compared to the peer group.

        The following table sets forth, for each NEO, base salary and the targeted total cash compensation in 2018, the corresponding percentile that the total cash compensation represents in comparison to peer companies identified in the Radford Report, and the percentage increase the 2018 targeted total cash compensation represents from the 2017 targeted total cash compensation:

Named Executive Officer	2018 Base Salary ($)	2018 Base Salary Percentile to Peer Group	2018 Targeted Total Cash Compensation(1) ($)	2018 Targeted Total Cash Percentile to Peer Group	2017 Targeted Total Cash Compensation ($)(2)	2017 Targeted Total Cash Percentile to Peer Group	Percentage Increase from 2017 Targeted Total Cash(3)
Randall A. Lipps	700,000	50th - 75th	1,575,000	>75th	1,530,000	>75th	2.9%
Peter J. Kuipers(4)	425,000	50th - 75th	807,500	>75th	741,000	50th - 75th	9.0%
Robin G. Seim	445,000	50th - 75th	845,500	50th - 75th	741,000	>75th	14.1%
Scott P. Seidelmann(5)	400,000	50th	760,000	50th - 75th	N/A	N/A	N/A
Nhat H. Ngo	365,000	>75th	693,500	>75th	617,500	>75th	12.3%

(1)
2018 targeted total cash compensation refers to an executive officer's annualized salary and incentive target at the rate effective July 1, 2018, assuming achievement of 100% of an executive officer's Individual Targets (as defined below) and the achievement of the Corporate Threshold Targets (as defined below).

(2)
2017 targeted total cash compensation refers to an executive officer's annualized salary and incentive target at the rate effective July 1, 2017, assuming achievement of 100% of an executive officer's Individual Targets (as defined below) and the achievement of the Corporate Threshold Targets (as defined below).

(3)
In June 2018, the Committee determined targeted total cash increases for 2018 for the NEOs (other than Mr. Seidelmann) based on the benchmarking study performed by Radford in the fall of 2017. The Committee determined not to change Mr. Seidelmann's annualized salary and incentive target then in effect which had been determined by the Committee prior to his joining the Company in April 2018 based on factors including benchmarking data gathered by Radford using our 2018 peer group.

(4)
Mr. Kuipers' performance-based bonus target was increased from 70% to 90% effective June 26, 2017 in order to align his performance-based bonus target with those of the Company's other executive vice presidents. Mr. Kuipers' 2017 targeted total cash compensation is calculated assuming a 90% performance-based target was in effect for the full year of 2017.

(5)
Mr. Seidelmann joined the Company in April 2018 and was not eligible for a bonus under the 2010 Bonus Plan (as defined below) for the first quarter of 2018. However, for comparative purposes, Mr. Seidelmann's 2018 targeted total cash compensation is calculated assuming he was eligible for bonuses under the 2010 Bonus Plan for the full year of 2018.

        Performance-Based Bonus.    The second component of cash compensation for our executive officers is a quarterly performance-based bonus, which is intended to be a substantial component of our executives' cash compensation. The Committee determines each executive officer's performance-based bonus target (as a percentage of his or her base salary), taking into consideration a benchmarking analysis of competitive pay practices for comparable positions identified in the Radford Report, with a view towards maintaining consistent bonus percentages amongst the Company's executive officers and targeting total cash compensation to the 75th percentile for each executive officer as compared to the peer group. The percentages for 2018 remained the same as those determined by the Committee for 2017.

        The Committee continued to use the bonus plan established in March 2010 (the "2010 Bonus Plan") to determine the performance-based bonuses for 2018. Under the 2010 Bonus Plan, the Company maintained its quarterly threshold target provision, under which the Company had to meet a certain threshold strategic financial performance criterion set by the Committee for an executive to earn any cash bonus (the "Corporate Threshold Target") for a particular quarter. Upon successful achievement of the Corporate Threshold Targets in a given quarter, the executive was then eligible to receive his individual bonus amounts, derived as a percentage of his or her quarterly salary, based on such executive's achievement of his or her individual objectives ("Individual Targets"). For the fourth quarter of 2018, the Committee did not establish Individual Targets for the NEOs and instead the executives were subject to the Annual Profit Threshold Target and the Bookings Threshold, each as described below. If the Corporate Threshold Targets and, with respect to the first, second and third quarters of 2018, all of a participant's Individual Targets were achieved, the executive would receive

100% of his or her eligible cash bonus amount (the "Incentive Target"). In addition, the 2010 Bonus Plan allows the Committee to set additional threshold or overachievement bonus payment criteria to reward executives for particularly high company performance or for the achievement of specified financial target(s) that are of strategic importance to the Company (the "Strategic Goals").

        2018 Performance Metrics.    For the first, second and third quarters of 2018, the Committee set one Corporate Threshold Target that consisted of one performance criterion based on the Company achieving a quarterly profit amount. This was set at the minimum profit required to meet the cash equivalent of that quarter's desired earnings per share target (the "Profit Target"). The Profit Target for the second and third quarters of 2018 represented the year-to-date target through the end of the second and third quarters of 2018, respectively. For the fourth quarter of 2018, the Committee set one Corporate Threshold Target consisting of a year-end profit amount determined by the Committee (the "Annual Profit Threshold Target") for all of our NEOs. The Committee also established a fourth quarter 2018 discretionary Strategic Goal applicable to all NEOs, which required that the Company meet a minimum annual bookings threshold determined by the Committee (the "Bookings Threshold").

        The Committee determined that if (i) the Annual Profit Threshold Target was not met, or (ii) the Bookings Threshold was not achieved, it would have the effect of eliminating the NEOs' actual performance-based bonuses in the fourth quarter of 2018.

        The Committee also determined that, even if the Annual Profit Threshold was not met, an overachievement bonus would be payable to each NEO if the Company's publicly reported annual bookings number exceeded certain overachievement metrics set by the Committee (the "Bookings Overachievement Targets"). The overachievement potential payment would be based on the percentage of overachievement and would apply that percentage to the amount of such individual targeted bonus for the full year of 2018, as more specifically set forth in the table below. Specifically, in the fourth quarter of 2018, the Committee determined the Bookings Threshold would be met if the Company publicly reported that the bookings amount was at least $625,000,000 and the Bookings Overachievement Target would be met if such publicly reported bookings amount was $645,000,000 or greater.

Bookings Threshold Target	Annual Bookings Amount ($)	Bookings Overachievement Percentage(1)
1st Bookings Overachievement Target	645,000,000	Additional 10% of Incentive Target
2nd Bookings Overachievement Target	655,000,000	Additional 20% of Incentive Target
3rd Bookings Overachievement Target	661,000,000	Additional 30% of Incentive Target
4th Bookings Overachievement Target	670,000,000	Additional 40% of Incentive Target
5th Bookings Overachievement Target	675,000,000	Additional 50% of Incentive Target

(1)
The Bookings Overachievement Percentage is prorated where the annual reported bookings exceeds $645,000,000, but falls between two of the other bookings threshold targets. No overachievement payments shall be made in excess of 50% of any NEO's Incentive Target. The annual target variable pay used to calculate the bookings overachievement bonus was the annual target variable pay in effect for each NEO on December 31, 2018.

        Long-term Cash Incentive.    For fiscal 2018, the Committee determined to discontinue the historical practice of granting additional long-term performance-based cash awards to our NEOs and instead increase the long-term equity incentive compensation component of our NEOs' pay mix in order to facilitate benchmarking comparisons to our peer group while maintaining the at risk or variable nature of a significant majority of our NEOs' target total compensation.

2018 Targets and Bonus Determination

        Corporate Threshold Targets.    The Committee established the Corporate Threshold Targets on a quarterly basis, and such targets were intended to incent the executive officers to achieve results that were consistent with the Company's board-approved financial plan. The actual amount of each target was set by the Committee based on a combination of the input of management, historical quarterly results, the Company's desired growth, financial forecasts and analyst expectations. The following table sets forth the quarterly Corporate Threshold Targets applicable to the NEOs for 2018:

Corporate Threshold Targets	YTD Quarter 1	YTD Quarter 2	YTD Quarter 3	YTD Quarter 4
Quarterly Profit Target(1)	$14,037,000	$35,356,000	$63,831,000	—
Annual Profit Threshold Target(1)	—	—	—	$98,862,000
Bookings Threshold	—	—	—	$625,000,000

(1)
The Profit Target and the Annual Profit Threshold Target represented the minimum profit required to meet the cash equivalent of that quarter's desired earnings per share target based on non-GAAP net income excluding share-based compensation expenses pursuant to Accounting Standards Codification ("ASC") Topic 718 "Stock Compensation" ("ASC Topic 718"), amortization of intangible assets as determined pursuant to ASC 805 "Business Combinations" and other items that the Committee determined were unusual, non-recurring or not reflective of normal operations. The Profit Target for the second, third and fourth quarters of 2018 represented the year-to-date target through the end of the second, third and fourth quarters of 2018, respectively.

        The Committee determined that the actual profit achieved by the Company for each of the first, second and third quarters of 2018 met or exceeded the applicable Profit Target set by the Committee in the respective quarters. For the fourth quarter of 2018, the Committee determined that the actual profit achieved by the Company for 2018 met or exceeded the Annual Profit Threshold, and that the Bookings Threshold for 2018 had been met. The Committee further determined that the Company exceeded the 5th Bookings Overachievement Target in the fourth quarter of 2018, and therefore the NEOs would receive an additional bonus equal to 50% of their respective Incentive Targets.

        The Committee determined achievement of the Profit Target and Annual Profit Threshold Target against non-GAAP net income, which excludes share-based compensation expenses pursuant to ASC Topic 718, amortization of intangible assets determined pursuant to ASC 805 and other items that the Committee determined were unusual, non-recurring and not reflective of normal operations. The Company's quarterly unaudited financial statements for each quarter of 2018 were the basis for measuring the level of earnings per share to determine the achievement of the Profit Target. The Company's year-end financial statements for 2018 were the basis for measuring the level of profit required to meet the cash equivalent of the Company's desired earnings per share target to determine the achievement of the Annual Profit Threshold Target.

        The Committee continues to feel that the "threshold performance gate" structure better emphasizes its desire to motivate individual performance, while retaining the Company's financial performance as paramount and the primary focus of each executive's efforts.

        Individual Targets.    For the first, second and third quarters of 2018, the Committee established Individual Targets for each NEO and determined achievement of such targets. The Individual Targets are designed to encourage progress in, and create a strong incentive for, the executive to excel in areas that are primarily within their control, while emphasizing the importance of our success by requiring achievement of the Corporate Threshold Targets before bonus eligibility. For the fourth quarter of 2018, the Committee did not establish Individual Targets for the NEOs and instead the executives were subject to the Annual Profit Threshold Target and the Bookings Threshold.

        In 2018, the quarterly Individual Targets for our NEOs, other than Mr. Lipps, included objectives in the following areas:

  •
  Sales Objectives—bookings and other internal financial measurements;

  •
  Operating Objectives—integration initiatives, governance and compliance enhancements, quarterly spending at or below departmental budget, completion of objectives by those directly reporting to the officer, improvement of internal departmental processes and talent development; and

  •
  Strategic Objectives—development of short and long-term business objectives, domestic sales and marketing initiatives, evaluation of possible acquisition targets, integration planning, strategic relationships, international planning and product development objectives.

        Each NEO, other than Mr. Lipps, generally has, on a quarterly basis approximately five Individual Targets, relating to a variety of objectives, which are approved by the Committee. Each Individual Target is given a percentage weighting such that achievement of all Individual Targets corresponds to 100% achievement of the Incentive Target. As originally set, for executives other than Mr. Lipps, each Individual Target is generally weighted between 10% and 30% of that quarter's total Incentive Target.

        With respect to Mr. Lipps, 75% of his potential bonus in each quarter of 2018 was conditioned on his direct reports' achievement of each of their Individual Targets. The Committee structured Mr. Lipps' performance bonus in this manner so as to place a significant emphasis on effectively managing and leading the executive team, while maintaining the importance of the Company's financial success as the threshold performance gate. The remaining portion of Mr. Lipps' Individual Targets included operating and/or strategic objectives in the same areas as those set for other NEOs.

        The following table sets forth the percentages of the Individual Targets achieved in each quarter of 2018, as well as the actual cash bonus earned by each NEO based on achievement of the Individual Targets in each quarter of 2018:

	Percentage of Individual Targets Achieved				Cash Bonus for Achievement of Individual Targets(1)
Named Executive Officer	First Quarter (%)	Second Quarter (%)	Third Quarter (%)	Fourth Quarter(2) (%)	First Quarter ($)	Second Quarter ($)	Third Quarter ($)	Fourth Quarter(2) ($)
Randall A. Lipps	77	88	99	—	151,038	201,385	199,904	235,577
Peter J. Kuipers	75	100	100	—	60,750	94,500	88,269	102,981
Robin G. Seim	70	65	90	—	56,700	61,425	83,181	107,827
Scott P. Seidelmann(3)	—	60	100	—	—	49,846	83,077	96,923
Nhat H. Ngo	75	100	100	—	50,625	78,750	75,808	88,442

(1)
The table reflects cash bonuses earned, but not paid, in each quarter of 2018. Cash bonuses under the 2010 Bonus Plan are typically paid in the quarter following the quarter in which the bonus is earned.

(2)
For the fourth quarter of 2018, the Committee did not establish Individual Targets for the NEOs and instead the executives were subject to the Annual Profit Threshold Target and the Bookings Threshold, each of which was met or exceeded.

(3)
Mr. Seidelmann joined the Company in April 2018 and therefore did not participate in the 2010 Bonus Plan for the first quarter of 2018.

        Bookings Overachievement.    The Committee determined that the 5th Bookings Overachievement Threshold had been achieved based on the Company's approximately $716,000,000 in annual product bookings for 2018, and therefore the NEOs were entitled to receive overachievement bonuses equal to

50% of their respective Incentive Targets. The following table sets forth the actual fourth quarter 2018 bonus amounts for each NEO associated with the Bookings Overachievement Target:

Named Executive Officer	Actual Bookings Overachievement Bonus (Fourth Quarter) ($)
Randall A. Lipps	431,250
Peter J. Kuipers	183,375
Robin G. Seim	187,875
Scott P. Seidelmann	131,539
Nhat H. Ngo	155,250

        Total Cash Bonuses Earned.    The following table sets forth, for each NEO, the Incentive Target, earned incentive bonuses, the percentage of total Incentive Target earned and the total cash bonus earned (including Bookings Overachievement) for 2018:

Named Executive Officer	2018 Incentive Target(1) ($)	Total Cash Bonus Earned for Achievement of Individual Targets(2) ($)	% of Total 2018 Incentive Target Earned(2) (%)	Total Cash Bonus Earned(3) ($)
Randall A. Lipps	862,500	787,904	91	1,219,154
Peter J. Kuipers	366,750	346,500	94	529,875
Robin G. Seim	375,750	309,133	82	497,008
Scott P. Seidelmann(4)	270,000	229,846	85	361,385
Nhat H. Ngo	310,500	293,625	95	448,875

(1)
The portions of the 2018 Incentive Targets for the first and second quarters of 2018 are based on the NEOs' salaries for 2017, except for Mr. Seidelmann who joined the Company in April 2018.

(2)
The total cash bonus earned for achievement of Individual Targets, and percentage of total 2018 Incentive Target earned, do not take into account any amounts earned due to the Bookings Overachievement.

(3)
The total cash bonus earned includes the cash bonus earned from achievement of Individual Targets and the Bookings Overachievement.

(4)
Mr. Seidelmann joined the Company in April 2018 and therefore did not participate in the 2010 Bonus Plan for the first quarter of 2018.

Equity Compensation

        Overview.    Long-term equity-based compensation is intended to incentivize and retain our executive officers through the tying of our long-term financial performance to the executive officer's financial success using a mix of both time-based vesting and performance-based vesting. We believe that the combination of both time-based vesting and performance-based vesting, with shared financial success are long-term incentives that motivate our executive officers to grow revenues and earnings, enhance stockholder value and align the interests of our stockholders and executives over the long-term. Equity-based compensation is awarded in two components: stock options and RSUs that vest over time if the executive remains employed with the Company; and PSUs that initially vest only upon the achievement of certain Company performance metrics, and thereafter vest over time if the executive remains employed with the Company.

        Upon commencement of employment, executives have historically been awarded initial equity grants carrying a service-based vesting condition, with 25% of the shares generally vesting one year from the vesting commencement date and the remaining shares vesting in equal monthly installments over the following 36 months. On an annual basis, the Committee makes an assessment as to the size and type of additional equity awards, if any, to be given to each executive officer. Stock options are intended to provide the most substantial incentive to our executive officers to improve Company performance and to positively affect stock value, while RSUs provide a reduction to earnings dilution and an element of long-term incentive that has greater retention value in a flat or down market. Annual awards generally vest over four years as follows: (i) 25% of the shares vesting on the anniversary of the vesting commencement date and the remainder on a monthly basis over the following 36 months thereafter in the case of stock options, (ii) semi-annually over four years in the case of service-based RSUs and (iii) 25% immediately on the date that the Committee formally certifies the Company's performance, with the remaining eligible award vesting in equal increments semi-annually over the subsequent three-year period in the case of PSUs. The size of the initial grant and the annual grants are determined by the Committee based upon factors including:

  •
  competitive equity compensation practices for comparable positions identified in the Radford Report;

  •
  the executive's level of responsibility and duties;

  •
  comparison to grant levels of other executive officers;

  •
  individual executive officer performance;

  •
  corporate performance;

  •
  the executive's prior experience, experience within his or her specific job and breadth of knowledge; and

  •
  corporate objectives for share-based compensation charges and earnings dilution.

        On an annual basis, management and the Committee establish a maximum aggregate share-based compensation expense for the executive awards, taking into consideration anticipated share-based compensation expenses for equity grants to other employees. The Committee balances this percentile objective with its commitment to stay within management's share-based expense objective in finalizing the aggregate and individual awards. In determining equity compensation for the executive officers, the Committee reviews the equity compensation grants over a three-year period against a three-year rolling benchmark identified in the Radford Report with an objective of making awards up to the 75th percentile (on a value basis) over the three-year period. Beyond reviewing the three-year award totals, the Committee does not take into consideration an executive's aggregate equity holdings or equity carrying value in determining yearly long-term equity incentive awards.

        In addition to the factors discussed above, with respect to the size of the awards on a year-over-year basis, the Committee also takes into consideration the following factors when determining the size and mix of the equity grants:

  •
  the combined size of the awards over a three-year period;

  •
  the effect of the awards on dilution;

  •
  our total equity compensation costs relative to total expenses; and

  •
  competitive equity compensation practices for comparable positions identified in the Radford Report.

        Director and Executive Officer Stock Ownership Guidelines.    Effective August 5, 2015, we adopted Stock Ownership Guidelines for all Board members and executive officers (designated as such for purposes of Section 16 of the Securities Exchange Act of 1934, as amended). Pursuant to the guidelines, each Board member and executive officer should beneficially own not less than the following amount of our common stock (as a multiple of their respective compensation):

Board Members	3 times annual cash retainer
Chief Executive Officer	3 times annual base salary
Other Section 16 Officers	1 times annual base salary

        Individuals who are subject to these guidelines at the time of their adoption have five years from the date of their respective appointments (or from the date of adoption of the guidelines, whichever is later) to attain the ownership levels. If an individual becomes subject to a greater ownership amount, due to a promotion or an increase in base salary, the individual is expected to meet such higher ownership amount within the later of the original period or three years from the effective date of the promotion or base salary change.

        2018 Equity Awards.    In February 2018, the Committee approved executive equity grants with approximately 50% of the grants (based on grant date fair value) subject to performance-based vesting and 50% subject to time-based vesting in the case of our CEO and with approximately 30% subject to performance-based vesting and 70% subject to time-based vesting for our other NEOs (excluding Mr. Seidelmann). As in past years when setting the level of grants, the Committee took into consideration, to the extent applicable, corporate performance and individual contributions in 2017. The Committee set ratios of approximately 50% PSUs and 50% stock options for our CEO and 30% PSUs, 30% RSUs and 40% stock options for our other NEOs (excluding Mr. Seidelmann), as compared to 50% PSUs, 15% RSUs and 35% stock options for all NEOs for fiscal 2017. The ratio of time-based and performance-based vesting and the ratio of RSUs to stock options (for time-based vesting awards) was set based on the potential equity compensation expense and the targeted award size, the retention and incentive aspects of each type of award, as well as an analysis of competitive market trends amongst our peer group.

        The Committee determines the actual number of stock options, RSUs and PSUs granted to our executive officers based on the ratios above and the value of the award components as prescribed by ASC Topic 718. The Black-Scholes-Merton value for one option share on February 6, 2018, the date of grant, was approximately $14.17, the closing price of our common stock was $44.25 on the date of grant, and the discounted value for one PSU share on the date of grant using Monte Carlo methodology was $38.03. Based on the framework described above, where the Committee recommends granting $1,000,000 in base grant equity value to an executive (other than our CEO), the executive would be granted approximately 29,230 option shares (or ($1,000,000 times 40%) divided by $14.17), approximately 6,780 RSUs (or ($1,000,000 times 30%) divided by $44.25) and approximately 7,890 PSUs (or ($1,000,000 times 30%) divided by $38.03). This is reflected in the table below setting forth our 2018 equity award grants.

        The Committee reviewed, assessed and took into consideration competitive equity compensation practices for comparable positions identified in the Radford Report. This input, and the Committee's desire to maintain equity compensation expense within the management's established objective, resulted in the Committee setting a benchmark percentile for our total equity awards of up to the 75th percentile as compared to the peer group in the Radford Report, including performance-based equity compensation elements.

        In connection with the recruitment and hiring of Mr. Seidelmann, who joined the Company in April 2018, the Committee granted Mr. Seidelmann long term equity incentive awards consisting of a mix of stock options and RSUs. In setting Mr. Seidelmann's new hire equity grant, the Committee took into consideration various factors including the factors described above, as well as market data gathered by Radford for comparable positions based on our 2018 peer group, other input provided by Radford and the recommendation of our CEO, and the Company's interest in recruiting and retaining Mr. Seidelmann and aligning his interests with those of our stockholders.

        Performance-based restricted stock unit awards.    Vesting for the PSUs is based on the percentile placement of our total stockholder return among the companies listed in the NASDAQ Healthcare Index (the "Index") and time-based vesting. We calculate total stockholder return based on the one year annualized rates of return reflecting price change plus reinvestment of dividends. The stock price change is calculated based on the average closing prices of the applicable company's common stock for the trailing 20 trading days from the first trading day of March 2018 as compared to the average closing prices for the trailing 20 trading days leading to the first trading day of March 2019. The following table shows the percent of PSU awards eligible for further time-based vesting based on our percentile placement:

Percentile Placement of Our Total Stockholder Return	Percentage of PSUs Awarded
Below the 35th percentile	0%
At least the 35th percentile, but below the 50th percentile	50%
At or above the 50th percentile	100%

        On March 5, 2019, the Committee confirmed the percentile rank of the Company's total stockholder return based on the calculations described above and determined the number of PSUs eligible for further time-based vesting. The Committee calculated that the Company's total stockholder return based on the calculations above was at the 90th percentile of the Index. Therefore, 100% of the shares subject to the PSUs granted in February 2018 are eligible for vesting. The eligible PSUs will vest as follows: 25% of the shares vested immediately on March 5, 2019, with the remaining shares vesting on a semi-annual basis over a period of 36 months commencing on June 15, 2019. Vesting is contingent upon continued service.

        Equity Awards Granted to NEOs during Fiscal 2018.    The following table sets forth the equity awards granted by the Committee under the 2009 Equity Incentive Plan to our NEOs in February 2018 and April 2018:

Named Executive Officer	Number of Shares Underlying Option Award(1)	Number of RSUs(2)	Number of PSUs(3)
Randall A. Lipps	161,678	—	55,088
Peter J. Kuipers	45,120	10,169	11,530
Robin G. Seim(4)	51,136	11,525	13,067
Scott P. Seidelmann(5)	68,000	17,000	—
Nhat H. Ngo	36,096	8,136	9,224

(1)
Stock options were granted pursuant to the 2009 Equity Incentive Plan. The exercise price of each of the stock option grants other than Mr. Seidelmann's is $44.25, which was the closing price of our common stock on the date of grant, February 6, 2018, as reported on The NASDAQ Global Market. The exercise price of the stock option grant to Mr. Seidelmann was $43.30, which was the closing price of our common stock on the date of grant, April 20, 2018, as reported on The NASDAQ Global Market. The options vest as to 25% of the shares subject to the grant on the first anniversary of the vesting commencement date of the grant, with the remainder vesting in equal monthly installments over the following 36 months. Vesting is contingent upon continued service.

(2)
RSUs were granted pursuant to the 2009 Equity Incentive Plan. The right to receive the shares underlying the RSU grant vest as to 1/8th of the shares in equal semi-annual installments over four years commencing on June 15, 2018. Vesting is contingent upon continued service.

(3)
PSUs were granted pursuant to the 2009 Equity Incentive Plan. The right to receive the shares underlying the PSU grant vest according to the description set forth in "Performance-based restricted stock unit awards" above. Because the Company's total stockholder return was at the 90th percentile of the Index, 100% of the initial number of shares subject to the awards granted are eligible for vesting and reflected in this table.

(4)
Mr. Seim retired from the Company, effective March 15, 2019, at which time, of the awards reflected in the table above, only 13,849 shares subject to stock option awards, 2,881 shares subject to RSU awards and 3,267 shares subject to PSU awards had vested, and all remaining unvested shares were cancelled.

(5)
Mr. Seidelmann joined the Company on April 2, 2018 and his new hire equity awards were granted by the Committee on April 20, 2018.

Other Benefits.

        Severance and Change of Control Benefits.    Our executive officers are entitled to certain severance and change of control benefits pursuant to our 2006 Executive Change of Control Benefit Plan and 2007 Severance Benefit Plan. The terms of the 2006 Executive Change of Control Benefit Plan and the 2007 Severance Benefit Plan are described in more detail below in the sections entitled "Severance and Change of Control Arrangements" and "Potential Payments Upon Termination or Change of Control."

        Other Benefits.    We believe that establishing a competitive benefit package consistent with companies with which we compete for employees is an important factor in attracting and retaining talented employees. Thus, we provide our executive officers with employee benefits on the same basis as offered to our full time non-executive employees, including health and dental insurance, supplemental life insurance, short- and long-term disability and a 401(k) plan.

        Perquisites.    The Committee believes that perquisites and other personal benefits should be modest and reasonable and consistent with our desire to enhance the executive's work effectiveness and to otherwise facilitate a balance of his or her personal and work requirement trade-offs. The Committee periodically reviews the levels of perquisites and other personal benefits provided to the executive officers. We provide each executive officer with an annual perquisite allowance of $6,000, or in the case of Mr. Lipps, an annual allowance of $40,000. The allowance may be used by the executive officer in his or her discretion for financial planning fees, health club memberships, or any other appropriate perquisite, and will not be grossed up for tax purposes. We believe that a perquisite allowance allows us to maintain the competitiveness of our compensation package and, by not adding the allowance to salary, we do not increase our bonus payouts, cost of severance or other elements of pay.

        Tax and Accounting Implications.    Our equity-based compensation policies have been impacted by ASC Topic 718. We have selected a "modified prospective" transition method using the Black-Scholes-Merton option-price method for determining and recording the fair value of share-based award compensation costs. We estimate the fair value of our employee stock awards at the date of grant using certain subjective assumptions, such as expected volatility, based on the historical market price of our stock, and the expected term of the awards, based on our historical experience of employee stock option exercises including forfeitures. Our valuation assumptions used in estimating the fair value of employee share-based awards may change in future periods. We recognize the fair value of awards over the vesting period or the requisite service period. The Committee considers the financial effect of equity compensation awards in determining both the size and type of awards its grants to our executive officers.

        Our compensation policies are also impacted by Section 162(m) of the Code. Section 162(m) of the Code generally provides that publicly held companies may not deduct compensation paid to certain of their top executive officers to the extent such compensation exceeds $1 million per officer in any year. The exemption from the deduction limit under Section 162(m) of the Code for "performance-based compensation" has been repealed, effective for taxable years beginning after December 31, 2017, such that compensation paid to our "covered employees" in excess of $1 million will not be deductible unless it qualifies for transition relief applicable to certain arrangements in place as of November 2, 2017. The Committee will continue to monitor the applicability of Section 162(m) of the Code to its ongoing compensation arrangements. Because of ambiguities and uncertainties as to the application and interpretation of Section 162(m) of the Code and the regulations issued thereunder, including the uncertain scope of the transition relief under the legislation repealing the "performance-based compensation" exemption from the deduction limit, no assurance can be given that any compensation that may have been intended to satisfy the requirements for exemption from Section 162(m) of the Code in fact will. We believe that compensation paid in 2018 under our 2009 Equity Incentive Plan to our NEOs, other than our CEO, is fully deductible for federal income tax purposes.

COMPENSATION COMMITTEE REPORT(1)

        The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis (the "CD&A") contained in this proxy statement. Based on this review and discussion, the Compensation Committee has recommended to the Board that the CD&A be included in this proxy statement and incorporated into the Company's Annual Report on Form 10-K for the year ended December 31, 2018.

COMPENSATION COMMITTEE
Gary S. Petersmeyer, Chair Sara J. White Vance B. Moore

(1)
The material in this report is not "soliciting material," is furnished to, but not deemed "filed" with, the Securities and Exchange Commission and is not deemed to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, other than the Company's Annual Report on Form 10-K, where it shall be deemed to be "furnished," whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

EXECUTIVE COMPENSATION TABLES

Summary Compensation Table

        The following table shows compensation awarded to or paid to, or earned by the NEOs for the fiscal years ended December 31, 2018, 2017 and 2016:

2018 SUMMARY COMPENSATION TABLE

Named Executive Officer	Year	Salary ($)	Bonus		Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)		All Other Compensation ($)		Total ($)
Randall A. Lipps	2018	690,000	—		2,094,997	2,291,430	1,219,154	(3)	40,000	(4)	6,335,581
Chairman, President and	2017	669,231	—		2,364,210	1,457,876	558,404		40,000	(4)	5,089,721
Chief Executive Officer	2016	640,000	—		1,725,841	1,070,171	546,923		82,252	(5)	4,065,187
Peter J. Kuipers	2018	407,500	—		888,464	639,477	529,875	(3)	—		2,465,316
Executive Vice President,	2017	381,923	—		605,658	373,706	212,250		—		1,573,537
Chief Financial Officer	2016	372,500	—		238,154	147,662	155,923		—		914,239
Robin G. Seim	2018	417,500	—		1,006,919	724,740	497,008	(3)	—		2,646,167
Former President, Global	2017	381,923	—		605,658	373,706	221,400		—		1,582,687
Automation and Medication Adherence	2016	368,269	—		357,093	221,409	213,317		—		1,169,088
Scott P. Seidelmann(6)	2018	292,308	25,000	(7)	736,100	953,537	361,385	(3)	28,189	(8)	2,396,519
Executive Vice President,	2017	—	—		—	—	—		—		—
Chief Commercial Officer	2016	—	—		—	—	—		—		—
Nhat H. Ngo	2018	345,000	—		710,807	511,581	448,875	(3)	—		2,016,263
Executive Vice President,	2017	311,538	—		413,772	255,150	162,000		—		1,142,460
Marketing Strategy and Business Development	2016	294,000	—		595,248	369,072	191,908		—		1,450,228

(1)
The dollar amounts represent the grant date fair values of options and restricted stock units calculated in accordance with ASC Topic 718 using (i) the Black-Scholes-Merton model for options, (ii) the product of the number of shares granted and the closing market price of our common stock on the grant date for time-based RSUs, and (iii) the average of trial-specific values of the award over each of one million Monte Carlo trials for PSUs, and the assumptions outlined in the Notes to Omnicell's consolidated financial statements included in its Annual Report on Form 10-K for the years ended December 31, 2018, 2017 and 2016.

(2)
This column sets forth the actual cash bonus award earned for the years ended December 31, 2018, 2017 and 2016 for each NEO.

(3)
The 2018 target amount of each NEO's annual cash bonus award for the year ended December 31, 2018 under the 2010 Bonus Plan is set forth in the "Grants of Plan-Based Awards in Fiscal 2018" table below. The amounts set forth represent additional compensation earned by the NEOs for the year ended December 31, 2018 under the 2010 Bonus Plan, including amounts earned as overachievement bonus payments. For more information regarding the 2010 Bonus Plan, please see the sections of the Compensation Discussion and Analysis titled "Elements of Compensation and 2018 Determinations—Cash Compensation—Performance-Based Bonus" and "Elements of Compensation and 2018 Determinations—2018 Targets and Bonus Determinations."

(4)
Consists of a $40,000 annual perquisite allowance paid to Mr. Lipps as described above.

(5)
Consists of a $40,000 annual perquisite allowance paid to Mr. Lipps and an aggregate of $42,252 for travel expenses and airfare for Mr. Lipps and his spouse in attending certain company employee goodwill and performance incentive events and tax gross ups in connection with such expenses and airfare.

(6)
Mr. Seidelmann joined the Company in April 2018 and did not receive any compensation from the Company during 2016 and 2017.

(7)
Consists of a $25,000 one-time cash sign-on bonus paid to Mr. Seidelmann upon his joining the Company to be used for relocation or other purposes.

(8)
Mr. Seidelmann provided certain consulting services to the Company during 2018 but prior to commencing employment with the Company in April 2018 for which he received consulting fees in the amount of $23,200 and reimbursement for related travel expenses in the amount of $4,989.

Grants of Plan-Based Awards

        The following table shows for the fiscal year ended December 31, 2018, certain information regarding grants of plan-based awards to the NEOs:

GRANTS OF PLAN-BASED AWARDS IN FISCAL 2018

Named Executive Officer	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards Target(1)(2) ($)		All Other Stock Awards: Number of Units of Stock (#)		All Other Option Awards: Number of Securities Underlying Options (#)		Exercise or Base Price of Option Awards ($)	Grant Date Fair Value of Stock and Option Awards(3) ($)
Randall A. Lipps	—	875,000		—		—		—	—
	02/06/2018	—		55,088	(4)	—		—	2,094,997
	02/06/2018	—		—		161,678	(5)	44.25	2,291,430
Peter J. Kuipers	—	382,500		—		—		—	—
	02/06/2018	—		11,530	(4)	—		—	438,486
	02/06/2018	—		10,169	(6)	—		—	449,978
	02/06/2018	—		—		45,120	(5)	44.25	639,477
Robin G. Seim	—	400,500		—		—		—	—
	02/06/2018	—		13,067	(4)	—		—	496,938
	02/06/2018	—		11,525	(6)	—		—	509,981
	02/06/2018	—		—		51,136	(5)	44.25	724,740
Scott P. Seidelmann	—	270,000	(7)	—		—		—	—
	04/20/2018	—		17,000	(6)	—		—	736,100
	04/20/2018	—		—		68,000	(5)	43.30	953,537
Nhat H. Ngo	—	328,500		—		—		—	—
	02/06/2018	—		9,224	(4)	—		—	350,789
	02/06/2018	—		8,136	(6)	—		—	360,018
	02/06/2018	—		—		36,096	(5)	44.25	511,581

(1)
This column sets forth the target amount of each NEO's annual cash bonus award for the year ended December 31, 2018 under the 2010 Bonus Plan, based on each NEO's annualized salary and performance-based bonus target at the rate effective July 1, 2018. The actual cash bonus award earned for the year ended December 31, 2018 for each NEO is set forth in the Summary Compensation Table above. As such, the amounts set forth in this column do not represent additional compensation earned by the NEOs for the year ended December 31, 2018. For more information regarding the 2010 Bonus Plan and the performance-based cash bonus awards granted thereunder, please see "Elements of Compensation and 2018 Determinations—Cash Compensation—Performance-Based Bonus." Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions.

(2)
Under Omnicell's bonus plans, if the Company does not achieve its Corporate Threshold Targets the NEOs are not entitled to a cash bonus award. For more information regarding Omnicell's bonus plans and the performance-based cash bonus awards granted thereunder, please see "Elements of Compensation and 2018 Determinations—Cash Compensation—Performance-Based Bonus."

(3)
The dollar amounts in this column represent the grant date fair value calculated in accordance with ASC Topic 718 using (i) the Black-Scholes-Merton model for options, (ii) the product of the number of shares granted and the closing market price of our common stock on the grant date for RSUs, and (iii) the average of trial-specific values of the award over each of one million Monte Carlo trials for PSUs, and the assumptions outlined in Note 11 of Omnicell's consolidated financial statements included in its Annual Report on Form 10-K for the year ended December 31, 2018.

(4)
PSUs were granted pursuant to the 2009 Equity Incentive Plan. The right to receive the shares underlying the unit grant vest according to the description set forth in "Performance-based restricted stock unit awards" above. The number of shares reflects 100% of the shares that are eligible for vesting assuming the full achievement metric is confirmed by the Committee.

(5)
Stock options were granted pursuant to the 2009 Equity Incentive Plan. The shares subject to the option vest as to 25% of the shares one year following the vesting commencement date (February 6, 2018 for stock option grants to NEOs other than Mr. Seidelmann and April 20, 2018 for the stock option grant to Mr. Seidelmann), and 1/48th of the shares in equal monthly installments over the following 36 months. Vesting is contingent upon continued service.

(6)
RSUs were granted pursuant to the 2009 Equity Incentive Plan. The right to receive the shares underlying the unit grant vest as to 1/8th of the shares in equal semi-annual installments over four years commencing on June 15, 2018. Vesting is contingent upon continued service.

(7)
The target amount of Mr. Seidelmann's annual cash bonus award for the year ended December 31, 2018 under the 2010 Bonus Plan is prorated base on his start date with the Company in April 2018.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table

        Employment Agreements.    Each of our executive officers is an "at-will employee." The following NEOs have entered into written employment agreements with us:

        Peter J. Kuipers, Executive Vice President, Chief Financial Officer.    Mr. Kuipers entered into an employment agreement with Omnicell dated August 11, 2015. The primary elements covered in Mr. Kuipers' employment agreement include: an initial bi-weekly salary of $14,230.77, an annual equivalent of $370,000; a stock option grant to purchase up to 37,500 shares of Omnicell common stock, 1/4th of the shares subject to the award vesting on the one year anniversary of the vesting commencement date and 1/48th of the shares vesting monthly thereafter over the next three years; a restricted stock unit grant of 22,500 shares of Omnicell common stock, vesting in equal increments every six months on June 15 and December 15 over a four-year vesting period; eligibility to participate in the quarterly executive bonus plan; and inclusion in the executive change of control plan. Mr. Kuipers' employment agreement also provides for certain severance benefits as described under the section titled "Severance and Change of Control Arrangements."

        Robin G. Seim, former President, Global Automation and Medication Adherence.    Mr. Seim entered into an employment agreement with Omnicell dated November 28, 2005, and amended December 2010. The primary elements covered in Mr. Seim's employment agreement included: an initial monthly salary of $18,333.34, an annual equivalent of $220,000; a stock option grant to purchase up to 190,000 shares of Omnicell common stock, 1/4th of the shares subject to the award vesting on the one year anniversary of the vesting commencement date and 1/48th of the shares vesting monthly thereafter over the next three years; eligibility to participate in the quarterly executive bonus plan; and inclusion in the executive change of control plan. Mr. Seim's employment agreement also provided for certain severance benefits as described under the section titled "Severance and Change of Control Arrangements."

        Scott P. Seidelmann, Executive Vice President, Chief Commercial Officer.    Mr. Seidelmann entered into an employment agreement with Omnicell dated March 29, 2018. The primary elements covered in Mr. Seidelmann's employment agreement include: an initial bi-weekly salary of $15,384.61, an annual equivalent of $400,000; a $25,000 sign-on bonus to be used for relocation or other purposes; a stock option grant to purchase up to 68,000 shares of Omnicell common stock, 1/4th of the shares subject to the award vesting on the one year anniversary of the vesting commencement date and 1/48th of the shares vesting monthly thereafter over the next three years; a restricted stock unit grant of 17,000 shares of Omnicell common stock, vesting in equal increments every six months on June 15 and December 15 over a four-year vesting period; eligibility to participate in the quarterly executive bonus plan; and inclusion in the executive change of control plan. Mr. Seidelmann's employment agreement also provides for certain severance benefits as described under the section titled "Severance and Change of Control Arrangements."

        Nhat H. Ngo, Executive Vice President, Marketing, Strategy and Business Development.    Mr. Ngo entered into an employment agreement with Omnicell dated October 17, 2008, and amended December 2010. The primary elements covered in Mr. Ngo's employment agreement include: an initial monthly salary of $20,000, an annual equivalent of $240,000; a stock option grant to purchase up to 60,000 shares of Omnicell common stock, 1/4th of the shares subject to the award vesting on the one year anniversary of the vesting commencement date and 1/48th of the shares vesting monthly thereafter over the next three years; eligibility to participate in the quarterly executive bonus plan; and inclusion in the executive change of control plan.

        We do not have an employment agreement with Randall A. Lipps, President and CEO. Please see the Compensation Discussion and Analysis above for more information regarding the elements of our compensation program and arrangements for our NEOs.

        Quarterly Cash Bonus Awards.    The 2010 Bonus Plan provided for quarterly cash bonus awards to reward executive officers for performance in the prior fiscal quarter. For more information regarding Omnicell's 2010 Bonus Plan, please see the sections of the Compensation Discussion and Analysis titled "Elements of Compensation and 2018 Determinations—Cash Compensation—Performance-Based Bonus" and "Elements of Compensation and 2018 Determinations—2018 Targets and Bonus Determinations."

        Equity Compensation Awards.    Consistent with its practices for awarding stock options and restricted stock units described in the Compensation Discussion and Analysis above, the Committee approved equity compensation awards in the form of stock options and restricted stock units to each of the NEOs in February 2018 (or April 2018, in the case of Mr. Seidelmann) and February 2019. For more information regarding our equity compensation awards, please see the section of the Compensation Discussion and Analysis titled "Elements of Compensation and 2018 Determinations—Equity Compensation." In addition, the NEOs' equity compensation awards may, under certain circumstances, be subject to accelerated vesting in the event of a change of control. For more information regarding the accelerated vesting provisions and treatment of the equity compensation awards in the event of a change of control, see the sections titled "Severance and Change of Control Arrangements" and "Potential Payments Upon Termination or Change of Control" below.

        Other Benefits.    For a description of the other elements of our executive compensation program, see the section "Other Benefits" in the Compensation Discussion and Analysis above.

Outstanding Equity Awards at Fiscal Year End

        The following table shows certain information regarding outstanding equity awards at fiscal year-end for the NEOs for the fiscal year ended December 31, 2018:

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2018

	Option Awards						Stock Awards
Named Executive Officer	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Units of Stock That Have Not Vested (#)		Market Value of Units of Stock That Have Not Vested ($)(4)
Randall A. Lipps	2,500	(1)	0	(1)	17.29	02/04/2023	3,925	(2)	240,367	(2)
	13,282	(1)	0	(1)	25.08	02/03/2024	8,175	(2)	500,637	(2)
	40,729	(1)	1,771	(1)	34.02	02/05/2025	13,088	(3)	801,509	(3)
	89,427	(1)	36,823	(1)	27.70	02/03/2026	27,250	(3)	1,668,790	(3)
	61,490	(1)	72,670	(1)	36.70	02/07/2027	55,088	(3)	3,373,589	(3)
	0	(1)	161,678	(1)	44.25	02/05/2028
Peter J. Kuipers	1	(1)	7,032	(1)	32.78	08/31/2025	2,813	(2)	172,268	(2)
	6	(1)	5,081	(1)	27.70	02/03/2026	543	(2)	33,253	(2)
	10,069	(1)	16,353	(1)	36.70	02/07/2027	1,840	(2)	112,682	(2)
	1,403	(1)	2,275	(1)	36.70	02/07/2027	255	(2)	15,616	(2)
	0	(1)	45,120	(1)	44.25	02/05/2028	7,627	(2)	467,077	(2)
							1,805	(3)	110,538	(3)
							6,130	(3)	375,401	(3)
							850	(3)	52,054	(3)
							11,530	(3)	706,097	(3)
Robin G. Seim(5)	1,823	(1)	521	(1)	34.02	02/05/2025	1,250	(2)	76,550	(2)
	3,809	(1)	7,619	(1)	27.70	02/03/2026	813	(2)	49,788	(2)
	4,403	(1)	16,353	(1)	36.70	02/07/2027	1,840	(2)	112,682	(2)
	613	(1)	2,275	(1)	36.70	02/07/2027	255	(2)	15,616	(2)
	0	(1)	51,136	(1)	44.25	02/05/2028	8,644	(2)	529,539	(2)
							2,707	(3)	165,777	(3)
							6,130	(3)	375,401	(3)
							850	(3)	52,054	(3)
							13,067	(3)	800,223	(3)
Scott P. Seidelmann	0	(1)	68,000	(1)	43.30	04/19/2028	12,750	(2)	780,810	(2)
Nhat H. Ngo	1,823	(1)	0	(1)	16.70	02/06/2022	678	(2)	41,521	(2)
	4,948	(1)	0	(1)	17.29	02/04/2023	678	(2)	41,521	(2)
	12,500	(1)	0	(1)	25.08	02/03/2024	1,330	(2)	81,449	(2)
	5,989	(1)	261	(1)	34.02	02/05/2025	100	(2)	6,124	(2)
	15,420	(1)	6,350	(1)	27.70	02/03/2026	6,102	(2)	373,686	(2)
	15,420	(1)	6,350	(1)	27.70	02/03/2026	2,256	(3)	138,157	(3)
	9,991	(1)	11,809	(1)	36.70	02/07/2027	2,256	(3)	138,157	(3)
	770	(1)	910	(1)	36.70	02/07/2027	4,430	(3)	271,293	(3)
	0	(1)	36,096	(1)	44.25	02/05/2028	340	(3)	20,822	(3)
							9,224	(3)	564,878	(3)

(1)
Stock options were granted pursuant to Omnicell's 2009 Equity Incentive Plan. The shares subject to the option vest as to 25% of the shares one year from the vesting commencement date and 1/48th of the shares vest in equal monthly installments over the following 36 months. Vesting is contingent upon continued service.

(2)
RSUs were granted pursuant to Omnicell's 2009 Equity Incentive Plan. The shares subject to the award vest semi-annually over 48 months. Vesting is contingent upon continued service.

(3)
PSUs were granted pursuant to Omnicell's 2009 Equity Incentive Plan. The right to receive the shares underlying the unit grant vest according to the description set forth in "Performance based restricted stock unit awards" above.

(4)
The dollar amount is calculated based upon $61.24 per share, the closing price of Omnicell's stock on December 31, 2018.

Option Exercises and Stock Vested

        The following table shows certain information regarding option exercises and stock vested with respect to the NEOs during the fiscal year ended December 31, 2018:

OPTION EXERCISES AND STOCK VESTED IN FISCAL 2018

	Option Awards		Stock Awards
Named Executive Officer	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise(1) ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(2) ($)
Randall A. Lipps	439	11,818
	18,154	488,706
			6,544	338,979
			6,543	433,670
			3,542	183,476
			3,541	234,697
			13,625	609,719
			6,812	352,862
			6,813	451,566
			2,044	105,879
			2,044	135,476
			1,962	101,632
			1,963	130,108
			1,771	117,382
			1,771	91,738
Peter J. Kuipers	261	8,414
	2,000	29,669
	1,884	60,510
	724	13,249
	1,086	44,617
	1,456	29,002
	363	7,939
	1,086	46,081
	1,884	62,970
	2,343	84,712
	261	8,634
	2,343	87,507
	8,781	147,443
			212	14,051
			213	11,033
			425	19,019
			1,533	79,409
			1,532	101,541
			3,065	137,159
			902	59,785
			903	46,775
			64	4,242
			64	3,315
			2,813	145,713
			2,812	186,379
			460	30,489
			1,271	84,242
			1,271	65,838
			271	14,038
			271	17,962
			460	23,828

	Option Awards		Stock Awards
Named Executive Officer	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise(1) ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(2) ($)
Robin G. Seim	3,130	66,980
	4,912	99,714
	10,156	126,537
	1,312	14,826
	9,434	106,604
			1,532	101,541
			1,353	70,085
			1,533	79,409
			1,354	89,743
			212	14,051
			425	19,019
			213	11,033
			1,041	68,997
			1,042	53,976
			3,065	137,159
			1,441	95,509
			460	23,828
			521	34,532
			521	26,988
			406	26,910
			406	21,031
			64	3,315
			64	4,242
			1,250	64,750
			1,250	82,850
			1,440	74,592
			460	30,489
Scott P. Seidelmann			2,125	140,845
			2,125	110,075
Nhat H. Ngo			1,128	58,430
			1,128	58,430
			1,128	74,764
			1,128	74,764
			2,215	99,121
			1,108	57,394
			521	26,988
			520	34,466
			85	5,634
			85	4,403
			170	7,608
			1,107	73,372
			25	1,657
			25	1,295
			333	22,071
			338	17,508
			339	22,469
			332	17,198
			339	22,469
			260	13,468
			1,017	67,407
			1,017	52,681
			261	17,299
			338	17,508

(1)
The value realized on exercise is equal to the difference between the fair market value of Omnicell common stock at exercise and the option's exercise price, multiplied by the number of shares for which the option was exercised.

(2)
The value realized on vesting is equal to the closing price of Omnicell common stock on the vesting date, multiplied by the number of shares that vested.

Severance and Change of Control Arrangements

        We believe an important part of our executive compensation package and a factor in attracting and retaining talented executives is the severance and change of control benefits we provide to our executives. In 2006, we adopted the Executive Change of Control Benefit Plan and, in 2007, we adopted a Severance Benefit Plan. In addition, certain of our NEOs have individual severance and change of control agreements with the Company.

2006 Executive Change of Control Benefit Plan

        Our executive officers have been provided certain severance and change in control benefits pursuant to our 2006 Executive Change of Control Benefit Plan, as amended by the Compensation Committee on October 20, 2015 (the "2006 Change of Control Plan"). The 2006 Change of Control Plan provides that, in the event of (i) an Acquisition of Omnicell (as defined in the 2006 Change of Control Plan), and (ii) termination without cause or constructive termination of an officer's employment with Omnicell (as described in the 2006 Change of Control Plan) or its successor within 12 months following such change of control, such officer shall be entitled to receive (a) severance pay, in a lump sum, equivalent to 12 months' salary at such officer's base rate of pay in effect immediately prior to such termination and (b) full acceleration of each outstanding unvested Award (as defined in the Company's 2009 Equity Incentive Plan) granted to such officer that remain subject solely to time-based vesting immediately prior to such Acquisition, provided, in each case, that such officer executes Omnicell's standard waiver and release agreement.

2007 Severance Benefit Plan

        In January 2007, the Compensation Committee adopted the Severance Benefit Plan, as amended and restated (the "2007 Severance Plan") that applies to full time regular employees of Omnicell, including our NEOs. The 2007 Severance Plan provides for the payment of certain benefits to an employee if (i) an employee's employment with us is involuntarily terminated by us without Cause (as such term is defined in the 2007 Severance Plan), or (ii) an employee's employment with us is terminated as a result of a reduction in force, or (iii) an employee is selected by the Plan Administrator (as such term is defined in the 2007 Severance Plan) in its sole discretion to receive the benefits set forth in the Plan in the event of the employee's termination. Employees that fit within one of the categories described above are considered "Eligible Employees" (as defined in more detail in the 2007 Severance Plan). Any executive who has executed an individually negotiated employment contract or agreement with us relating to severance benefits that is in effect at the time of his or her termination shall be entitled to receive severance benefits, if any, as governed by the terms of his or her individually negotiated employment contract or agreement and shall be governed by the 2007 Severance Plan only to the extent that the reduction of benefits under the 2007 Severance Plan does not entirely eliminate benefits under this plan.

        Cash Severance Benefit—Our Executive Officers who are considered Eligible Employees under the plan are entitled to receive a cash severance benefit in a lump sum equal to 12 months of Base Salary (as such term is defined in the 2007 Severance Plan) and an additional two months of Base Salary for each five years of service to Omnicell.

        Continued Group Health Plan Benefits—In the event the Eligible Employee timely elects continued coverage of a health, dental or vision plan sponsored by us under the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA"), we will reimburse the Eligible Employee for the same portion of the Eligible Employee's premiums for COBRA continuation coverage (including coverage for the Eligible Employee's eligible dependents) that we paid for the Eligible Employee's active employee coverage under our group health plans, for an equal number of months as the cash severance benefit described above.

        Outplacement Assistance—Eligible Employees shall be entitled to outplacement assistance, the scope of which shall be determined by the Company in our sole discretion.

        We may, in our sole discretion, provide benefits in addition to those benefits set forth in the 2007 Severance Plan. In addition, we, in our sole discretion, have the authority to reduce an Eligible Employee's severance benefits, in whole or in part.

Executive Severance Arrangements

        Robin G. Seim.    Pursuant to his employment agreement with us dated November 28, 2005, as amended December 2010 (the "Seim Agreement"), upon an Acquisition of the Company (as defined in the Seim Agreement) and either: (i) a termination without Cause (as defined in the Seim Agreement), (ii) a material reduction in responsibilities without Cause and a separation of service from the Company or (iii) a change in principal location of his responsibilities outside of Santa Clara, San Francisco or San Mateo counties and a separation of service from the Company, Mr. Seim would have received 12 months' salary at his base rate of pay in effect immediately prior to the occurrence described above. In addition, the unvested portion of each stock option granted to Mr. Seim under our equity incentive plans would have accelerated and immediately became fully-vested and exercisable. The foregoing terms are equivalent to the terms offered to each executive officer pursuant to the 2006 Change of Control Plan described above. In the event Mr. Seim's employment had been terminated by Omnicell without Cause, Mr. Seim would have been entitled to receive a one-time payment equal to six months' salary calculated at his base rate of pay in effect immediately prior to termination. Mr. Seim retired from the Company, effective March 15, 2019, and did not receive any severance payments or benefits under his employment agreement in connection with his resignation.

Potential Payments Upon Termination or Change of Control

        The amount of compensation and benefits payable to each NEO in various termination situations has been estimated in the table below, which describes the potential payments and benefits upon employment termination for each executive as if his or her employment had terminated as of December 31, 2018, the last business day of Omnicell's fiscal year. See the section titled "Severance and Change of Control Arrangements" above for a description of the compensation and benefits payable to the NEOs in certain termination situations. The actual amount of compensation and benefits payable in any termination event can only be determined at the time of the termination of the NEO's employment with us.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL

	No Change in Control Involuntary Termination without Cause or qualified as "Eligible Employee"						Change in Control Involuntary Termination without Cause or constructive termination
Named Executive Officer	Base Salary ($)		Equity Award Vesting Acceleration ($)	COBRA Premiums ($)		Total ($)	Base Salary(1) ($)	Equity Award Vesting Acceleration(2) ($)	COBRA Premiums ($)	Total ($)
Randall A. Lipps	1,283,333	(3)	—	60,847	(3)	1,344,180	700,000	9,024,784	—	9,724,784
Peter J. Kuipers	425,000			33,205		458,205	425,000	2,933,158	—	3,358,158
Robin G. Seim(5)	593,333	(3)(4)	—	33,930	(3)	627,263	445,000	2,972,881	—	3,417,881
Scott P. Seidelmann	400,000		—	—		400,000	400,000	2,000,730	—	2,400,730
Nhat H. Ngo	486,667	(3)		44,252	(3)	530,919	365,000	2,471,189	—	2,836,189

(1)
Pursuant to the terms of the 2006 Change of Control Benefit Plan, Omnicell's executive officers receive severance pay equivalent to 12 months' salary at such officer's base rate of pay in effect immediately prior to such termination.

(2)
Pursuant to the terms of the 2006 Change of Control Benefit Plan, Omnicell's executive officers receive full acceleration of any outstanding unvested Award (as defined in the Company's 2009 Equity Incentive Plan) granted to such executive officer that remain subject solely to time-based vesting immediately prior to such Acquisition. The dollar amounts in this column represents: (i) the difference in the closing price of Omnicell common stock on December 31, 2018 ($61.24) with respect to the outstanding unvested option shares as of December 31, 2018, minus the exercise price of the outstanding unvested option shares, plus (ii) the closing price of Omnicell common stock on December 31, 2018 ($61.24) with respect to unvested RSUs and unvested PSUs.

(3)
Pursuant to the terms of the 2007 Severance Plan, in addition to the 12 months' salary and COBRA premium reimbursement as severance, Mr. Lipps would receive an additional ten months of salary and COBRA reimbursement due to his tenure with us, Mr. Seim would receive an additional four months of salary and COBRA reimbursement due to his tenure with us and Mr. Ngo would receive an additional four months of salary and COBRA reimbursement due to his tenure with us.

(4)
The above numbers reflect severance to Mr. Seim under the 2007 Severance Plan as those amounts are generally more advantageous than those in his individual employment agreement.

(5)
Mr. Seim retired from the Company, effective March 15, 2019, and did not receive any severance payments or benefits in connection with his resignation.

RISK ANALYSIS OF OUR COMPENSATION PLANS

        The Compensation Committee has reviewed our compensation policies as generally applicable to our employees and believes that our policies do not encourage excessive and unnecessary risk-taking, and that the level of risk that they do encourage is not reasonably likely to have a material adverse effect on the Company. The design of our compensation policies and programs encourage our employees to remain focused on both the short-and long-term goals of the Company. For example, while our cash bonus plans measure performance on a quarterly or annual basis, our equity awards typically vest over a number of years, which we believe encourages our employees to focus on sustained stock price appreciation, thus limiting the potential value of excessive risk- taking. The Compensation Committee believes that the balance of long-term equity incentive, short-term cash incentive bonus and base salary appropriately balances both the short and long term performance goals of the Company without encouraging excessive risk related behavior. While the Compensation Committee regularly evaluates its compensation programs, the Compensation Committee believes that its current balance of incentives both adequately compensates its employees and does not promote excessive risk taking.

CEO PAY RATIO

        Presented below is a reasonable estimate of the ratio of the annual total compensation of our CEO to the annual total compensation of the median of our other employees, calculated in a manner consistent with Item 402(u) of Regulation S-K. Given the different methodologies that companies may use to estimate their pay ratio, the estimated ratio presented below should not be used as a basis for comparison between companies.

        For 2018, (i) the annual total compensation of Randall A. Lipps, our President and CEO, was $6,335,581 as reflected in the Summary Compensation Table included in this proxy statement and (ii) the annual total compensation of the individual identified as our median employee was $80,738, using the same methodology required for calculating the annual total compensation of our NEOs for purposes of the Summary Compensation Table. As a result, for 2018, our estimate of the ratio of our CEO's annual total compensation to the annual total compensation of our median employee was 78 to 1.

        Since we identified our median employee for 2017, there have been no changes in our employee population or our employee compensation arrangements that we reasonably believe would significantly impact our pay ratio disclosure. In addition, there have been no changes in the circumstances of the median employee identified for 2017 that we reasonably believe would significantly impact our pay ratio disclosure. Therefore, to calculate the ratio above, we used the same median employee for 2018 as we did for 2017.

        To identify this median employee, we determined that approximately 2,340 individuals were employed by the Company and its consolidated subsidiaries globally (whether as a full-time, part-time, seasonal or temporary worker) as of October 1, 2017. After excluding employees located in certain countries pursuant to the de minimis exemption provided under Item 402(u), the employee population that we used for purposes of determining the compensation of our median employee consisted of approximately 2,240 individuals. The excluded countries (and their employee populations) were as follows: Australia (7), Belgium (3), Canada (15), China (13), France (45), Hong Kong (1), Netherlands (6), Saudi Arabia (2), Slovenia (2), Turkey (1) and United Arab Emirates (6).

        To identify the median employee from this employee population, we calculated the total earnings of each such employee for the nine month period ending September 30, 2017 (with conforming adjustments for employees who joined the Company during 2017 and did not receive pay for the full period) using internal payroll data as reflected in Box 5 of Form W-2 for U.S. employees or the equivalent for non-U.S. employees. We converted compensation paid to non-U.S. employees to U.S. dollars using the applicable currency exchange rate as of October 1, 2017.

EQUITY PLAN INFORMATION

PROPOSAL NO. 3: APPROVAL OF 2009 EQUITY INCENTIVE PLAN, AMENDED

Overview

        On March 25, 2019 our Board of Directors amended the Omnicell, Inc. 2009 Equity Incentive Plan, as amended (the "2009 Plan"), subject to stockholder approval, to among other things, increase the number of shares of common stock authorized for issuance under the 2009 Plan by 1,900,000 shares. We refer to the 2009 Plan, as amended by the Board of Directors on March 25, 2019 as the "Amended 2009 Plan" throughout this proxy statement.

        A description of the material terms of the Amended 2009 Plan are summarized below. The key differences between the terms of the 2009 Plan and the Amended 2009 Plan are as follows:

  •
  The Amended 2009 Plan provides that an additional 1,900,000 shares may be issued pursuant to stock awards granted under the Amended 2009 Plan;

  •
  The Amended 2009 Plan provides that if any stock awards held by participants who haven't terminated service prior to a corporate transaction are not assumed, continued or substituted for by the acquiror (or its parent) in the transaction, then, contingent on the closing of the transaction, the vesting (and exercisability, if applicable) of such awards will be accelerated in full, and with respect to any awards subject to performance-based vesting conditions, vesting will be deemed satisfied at 100% target level. Unless otherwise provided in the award agreement governing an award, in any other written agreement between us or one of our affiliates and the participant, or in our director compensation policy, no additional acceleration of vesting or exercisability will occur upon or after a change in control; and

  •
  The Amended 2009 Plan extends for approximately one year the latest date on which incentive stock options may be granted under the Amended 2009 Plan.

        Our Board of Directors is requesting stockholder approval of the Amended 2009 Plan to increase the number of shares of common stock authorized for issuance under the 2009 Plan by 1,900,000 shares. Our Board of Directors believes that the Amended 2009 Plan is an integral part of our long-term compensation philosophy and the Amended 2009 Plan is necessary to continue providing the appropriate levels and types of equity compensation for our employees.

Why We Are Asking Our Stockholders to Approve the Amended 2009 Plan

        As of March 1, 2019, approximately 2,063,053 shares were available for future issuance under the 2009 Plan, excluding the shares reserved for issuance upon exercise of outstanding options or vesting of restricted stock units and performance stock units (and without giving effect to the approval of the Amended 2009 Plan). Without replenishment, we believe such number of shares may be insufficient to meet our anticipated employee recruiting and retention needs beyond the first quarter of 2020.

        Our Amended 2009 Plan permits for a variety of equity awards, including stock options, stock appreciation rights and "Full Value Awards", which consist of restricted stock, restricted stock units, performance stock awards and other stock awards. We believe that Full Value Awards help us remain competitive with the peer group of companies with which we compete for talent and this element of compensation is part of our competitive compensation package. In addition, we believe that Full Value Awards encourage employee retention during economic or market cycles when our stock price declines, because such awards retain a large portion of their value even if the stock price declines after the date of grant. An approval of an additional 1,900,000 shares to our 2009 Plan does not provide us with the right to issue an additional 1,900,000 Full Value Awards. As originally adopted, the 2009 Plan provided that the issuance of one share issued under a Full Value Award would reduce or deplete the number of shares of common stock available for future equity awards under the 2009 Plan by 1.4 shares. When we amended the 2009 Plan in December 2010, in order to balance our request for additional shares at that time with potential stockholder dilution concerns, we amended the 2009 Plan to provide for a depletion of the share reserve more rapidly—that is, at 1.8 shares for each share of common stock issued pursuant to a Full Value Award granted on and after October 1, 2010. Then again when we amended the 2009 Plan in 2015, we amended the 2009 Plan to provide for a depletion of the share reserve even more rapidly—that is, at 2.15 shares for each share of common stock issued pursuant to a Full Value Award granted on and after December 31, 2014. In March 2018, we yet again amended the 2009 Plan to provide for a depletion of the share reserve even more rapidly—that is, at 2.38 shares for each share of common stock issued pursuant to a Full Value Award granted on and after March 27, 2018. Awards granted as stock options and stock appreciation rights would continue to reduce the number of shares available for issuance under the Amended 2009 Plan on a one-for-one basis because stock options and stock appreciation rights are viewed as transferring less value from the stockholders to our employees, directors and consultants. We expect to grant both stock options and Full Value Awards in the future.

        In connection with our stock-based compensation programs, we seek to balance the need to maintain a talented resource pool in a highly competitive business with efforts to closely monitor our stock award "burn rate," which we define as the number of shares subject to stock awards granted in a fiscal year divided by the weighted average common shares outstanding for that fiscal year.

Equity Awards Are an Integral Component of Our Compensation Program

        Equity awards have been historically and, we believe, will continue to be an integral component of our overall compensation program for all of our employees, officers and directors. Approval of the Amended 2009 Plan will allow us to continue to grant stock options and other equity awards at levels our Compensation Committee determines to be appropriate in order to attract new employees and directors, retain our existing employees and to provide incentives for such persons to exert maximum efforts for the Company's success and ultimately increase stockholder value. In addition, to the extent that we expand our business or product lines through the acquisition of other businesses, we anticipate that we would need to provide competitive equity compensation packages to any newly acquired employees. The Amended 2009 Plan allows the Company to continue to utilize a broad array of equity incentives with flexibility in designing such incentives, including traditional option grants, stock appreciation rights, restricted stock awards, restricted stock unit awards and performance stock awards.

        At March 1, 2019, stock awards covering an aggregate of 4,469,634 shares were outstanding under our 2009 Plan. In addition, 2,063,053 shares remained available for future grant under the 2009 Plan as of such date.

        The following table provides certain additional information regarding our equity incentive program (under all of our equity plans), excluding our employee stock purchase plan.

As of March 1, 2019
Total number of shares of common stock subject to outstanding stock options	3,664,047
Weighted-average exercise price of outstanding stock options	$44.11
Weighted-average remaining term of outstanding stock options	7.96 years
Total number of shares of common stock subject to outstanding Full Value Awards	805,587
Total number of shares of common stock available for grant under the 2009 Plan	2,063,053
Total number of shares of common stock available for grant under other equity incentive plans	0
Total number of shares of common stock outstanding	40,822,557
Per-share closing price of common stock as reported on NASDAQ Global Select Market	$85.23

The Size of Our Share Reserve Increase Request Is Reasonable

        If our request to increase the share reserve of the Amended 2009 Plan by 1,900,000 shares is approved, we expect to have approximately 3,963,053 shares available for grant after our Annual Meeting (based on shares available as of March 1, 2019), which we anticipate being a sufficient amount of equity for attracting, retaining, and motivating employees through the second quarter of 2021. We anticipate seeking approval from our stockholders in 2021 of an additional increase to the share reserve under the Amended 2009 Plan.

        The size of our request is also reasonable in light of the equity granted to our employees and directors over the last three years.

We Manage Our Equity Incentive Award Use Carefully, and Dilution Is Reasonable

        We continue to believe that equity awards such as stock options and other types of stock awards are a vital part of our overall compensation program. Our compensation philosophy reflects broad-based eligibility for equity incentive awards, and we grant awards to a large portion of our employees. However, we recognize that equity awards dilute existing stockholders, and, therefore, we must responsibly manage the growth of our equity compensation program. We are committed to effectively monitoring our equity compensation share reserve, including our "burn rate," to ensure that we maximize stockholders' value by granting the appropriate number of equity incentive awards necessary to attract, reward, and retain employees.

        The following table shows our historical dilution and burn rate percentages for fiscal years 2016, 2017 and 2018.

As of December 31	2018	2017	2016
Full Dilution(1)	14.6%	12.4%	16.1%
Gross Burn Rate(2)	4.6%	3.9%	4.2%

(1)
Full dilution is calculated as (shares available for grant + shares subject to outstanding equity incentive awards)/(common stock outstanding + shares available for grant + shares subject to outstanding equity incentive awards).

(2)
Gross Burn Rate is calculated as (shares subject to options granted + shares subject to other equity incentive awards granted)/weighted average common shares outstanding.

Burn Rate

        The following table provides detailed information regarding the activity related to our equity incentive plans for fiscal years 2016, 2017 and 2018.

Fiscal Year	2018	2017	2016
Total number of shares of common stock subject to stock options granted	1,358,868	1,044,680	1,054,735
Total number of shares of common stock subject to Full Value Awards granted	442,620	415,987	446,443
Weighted-average number of shares of common stock outstanding	39,242,000	37,483,000	36,156,000
Gross Burn Rate	4.6%	3.9%	4.2%

        The approval of the Amended 2009 Plan will allow us to continue to grant stock options and Full Value Awards, and would allow us to grant other awards described below, at levels determined appropriate by our Board of Directors or its delegate. The Amended 2009 Plan will continue to provide us with flexibility in designing equity incentives in an environment where a number of companies have moved from traditional option grants to other stock-based awards, including stock appreciation rights, restricted stock awards, restricted stock unit awards, and performance stock awards. The Amended 2009 Plan allows us to utilize multiple types of equity incentives in order to secure and retain the services of our employees, consultants and directors, and to provide long-term incentives that align the interests of our employees, consultants and directors with the interests of our stockholders.

Important Aspects of Our Amended 2009 Plan Designed to Protect Our Stockholders' Interests

        The Amended 2009 Plan includes certain provisions that are designed to protect our stockholders' interests and to reflect corporate governance best practices including:

  •
  Stockholder approval is required for additional shares.  The Amended 2009 Plan does not contain an annual "evergreen" provision. Thus, stockholder approval is required each time we need to increase the share reserve allowing our stockholders the ability to have a say on our equity compensation programs.

  •
  Repricing is not allowed.  The Amended 2009 Plan prohibits the repricing of outstanding equity awards and the cancellation of any outstanding equity awards that have an exercise price or strike price greater than the current fair market value of our common stock in exchange for cash or other stock awards under the Amended 2009 Plan.

  •
  Share counting provisions.  The share reserve under the Amended 2009 Plan is reduced one share for each share of common stock issued pursuant to an option or stock appreciation right and 2.38 shares for each share of common stock issued pursuant to a Full Value Award granted on and after March 27, 2018. This helps to ensure that management and our Compensation Committee are using the share reserve effectively and with regard to the value of each type of equity award.

  •
  The Amended 2009 Plan includes specific disclosure of award vesting upon a corporate transaction. The Amended 2009 Plan specifically provides that if any outstanding awards held by participants who haven't terminated service prior to a corporate transaction are not assumed, continued or substituted for by the acquiror (or its parent) in the change in control or corporate transaction, the vesting of such awards will be accelerated in full, and with respect to any awards subject to performance-based vesting, vesting will be deemed satisfied at 100% target level.

  •
  Submission of amendments to Amended 2009 Plan to stockholders.  The Amended 2009 Plan requires stockholder approval for material amendments to the Amended 2009 Plan, including as noted above, any increase in the number of shares reserved for issuance under the Amended 2009 Plan.

  •
  Flexibility in designing equity compensation scheme.  The Amended 2009 Plan allows us to provide a broad array of equity incentives, including traditional option grants, stock appreciation rights, restricted stock awards, restricted stock unit awards, performance stock awards and other stock awards. By providing this flexibility we can quickly and effectively react to trends in compensation practices and continue to offer competitive compensation arrangements to attract and retain the talent necessary for the success of our business.

  •
  Broad-based eligibility for equity awards.  We grant equity awards to a large portion of our employees. By doing so, we tie our employees' interests with stockholder interests and motivate our employees to act as owners of the business.

General 2009 Plan Information

        The 2009 Plan was the successor to and continuation of the 1999 Equity Incentive Plan, 2003 Equity Incentive Plan and 2004 Equity Incentive Plan (together the "Prior Plans"). All outstanding stock awards granted under the Prior Plans continue to be subject to the terms and conditions as set forth in the agreements evidencing such stock awards and the terms of the Prior Plans, but no additional awards have been granted under the Prior Plans since May 19, 2009.

        As of March 1, 2019, the total number of shares of the Company's common stock reserved for issuance under the 2009 Plan is 13,100,000 shares plus the number of shares subject to stock awards outstanding under the Prior Plans that terminate prior to exercise and would otherwise be returned to the share reserves under the Prior Plans after December 31, 2008. As of March 1, 2019, there are no stock awards outstanding under the Prior Plans. Of this number, approximately 2,063,053 shares remained available for future issuance under the 2009 Plan as of March 1, 2019. As of March 1, 2019, stock options to purchase approximately 3,664,047 shares were outstanding and Full Value Awards covering an aggregate of 805,587 were outstanding under the 2009 Plan. The weighted-average exercise price of all stock options outstanding as of March 1, 2019 was $44.11, and the weighted-average remaining term of such stock options was 7.96 years. A total of 40,822,557shares of our common stock were outstanding as of March 1, 2019. As of March 1, 2019, the closing price of our common stock as reported on the NASDAQ Global Select Market was $85.23 per share.

Description of the Amended 2009 Plan

        The material features of the Amended 2009 Plan are outlined below. This summary is qualified in its entirety by reference to the complete text of the Amended 2009 Plan. Stockholders are urged to read the actual text of the Amended 2009 Plan in its entirety, which is appended to this proxy statement as Appendix A and may be accessed from the SEC's website at www.sec.gov.

Background and Purpose

        The Amended 2009 Plan provides for the grant of stock options, restricted stock, restricted stock units, stock appreciation rights, other stock awards, and performance awards that may be settled in cash, stock or other property.

        The purpose of the Amended 2009 Plan is to secure and retain the services of employees, directors, and consultants, to provide a means by which such persons may be given an opportunity to benefit from increases in the value of the Company's common stock, to assist the Company in recruiting new employees and directors, retaining the services of current employees and directors, and to provide incentives for such persons to exert maximum efforts for the Company's success.

Shares Available for Awards

        After giving effect to the approval of Proposal No. 3, the total number of shares of the Company's common stock reserved for issuance under the Amended 2009 Plan would be 15,000,000 as of March 1, 2019. This share reserve consists of (a) 13,100,000 shares currently reserved for issuance under the Amended 2009 Plan, plus (b) an additional 1,900,000 shares subject to approval of the stockholders at the Annual Meeting. In addition, the share reserve will be increased by the number of shares subject to stock awards outstanding under the Prior Plans that terminate prior to exercise and would otherwise be returned to the share reserves under the Prior Plans less one share for each share of common stock issued pursuant to an option or stock appreciation right granted after December 31, 2008 under the Prior Plans with respect to which the strike price is at least 100% of the fair market value of the underlying common stock on the date of grant and 1.4 shares for each share of stock issued pursuant to an award other than an option or stock appreciation right granted after December 31, 2008 under the Prior Plans.

        This aggregate number is referred to as the "Share Reserve." The number of shares available for issuance under the Amended 2009 Plan is reduced by (i) one share for each share of common stock issued pursuant to an option or stock appreciation right with a strike price of at least 100% of the fair market value of the underlying common stock on the date of grant; (ii) prior to October 1, 2010, 1.4 shares for each share of common stock issued pursuant to restricted stock, restricted stock units, performance stock awards, or other stock awards granted under the 2009 Plan; (iii) on or after

October 1, 2010 but prior to December 31, 2014, 1.8 shares for each share of common stock issued pursuant to restricted stock, restricted stock units, performance stock awards, or other stock awards granted under the 2009 Plan; (iv) on or after December 31, 2014 but prior to March 27, 2018, 2.15 shares for each share of common stock issued pursuant to restricted stock, restricted stock units, performance stock awards, or other stock awards granted under the 2009 Plan; and (v) on or after March 27, 2018, 2.38 shares for each share of common stock issued pursuant to restricted stock, restricted stock units, performance stock awards, or other stock awards granted under the Amended 2009 Plan.

        If a stock award expires or otherwise terminates without having been exercised in full or is settled in cash, such expiration, termination or settlement will not reduce (or otherwise offset) the number of shares of the common stock that may be issued pursuant to the Amended 2009 Plan. If any shares of common stock issued pursuant to a stock award are forfeited back to the Company because of the failure to meet a contingency or condition required to vest such shares in the participant, then the shares which are forfeited will revert to and again become available for issuance under the Amended 2009 Plan. Any shares withheld or reacquired by the Company pursuant to the exercise of an option or stock appreciation right under its withholding obligations or as consideration for the exercise of an option or stock appreciation right will not again become available for issuance under the Amended 2009 Plan. In addition, if the exercise price of any award is satisfied by the tender of shares of common stock to us (whether by actual delivery or attestation), the shares tendered will not again be available for issuance under the Amended 2009 Plan.

        To the extent there is a share of common stock issued pursuant to (i) a stock award granted under the 2009 Plan or the Amended 2009 Plan or (ii) an award other than an option or stock appreciation right granted under the Prior Plans, and such share of common stock again becomes available for issuance under the Amended 2009 Plan, then on or after March 27, 2018, the number of shares of common stock available for issuance under the Amended 2009 Plan will increase by 2.38 shares.

Eligibility

        Incentive stock options may be granted under the Amended 2009 Plan only to the Company's employees and employees of Omnicell's affiliates. The Company's employees, consultants and directors and employees and consultants of Omnicell's affiliates are eligible to receive all other types of awards under the Amended 2009 Plan. As of March 1, 2019, approximately 2,480 employees, directors and consultants were eligible to participate in the Amended 2009 Plan.

Administration

        The Amended 2009 Plan is administered by our Board of Directors, which may in turn delegate authority to administer the plan to a committee. Our Board of Directors has delegated administration of the Amended 2009 Plan to the Compensation Committee. Subject to the terms of the Amended 2009 Plan, the Compensation Committee determines recipients, the numbers and types of stock awards to be granted, the terms and conditions of the stock awards, including the period of their exercisability and vesting. Subject to the limitations set forth below, the Compensation Committee also determines the fair market value applicable to a stock award and the exercise price of options granted under the Amended 2009 Plan.

Repricing

        The Amended 2009 Plan expressly provides that, without the approval of the stockholders within 12 months prior to such event, the Compensation Committee shall not have the authority to reduce the exercise price of any outstanding stock awards under the plan or cancel any outstanding stock awards that have an exercise price or strike price greater than the current fair market value of the common stock in exchange for cash or other stock awards under the Amended 2009 Plan.

Vesting

        Shares subject to awards under the Amended 2009 Plan generally vest in accordance with the stock award agreement for such stock award.

Stock Options

        If stock options are granted, they are granted pursuant to stock option agreements. The Amended 2009 Plan permits the grant of options that qualify as incentive stock options, or ISOs, and nonstatutory stock options, or NSOs. Generally, the exercise price for an option cannot be less than 100% of the fair market value of the common stock subject to the option on the date of grant. Options granted under the Amended 2009 Plan will vest at the rate specified in the option agreement.

        In general, the term of stock options granted under the Amended 2009 Plan may not exceed ten years. Except as explicitly provided otherwise in an optionholder's award agreement, options granted under the Amended 2009 Plan generally terminate three months after termination of the participant's service unless (i) termination is due to the participant's disability, in which case the option may be exercised (to the extent the option was exercisable at the time of the termination of service) at any time within 12 months following termination; (ii) the participant dies before the participant's service has terminated, or within the period (if any) specified in the stock option agreement after termination of service for a reason other than death, in which case the option may be exercised (to the extent the option was exercisable at the time of the participant's death) within 18 months following the participant's death by the person or persons to whom the rights to such option have passed; (iii) the participant is terminated for cause in which case the option will cease to be exercisable immediately upon the participant's termination, or (iv) the option by its terms specifically provides otherwise. An option term may be extended in the event that exercise of the option following termination of service is prohibited by applicable securities laws. The amount of time allowable after termination to exercise an option may be extended if a sale of the shares received by the participant upon exercise would be in violation of the registration requirements under the Securities Act or Omnicell's insider trading policy. In such cases, the applicable period within which a participant may exercise an option after termination is extended to the time in which the exercise of the option would not be in violation of such laws or policies. In no event may an option be exercised after its expiration date. In addition, pursuant to our retirement policy, if a participant was an employee of Omnicell or one of its subsidiaries at the time of grant, the participant's continuous service with Omnicell terminates for any reason other than due to a termination for cause, and the participant has attained age 55 with ten or more years of continuous service at any time during the participant's continuous service, then the portion of the option vested on the date of such termination may be exercised by the participant (or his or her estate, if applicable) at any time during the period ending on the expiration of the term of the option. A participant will have attained a year of continuous service for each 12-month period of the participant's continuous service since his or her most recent hire/re-hire date, but will not be credited with service provided by the participant to an acquired company prior to its acquisition by Omnicell.

        Acceptable forms of consideration for the purchase of Omnicell common stock issued under the Amended 2009 Plan will be determined by the Compensation Committee and may include cash, check, bank draft or money order made payable to the Company, common stock previously owned by the optionholder, payment through a broker assisted exercise or, for NSOs only, a net exercise feature, or other legal consideration approved by the Compensation Committee.

        Generally, an optionholder may not transfer a stock option other than by will or the laws of descent and distribution or a domestic relations order. However, to the extent permitted under the terms of the applicable stock option agreement, an optionholder may designate a beneficiary who may exercise the option following the optionholder's death.

Limitations

        The aggregate fair market value, determined at the time of grant, of shares of Omnicell common stock with respect to ISOs that are exercisable for the first time by an optionholder during any calendar year under all of the Company's equity compensation plans may not exceed $100,000. The options or portions of options that exceed this limit are treated as NSOs. No ISO may be granted to any person who, at the time of the grant, owns or is deemed to own stock possessing more than 10% of the Company's total combined voting power or that of any affiliate unless the following conditions are satisfied:

  •
  the option exercise price must be at least 110% of the fair market value of the stock subject to the option on the date of grant; and

  •
  the term of any ISO award must not exceed five years from the date of grant.

        The aggregate maximum number of shares of common stock that may be issued pursuant to the exercise of ISOs will be the number of shares of common stock in the Share Reserve.

Restricted Stock Awards

        If restricted stock awards are granted, they are granted pursuant to restricted stock award agreements. A restricted stock award may be granted in consideration for cash, check, bank draft or money order payable to the Company, the recipient's past or future services performed for the Company or an affiliate of the Company, or any other form of legal consideration acceptable to the Compensation Committee. Shares of Omnicell common stock acquired under a restricted stock award may be subject to forfeiture to us in accordance with a vesting schedule to be determined by the Compensation Committee. Rights to acquire shares of Omnicell common stock under a restricted stock award may be transferred only upon such terms and conditions as are set forth in the restricted stock award agreement.

Restricted Stock Unit Awards

        If restricted stock unit awards are granted, they are granted pursuant to restricted stock unit award agreements. Payment of any purchase price may be made in any legal form acceptable to the Compensation Committee. The Company will settle a payment due to a recipient of a restricted stock unit award by delivery of shares of our common stock, by cash, by a combination of cash and stock as deemed appropriate by our Compensation Committee, or in any other form of consideration determined by the Compensation Committee and set forth in the restricted stock unit award agreement. Dividend equivalents may be credited in respect of shares of Omnicell common stock covered by a restricted stock unit award. Restricted stock unit awards may be subject to vesting in accordance with a vesting schedule to be determined by the Compensation Committee. Except as otherwise provided in the applicable restricted stock unit award agreement, restricted stock units that have not vested will be forfeited upon the participant's termination of continuous service for any reason.

Stock Appreciation Rights

        If stock appreciation rights are granted, they are granted pursuant to a stock appreciation rights agreement. Each stock appreciation right is denominated in common stock share equivalents. The strike price of each stock appreciation right is determined by the Compensation Committee, and will in no event be less than 100% of the fair market value of the stock subject to the stock appreciation right at the time of grant. In general, the term of the stock appreciation rights granted under the Amended 2009 Plan may not exceed ten years. The Compensation Committee may also impose restrictions or conditions upon the vesting of stock appreciation rights that it deems appropriate. Stock appreciation rights may be paid in Omnicell common stock, in cash, in any combination of the two, or any other form of legal consideration approved by the Compensation Committee and contained in the stock appreciation right agreement. Stock appreciation rights will be subject to the same conditions upon termination and restrictions on transfer as stock options under the Amended 2009 Plan.

Performance Awards

        The Amended 2009 Plan provides for the grant of performance stock awards. If performance stock awards are granted, they will vest or be exercised based upon the attainment during a certain period of time of certain performance goals. The length of any performance period, the performance goals to be achieved during the performance period, and the measure of whether and to what degree such performance goals have been attained will be determined by the Compensation Committee.

        Performance goals under the Amended 2009 Plan are determined by our Board of Directors or the Compensation Committee, based on any one or more of the following performance criteria: (i) earnings (including earnings per share and net earnings); (ii) earnings before interest, taxes and depreciation; (iii) earnings before interest, taxes, depreciation and amortization; (iv) total stockholder return; (v) return on equity or average stockholder's equity; (vi) return on assets, investment, or capital employed; (vii) stock price; (viii) margin (including gross margin); (ix) income (before or after taxes); (x) operating income; (xi) operating income after taxes; (xii) pre-tax profit; (xiii) operating cash flow; (xiv) sales, backlog or revenue targets; (xv) increases in revenue or product revenue; (xvi) expenses and cost reduction, or other budgetary goals; (xvii) improvement in or attainment of working capital levels; (xviii) economic value added (or an equivalent metric); (xix) market share; (xx) cash flow; (xxi) cash flow per share; (xxii) share price performance; (xxiii) debt reduction; (xxiv) implementation or completion of projects or processes; (xxv) customer satisfaction, service, or personal visitations; (xxvi) stockholders' equity; (xxvii) capital expenditures; (xxviii) debt levels; (xxix) operating profit or net operating profit; (xxx) workforce diversity; (xxxi) growth of net income or operating income; (xxxii) billings; (xxxiii) completion of strategic, business, development, financial, employee or integration plan (or equivalent type of plan); (xxxiv) manufacturing, production, research and development, product launch or product objective goals; (xxxv) litigation, arbitration or other conflict achievements or resolutions; (xxxvi) hiring or reduction in headcount; (xxxvii) timely completion of internal and external analysis, or audits; (xxxviii) completion of performance goals by direct reports; and (xxxix) other measures of performance selected by our Board of Directors.

        Performance goals may be based on a company-wide basis, with respect to one or more business units, divisions, affiliates, or business segments, and in either absolute terms or relative to the performance of one or more comparable companies or the performance of one or more relevant indices. In establishing a performance goal, our compensation committee may provide that performance will be appropriately adjusted as follows: (i) to exclude restructuring and/or other nonrecurring charges; (ii) to exclude exchange rate effects, as applicable, for non-U.S. dollar denominated net sales and operating earnings; (iii) to exclude the effects of changes to generally accepted accounting principles; (iv) to exclude the effects of any statutory adjustments to corporate tax rates; and (v) to exclude the effects of any items that are "unusual" in nature or occur "infrequently" as determined under generally accepted accounting principles. In addition, our Board of Directors retains the discretion to reduce or eliminate the compensation or economic benefit due upon attainment of performance goals and to define the manner of calculating the performance criteria it selects to use for a performance period.

Other Stock Awards

        Other forms of stock awards valued in whole or in part with reference to Omnicell common stock may be granted either alone or in addition to other stock awards under the Amended 2009 Plan. The Compensation Committee has sole and complete authority to determine the persons to whom and the time or times at which such other stock awards will be granted, the number of shares of Omnicell common stock to be granted and all other conditions of such other stock awards. Other forms of stock awards may be subject to vesting in accordance with a vesting schedule to be determined by the Compensation Committee.

Clawback/Recovery

        Stock awards granted under the Amended 2009 Plan will be subject to recoupment in accordance with any clawback policy that we may be required to adopt pursuant to applicable law and listing requirements. In addition, the Board of Directors may impose such other clawback, recovery or recoupment provisions in any stock award agreement as it determines necessary or appropriate.

Changes to Capital Structure

        In the event that there is a specified type of change in our capital structure not involving the receipt of consideration by the Company, such as a stock split or stock dividend, the class and number of shares reserved under the Amended 2009 Plan (including share limits) and the class and number of shares and exercise price or strike price, if applicable, of all outstanding stock awards will be appropriately adjusted.

Corporate Transactions

        Unless otherwise provided in the stock award agreement, any other written agreement between the Company or any of its affiliates and the participant, or in any director compensation policy of the Company, in the event of a corporate transaction (as specified in the Amended 2009 Plan and described below), all outstanding stock awards under the Amended 2009 Plan shall be assumed, continued or substituted for by any surviving or acquiring entity (or its parent company). If the surviving or acquiring entity (or its parent company) elects not to assume, continue or substitute for such stock awards, then (i) with respect to any such stock awards that are held by individuals whose continuous service with us or an affiliate has not terminated prior to the effective date of the corporate transaction, the vesting and exercisability provisions of such stock awards will be accelerated in full (and with respect to any performance stock awards, vesting will be deemed satisfied at 100% target level) and such awards will terminate if not exercised prior to the effective date of the corporate transaction, and (ii) with respect to any stock awards that are held by individuals whose continuous service with the Company or an affiliate of the Company has terminated prior to the effective date of the corporate transaction, the vesting and exercisability provisions of such stock awards will not be accelerated and such awards will terminate if not exercised prior to the effective date of the corporate transaction (except that any reacquisition or repurchase rights held by the Company with respect to such stock awards shall not terminate and may continue to be exercised notwithstanding the corporate transaction).

        A stock award may be subject to additional acceleration of vesting and exercisability upon or after a change in control, as provided in the stock award agreement, in any other written agreement between the Company or any affiliate of the Company and the participant, or in any director compensation policy of the Company.

Plan Amendments/ Plan Termination

        The Compensation Committee has the authority to amend or terminate the Amended 2009 Plan at any time. However, no amendment or termination of the Amended 2009 Plan will adversely affect any rights under awards already granted to a participant unless agreed to by the affected participant. The Company will obtain stockholder approval of any amendment to the Amended 2009 Plan as required by applicable law. No ISOs will be granted after March 25, 2029.

U.S. Federal Income Tax Consequences

        The information set forth below is a summary only and does not purport to be complete. The information is based upon current federal income tax rules and therefore is subject to change when those rules change. Because the tax consequences to any recipient may depend on his or her particular situation, each recipient should consult the recipient's tax adviser regarding the federal, state, local, and other tax consequences of the grant or exercise of an award or the disposition of stock acquired as a result of an award. The Amended 2009 Plan is not qualified under the provisions of Section 401(a) of the Code, and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974. The Company's ability to realize the benefit of any tax deductions described below depends on its generation of taxable income.

Nonstatutory Stock Options

        Generally, there is no taxation upon the grant of a NSO where the option is granted with an exercise price equal to the fair market value of the underlying stock on the grant date. On exercise, an optionholder will recognize ordinary income equal to the excess, if any, of the fair market value on the date of exercise of the stock over the exercise price. If the optionholder is employed by us or one of our affiliates, that income will be subject to withholding tax. The optionholder's tax basis in those shares will be equal to their fair market value on the date of exercise of the option, and the optionholder's capital gain holding period for those shares will begin on that date.

        Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the optionholder.

Incentive Stock Options

        The Amended 2009 Plan provides for the grant of stock options that qualify as "incentive stock options," as defined in Section 422 of the Code. Under the Code, an optionholder generally is not subject to ordinary income tax upon the grant or exercise of an ISO. If the optionholder holds a share received on exercise of an ISO for more than two years from the date the option was granted and more than one year from the date the option was exercised, which is referred to as the required holding period, the difference, if any, between the amount realized on a sale or other taxable disposition of that share and the holder's tax basis in that share will be long-term capital gain or loss.

        If, however, an optionholder disposes of a share acquired on exercise of an ISO before the end of the required holding period, which is referred to as a disqualifying disposition, the optionholder generally will recognize ordinary income in the year of the disqualifying disposition equal to the excess, if any, of the fair market value of the share on the date the ISO was exercised over the exercise price. However, if the sales proceeds are less than the fair market value of the share on the date of exercise of the option, the amount of ordinary income recognized by the optionholder will not exceed the gain, if any, realized on the sale. If the amount realized on a disqualifying disposition exceeds the fair market value of the share on the date of exercise of the option, that excess will be short-term or long-term capital gain, depending on whether the holding period for the share exceeds one year.

        For purposes of the alternative minimum tax, the amount by which the fair market value of a share of stock acquired on exercise of an ISO exceeds the exercise price of that option generally will be an adjustment included in the optionholder's alternative minimum taxable income for the year in which the option is exercised. In computing alternative minimum taxable income, the tax basis of a share acquired on exercise of an ISO is increased by the amount of the adjustment taken into account with respect to that share for alternative minimum tax purposes in the year the option is exercised.

        Omnicell is not allowed an income tax deduction with respect to the grant or exercise of an ISO or the disposition of a share acquired on exercise of an ISO after the required holding period. If there is a disqualifying disposition of a share, however, Omnicell is allowed a deduction in an amount equal to the ordinary income includible in income by the optionholder, subject to Section 162(m) of the Code and provided that amount constitutes an ordinary and necessary business expense for the Company and is reasonable in amount, and either the employee includes that amount in income or the Company timely satisfies its reporting requirements with respect to that amount.

Restricted Stock Awards

        Generally, the recipient of a restricted stock award will recognize ordinary compensation income at the time the stock is received equal to the excess, if any, of the fair market value of the stock received over any amount paid by the recipient in exchange for the stock. If, however, the stock is not vested when it is received (for example, if the employee is required to work for a period of time in order to have the right to sell the stock), the recipient generally will not recognize income until the stock becomes vested, at which time the recipient will recognize ordinary compensation income equal to the excess, if any, of the fair market value of the stock on the date it becomes vested over any amount paid by the recipient in exchange for the stock. A recipient may, however, file an election with the Internal Revenue Service, within 30 days of his or her receipt of the stock award, to recognize ordinary compensation income, as of the date the recipient receives the award, equal to the excess, if any, of the fair market value of the stock on the date the award is granted over any amount paid by the recipient in exchange for the stock.

        The recipient's basis for the determination of gain or loss upon the subsequent disposition of shares acquired from stock awards will be the amount paid for such shares plus any ordinary income recognized either when the stock is received or when the stock becomes vested.

        Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, Omnicell will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the stock award.

Restricted Stock Units

        Generally, the recipient of a stock unit structured to conform to the requirements of Section 409A of the Code or an exception to Section 409A of the Code will recognize ordinary compensation income at the time the stock is delivered equal to the excess, if any, of the fair market value of the shares of Omnicell common stock received over any amount paid by the recipient in exchange for the shares of Omnicell common stock. To conform to the requirements of Section 409A of the Code, the shares of Omnicell common stock subject to a stock unit award may generally only be delivered upon one of the following events: a fixed calendar date (or dates), separation from service, death, disability or a change in control. If delivery occurs on another date, unless the stock units otherwise comply with or qualify for an exception to the requirements of Section 409A of the Code, in addition to the tax treatment described above, the recipient will owe an additional 20% federal tax and interest on any taxes owed.

        The recipient's basis for the determination of gain or loss upon the subsequent disposition of shares acquired from stock units will be the amount paid for such shares plus any ordinary income recognized when the stock is delivered.

        Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the stock award.

Stock Appreciation Rights

        The Company may grant under the Amended 2009 Plan stock appreciation rights separate from any other award or in tandem with other awards under the Amended 2009 Plan.

        Where the rights are granted with a strike price equal to the fair market value of the underlying stock on the grant date and where the recipient may only receive the appreciation inherent in the stock appreciation rights in shares of Omnicell common stock, the recipient will recognize ordinary compensation income equal to the fair market value of the stock received upon such exercise. If the recipient may receive the appreciation inherent in the stock appreciation rights in cash or other property and the stock appreciation right has been structured to conform to the requirements of Section 409A of the Code, then the cash will be taxable as ordinary compensation income to the recipient at the time that the cash is received. Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, Omnicell will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the stock appreciation right.

Section 162 Limitations

        Compensation of persons who are "covered employees" of the Company is subject to the tax deduction limits of Section 162(m) of the Code. The exemption from Section 162(m)'s deduction limit for performance-based compensation has been repealed, effective for taxable years beginning after December 31, 2017, such that compensation paid to our covered employees in excess of $1 million will not be deductible unless it qualifies for transition relief applicable to certain arrangements in place as of November 2, 2017 and not modified in any material respect on or after such date.

New Plan Benefits

        The Company cannot currently determine the benefits or number of shares subject to awards that may be granted in the future to executive officers, directors, and employees under the Amended 2009 Plan. We do not presently have any current plans, proposals or arrangements, written or otherwise, to issue any of the newly available authorized shares under the Amended 2009 Plan, except pursuant to our non-employee director compensation plan. Awards granted in 2019 to our non-employee directors are discretionary and are not subject to set benefits or amounts under the terms of our non-employee director compensation plan. Pursuant to our compensation policy for non-employee directors, however, (A) each of our current non-employee directors is eligible to receive a quarterly retainer of $22,500 for serving on the Board plus, (B) our independent lead director is eligible to receive annual compensation for service in such capacity as (I) $4,375 in cash each quarter, and (II) an annual restricted stock grant valued at $17,500, plus (C) the chairperson of our Audit Committee is eligible to receive (I) a quarterly retainer of $5,000, and (II) an annual restricted stock grant valued at $20,000, plus (D) each non-chair member of our Audit Committee is eligible to receive (I) a quarterly retainer of $2,500, and (II) a restricted stock grant valued at $10,000, (E) the chairperson of our Corporate Governance Committee is eligible to receive (I) a quarterly retainer of $2,750, and (II) an annual restricted stock grant valued at $11,000, plus (F) each non-chair member of our Corporate Governance Committee is eligible to receive (I) a quarterly retainer of $1,875, and (II) a restricted stock grant valued at $7,500, plus (G) the chairperson of our Compensation Committee is eligible to receive (I) a quarterly retainer of $5,000, and (II) an annual restricted stock grant valued at $20,000, plus (D) each non-chair member of our Compensation Committee is eligible to receive (I) a quarterly retainer of $2,500, and (II) a restricted stock grant valued at $10,000, plus (H) each member of our Mergers & Acquisitions Committee is eligible to receive a cash compensation fee in the amount of $1,250 for each meeting duly convened and held that such member attends. Any non-employee director who is first elected to the Board will be entitled to receive a grant of options to purchase shares of our common stock valued at $150,000. All such option grants will have an exercise price per share equal to the fair market value of our common stock on the date of grant. In addition, on the date of each annual meeting, each person who continues to serve as a non-employee member of the Board of Directors following such annual meeting will be granted a restricted stock grant valued at $120,000. Each initial grant for a non-employee director will vest over a three year period, and each annual grant for a non-employee director will vest on the next subsequent annual meeting, in each case subject to the director's continuing service on our Board of Directors (or as the Lead Independent Director or member of chairman of a committee, as applicable). After the date of the Annual Meeting, any such awards will be granted under our non-employee director compensation plan if this Proposal No. 3 is approved by our stockholders. For additional information regarding our compensation policy for non-employee directors, see the "Director Compensation" section above.

Plan Benefits Table

        The following table sets forth, for each of the individuals and groups indicated, the total number of shares of our common stock subject to awards that have been granted (even if not currently outstanding) under the 2009 Plan and the Amended 2009 Plan through December 31, 2018.

2009 Plan and Amended 2009 Plan

Name and position	Number of shares
Randall A. Lipps	1,224,516
Chairman, President and Chief Executive Officer
Peter J. Kuipers	206,169
Executive Vice President, Chief Financial Officer
Robin G. Seim	435,658
Former President, Global Automation and Medication Adherence
Scott P. Seidelmann	85,000
Executive Vice President, Chief Commercial Officer
Nhat H. Ngo	328,536
Executive Vice President, Marketing, Strategy and Business Development
All current executive officers as a group	2,140,543	(1)
All current directors who are not executive officers as a group	796,267	(2)
Each nominee for election as a director:
James T. Judson	57,178
Bruce E. Scott	—
Bruce D. Smith	36,085
Each associate of any executive officers, current directors or director nominees	—
Each other person who received or is to receive 5% of awards	—
All employees, including all current officers who are not executive officers, as a group	4,817,688

(1)
Does not include shares granted to Robin G. Seim, who ceased to be an executive officer of the Company as of March 15, 2019 upon his retirement.

(2)
Includes 435,658 shares granted to Mr. Seim when he was an executive officer of the Company prior to his retirement on March 15, 2019. Mr. Seim joined the Board effective March 18, 2019.

Required Vote and Recommendation of the Board of Directors

        Approval of Proposal No. 3 requires the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting. Abstentions will be counted toward the tabulation of votes cast on Proposal No. 3 and will have the same effect as "Against" votes. Broker non-votes will have no effect on the outcome of the vote.

        Our Board of Directors believes that approval of Proposal No. 3 is in the best interest of the Company and the best interests of the stockholders for the reasons stated above.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
A VOTE "FOR" PROPOSAL NO. 3.

EQUITY COMPENSATION PLAN INFORMATION

        The following table provides certain information as of December 31, 2018 regarding our 1997 Employee Stock Purchase Plan, 1999 Equity Incentive Plan and 2009 Equity Incentive Plan, each of which has been approved by our stockholders. As of December 31, 2018, there were no equity awards outstanding or securities available for future issuance under equity compensation plans not previously approved by our stockholders.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted-average exercise price of outstanding options, warrants and rights (b)($)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	4,482,516	(1)	41.31	4,344,570	(2)
Equity compensation plans not approved by security holders	—		—	—
Total	4,482,516		41.31	4,344,570

(1)
Includes 4,000 shares subject to outstanding awards pursuant to our 1999 Equity Incentive Plan and 4,478,516 shares subject to outstanding awards pursuant to the 2009 Equity Incentive Plan. Since the stockholder's adoption of our 2009 Equity Incentive Plan in May 2009, no further awards have been or will be granted pursuant to the 1999 Equity Incentive Plan and any outstanding stock awards from the 1999 Equity Incentive Plan that are forfeited or cancelled will be returned to the 2009 Equity Incentive Plan.

(2)
Includes 1,913,425 shares available for purchase pursuant to the 1997 Employee Stock Purchase Plan.

 STOCK OWNERSHIP

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information regarding the ownership of the Company's common stock as of March 5, 2019 by: (i) each director and nominee for director; (ii) each of the executive officers named in the Summary Compensation Table; (iii) all current executive officers and directors of the Company as a group; and (iv) all those known by the Company to be beneficial owners of more than 5% of its common stock.

	Beneficial Ownership(1)
Name and Address of Beneficial Owner	Number of Shares	Percent of Total
BlackRock, Inc.(2)	5,906,683	14.44%
55 East 52nd Street
New York, NY 10055
The Vanguard Group, Inc.(3)	3,928,972	9.61%
100 Vanguard Blvd.
Malvern, PA 19355
Wellington Management Group LLP(4)	2,521,985	6.17%
280 Congress Street
Boston, MA 02210
Joanne B. Bauer(5)	36,854	*
James T. Judson(5)	13,181	*
Randall A. Lipps(5)(6)	632,873	1.54%
Vance B. Moore(5)	58,609	*
Mark W. Parrish	50,940	*
Gary S. Petersmeyer(5)(7)	14,046	*
Bruce E. Scott	—	*
Bruce D. Smith(5)	33,350	*
Sara J. White(5)	44,643	*
Peter J. Kuipers(5)	46,061	*
Robin G. Seim(5)	61,129	*
Scott P. Seidelmann(5)	20,106	*
Nhat H. Ngo(5)	85,652	*
All executive officers and directors as a group (13 persons)(5)(8)	1,147,716	2.77%

*
Less than one percent.

(1)
Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 40,899,477 shares of common stock outstanding on March 5, 2019, adjusted as required by rules promulgated by the SEC. Unless otherwise indicated, the address of each listed shareholder is c/o Omnicell, Inc., 590 E. Middlefield Road, Mountain View, California 94043.

(2)
BlackRock, Inc. ("BlackRock") is the beneficial owner of 5,906,683 shares of common stock. BlackRock has sole voting power with respect to 5,773,418 shares of common stock, and sole dispositive power with respect to 5,906,683 shares of common stock. The data regarding the stock ownership of BlackRock is as of December 31, 2018 from the Schedule 13G/A filed by BlackRock on January 31, 2019.

(3)
The Vanguard Group, Inc. ("Vanguard") is the beneficial owner of 3,928,972 shares of common stock. Vanguard has sole voting power with respect to 80,322 shares of common stock, shared voting power with respect to 5,486 shares of common stock, sole dispositive power with respect to 3,846,978 shares of common stock and shared dispositive power with respect to 81,994 shares of common stock. The data regarding the stock ownership of Vanguard is as of December 31, 2017 from the Schedule 13G/A filed by Vanguard on February 11, 2019.

(4)
Wellington Management Group LLP ("Wellington") is the beneficial owner of 2,521,985 shares of common stock. Wellington has sole voting power with respect to 1,815,368 shares of common stock, and shared dispositive power with respect to 2,521,985 shares of common stock. The data regarding the stock ownership of Wellington is as of December 31, 2018 from the Schedule 13G filed by Wellington on February 12, 2019.

(5)
Includes shares of common stock which certain executive officers and directors of the Company have the right to acquire within 60 days after March 5, 2019 pursuant to the exercise of stock options as follows: Ms. Bauer, 19,329 shares; Mr. Lipps, 280,686 shares; Mr. Moore, 25,951 shares; Mr. Parrish, 25,278 shares; Mr. Smith, 17,862 shares; Mr. Kuipers, 33,226 shares; Mr. Seim, 28,800 shares; Mr. Seidelmann, 17,000 shares; Mr. Ngo, 84,143 shares; and all current executive officers and directors as a group, 572,654 shares.

(6)
Includes 43,798 shares held directly by Mr. Lipps; 300,613 shares held in trust by The Lipps Revocable Trust, for which Mr. Lipps and his wife are trustees with shared voting and investment power; and 7,776 shares held in various trusts for the benefit of Mr. Lipps's children, for which Mr. Lipps is trustee.

(7)
Includes 1,251 shares held in Mr. Petersmeyer's individual profit sharing plan.

(8)
Consists of shares held by the executive officers and directors listed in the table, including the shares included in footnote 5 above, as well as 9,893 shares held Dan S. Johnston, the Company's Executive Vice President and Chief Legal & Administrative Officer, and 40,379 shares that Mr. Johnston has the right to acquire within 60 days after March 5, 2019 pursuant to the exercise of stock options.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires the Company's directors and executive officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Executive officers, directors and greater than 10% stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

        The Company submits all applicable Section 16(a) filing requirements on behalf of its executive officers and directors. To the Company's knowledge, based on the reports filed by the Company, copies of such reports furnished to the Company and written representations that no other reports were required during the fiscal year ended December 31, 2018, all Section 16(a) filing requirements applicable to its executive officers and directors were complied with, except for (i) one Form 4 filing for Joseph B. Spears, the Company's Vice President, Corporate Finance and Chief Accounting Officer, reporting three transactions (a grant of stock options, a grant of RSUs, and the vesting and related tax withholding of RSU shares), which was filed late with respect to each of these transactions due to an administrative error and (ii) one Form 4 filing for Peter J. Kuipers, the Company's Executive Vice President and Chief Financial Officer, reporting a sale of shares pursuant to a Rule 10b5-1 trading plan, which was filed late due to an administrative error.

 AUDIT MATTERS

PROPOSAL NO. 4: RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The Audit Committee of the Board has selected Deloitte & Touche LLP ("Deloitte") as the Company's independent registered public accounting firm for the year ending December 31, 2019 and has further directed that management submit the selection of the independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. Representatives of Deloitte are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions. Deloitte has served as our independent registered public accounting firm since fiscal year 2014.

        Neither the Company's bylaws nor other governing documents or law require stockholder ratification of the selection of Deloitte as the Company's independent registered public accounting firm. However, the Audit Committee of the Board is submitting the selection of Deloitte to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee of the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee of the Board in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

Principal Accountant Fees and Services

        The following table represents aggregate fees billed to the Company for the fiscal years ended December 31, 2018 and December 31, 2017 by Deloitte.

	Fiscal Year Ended December 31,
	2018	2017
	(in thousands)
Audit Fees	$2,580	$2,282
Audit-Related Fees	240	—
Tax Fees	498	135
All Other Fees	2	2

Total Fees	$3,320	$2,419

        Audit Fees.    Consists of fees billed for professional services rendered for the audit of the Company's annual consolidated financial statements included in the Annual Report on Form 10-K and review of the interim consolidated financial statements included in quarterly reports on Form 10-Q, consultations with the Company's management as to the accounting treatment of transactions or events and/or the actual or potential impact of final or proposed rules, standards or interpretations by the SEC, the Financial Accounting Standards Board or other standard- setting bodies, and other services that are normally provided by the Company's independent registered public accounting firms in connection with statutory and regulatory filings or engagements.

        Audit-Related Fees.    Consists of fees billed for professional services associated with SEC registration statements and other documents filed with the SEC.

        Tax Fees.    Consists of fees billed for professional services for tax compliance, tax advice and tax planning outside of the audit of the income tax accounts.

        All Other Fees.    Consists of fees billed for subscriptions to an on-line accounting and financial reporting research assistance service.

Pre-Approval Policies and Procedures

        The Audit Committee has adopted a policy and procedures for the pre-approval of audit and non-audit services rendered by the Company's independent registered public accounting firm. The policy generally pre-approves specified services in the defined categories of audit services, audit-related services, tax services and other non-audit services up to specified amounts. Pre-approval may also be given as part of the Audit Committee's approval of the scope of the engagement of the independent registered public accounting firm or on an individual explicit case-by-case basis before the independent registered public accounting firm is engaged to provide each service. The pre-approval of services may be delegated to one or more of the Audit Committee's members, but the decision must be reported to the full Audit Committee at its next scheduled meeting.

        The Audit Committee has determined that the rendering of the services other than audit services by Deloitte was compatible with maintaining their independence.

        In 2018, the Audit Committee pre-approved the fees set forth on the previous page in their entirety.

Required Vote and Recommendation of the Board of Directors

        Approval of Proposal No. 4 requires the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting. Abstentions will be counted toward the tabulation of votes cast on Proposal No. 4 and will have the same effect as "Against" votes. Broker non-votes will have no effect on the outcome of the vote.

        The Board believes that approval of Proposal No. 4 is in the best interest of the Company and the best interests of the stockholders for the reasons stated above.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
A VOTE "FOR" PROPOSAL NO. 4.

 ADDITIONAL INFORMATION

HOUSEHOLDING OF PROXY MATERIALS

        The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single set of Annual Meeting materials addressed to those stockholders. This process, which is commonly referred to as "householding," potentially means extra convenience for stockholders and cost savings for companies.

        This year, a number of brokers with account holders who are Omnicell stockholders will be "householding" our proxy materials. A single set of Annual Meeting materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be "householding" communications to your address, "householding" will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in "householding" and would prefer to receive a separate set of Annual Meeting materials, please (1) notify your broker, (2) direct your written request to Investor Relations, Omnicell, Inc., 590 E. Middlefield Road, Mountain View, California 94043 or (3) contact Omnicell's Investor Relations department at (650) 251-6100. Stockholders who currently receive multiple copies of the Annual Meeting materials at their addresses and would like to request "householding" of their communications should contact their brokers.

OTHER MATTERS

        The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors
/s/ DAN S. JOHNSTON
Dan S. Johnston Corporate Secretary

April 1, 2019

        A copy of the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission for the fiscal year ended December 31, 2018 is available without charge upon written request to: Omnicell, Inc., Attn: Corporate Secretary, 590 E. Middlefield Road, Mountain View, California 94043.

Appendix A

OMNICELL, INC.

2009 EQUITY INCENTIVE PLAN

ADOPTED BY THE BOARD OF DIRECTORS: MARCH 5, 2009
APPROVED BY THE STOCKHOLDERS: MAY 19, 2009
AMENDED BY THE BOARD OF DIRECTORS: NOVEMBER 17, 2010
APPROVED BY THE STOCKHOLDERS: DECEMBER 16, 2010
AMENDED BY THE BOARD OF DIRECTORS: MARCH 18, 2013
APPROVED BY THE STOCKHOLDERS: MAY 21, 2013
AMENDED BY THE BOARD OF DIRECTORS: APRIL 13, 2015
APPROVED BY THE STOCKHOLDERS: MAY 19, 2015
AMENDED BY THE BOARD OF DIRECTORS: MARCH 27, 2018
APPROVED BY THE STOCKHOLDERS: MAY 15, 2018
AMENDED BY THE BOARD OF DIRECTORS: MARCH 25, 2019
APPROVED BY THE STOCKHOLDERS: [                ], 2019

1.     GENERAL.

        (a)    Successor to and Continuation of Prior Plans.    The Plan is intended as the successor to and continuation of the Omnicell, Inc. 1999 Equity Incentive Plan, the 2003 Equity Incentive Plan and the 2004 Equity Incentive Plan (together, the "Prior Plans"). On and after the Effective Date, no additional stock awards shall be granted under the Prior Plans. All outstanding stock awards granted under the Prior Plans shall remain subject to the terms of the Prior Plans; provided, however, that after December 31, 2008, any shares subject to outstanding stock awards granted under the Prior Plans that expire or terminate for any reason prior to exercise or settlement or are forfeited because of the failure to meet a contingency or condition required to vest such shares (the "Returning Shares") shall become available for issuance pursuant to Stock Awards granted hereunder. All Stock Awards granted on or after the Effective Date of this Plan shall be subject to the terms of this Plan; provided that Stock Awards granted pursuant to the terms of the Plan prior to its amendment in March 2018 shall continue to be governed by the terms of the Plan prior to such amendment.

        (b)    Eligible Stock Award Recipients.    The persons eligible to receive Stock Awards are Employees, Directors and Consultants.

        (c)    Available Stock Awards.    The Plan provides for the grant of the following types of Stock Awards: (i) Incentive Stock Options, (ii) Nonstatutory Stock Options, (iii) Stock Appreciation Rights, (iv) Restricted Stock Awards, (v) Restricted Stock Unit Awards, (vi) Performance Stock Awards, and (vii) Other Stock Awards.

        (d)    Purpose.    The Company, by means of the Plan, seeks to secure and retain the services of the group of persons eligible to receive Stock Awards as set forth in Section 1(b), to provide incentives for such persons to exert maximum efforts for the success of the Company and any Affiliate and to provide a means by which such eligible recipients may be given an opportunity to benefit from increases in value of the Common Stock through the granting of Stock Awards.

2.     ADMINISTRATION.

        (a)    Administration by Board.    The Board shall administer the Plan unless and until the Board delegates administration of the Plan to a Committee or Committees, as provided in Section 2(c).

        (b)    Powers of Board.    The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

            (i)  To determine from time to time (A) which of the persons eligible under the Plan shall be granted Stock Awards; (B) when and how each Stock Award shall be granted; (C) what type or combination of types of Stock Award shall be granted; (D) the provisions of each Stock Award granted (which need not be identical), including the time or times when a person shall be permitted to receive cash or Common Stock pursuant to a Stock Award; (E) the number of shares of Common Stock with respect to which a Stock Award shall be granted to each such person; and (F) the Fair Market Value applicable to a Stock Award.

           (ii)  To construe and interpret the Plan and Stock Awards granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Stock Award Agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan or Stock Award fully effective.

         (iii)  To settle all controversies regarding the Plan and Stock Awards granted under it.

          (iv)  To accelerate the time at which a Stock Award may first be exercised or the time during which a Stock Award or any part thereof will vest in accordance with the Plan, notwithstanding the provisions in the Stock Award stating the time at which it may first be exercised or the time during which it will vest.

           (v)  To prohibit the exercise of any Option, SAR or other exercisable Stock Award during a period of up to thirty days prior to the consummation of any pending stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other change affecting the shares of Common Stock or the share price of the Common Stock including any Corporate Transaction, for reasons of administrative convenience.

          (vi)  To suspend or terminate the Plan at any time. Suspension or termination of the Plan shall not impair rights and obligations under any Stock Award granted while the Plan is in effect except with the written consent of the affected Participant.

         (vii)  To amend the Plan in any respect the Board deems necessary or advisable, including, without limitation, by adopting amendments relating to Incentive Stock Options and certain nonqualified deferred compensation under Section 409A of the Code and/or to bring the Plan or Stock Awards granted under the Plan into compliance therewith, subject to the limitations, if any, of applicable law. However, except as provided in Section 9(a) relating to Capitalization Adjustments, to the extent required by applicable law or listing requirements, stockholder approval shall be required for any amendment of the Plan that either (A) materially increases the number of shares of Common Stock available for issuance under the Plan, (B) materially expands the class of individuals eligible to receive Stock Awards under the Plan, (C) materially increases the benefits accruing to Participants under the Plan or materially reduces the price at which shares of Common Stock may be issued or purchased under the Plan, or (D) materially expands the types of Stock Awards available for issuance under the Plan. Except as provided above, rights under any Stock Award granted before amendment of the Plan shall not be impaired by any amendment of the Plan unless (1) the Company requests the consent of the affected Participant, and (2) such Participant consents in writing.

        (viii)  To submit any amendment to the Plan for stockholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of (A) Section 422 of the Code regarding "incentive stock options" or (B) Rule 16b-3.

          (ix)  To approve forms of Stock Award Agreements for use under the Plan and to amend the terms of any one or more Stock Awards, including, but not limited to, amendments to provide terms more favorable to the Participant than previously provided in the Stock Award Agreement, subject to any specified limits in the Plan that are not subject to Board discretion; provided however, that except with respect to amendments that disqualify or impair the status of an Incentive Stock Option, a Participant's rights under any Stock Award shall not be impaired by any such amendment unless (A) the Company requests the consent of the affected Participant, and (B) such Participant consents in writing. Notwithstanding the foregoing, subject to the limitations of applicable law, if any, the Board may amend the terms of any one or more Stock Awards without the affected Participant's consent if necessary to maintain the qualified status of the Stock Award as an Incentive Stock Option or to bring the Stock Award into compliance with Section 409A of the Code.

           (x)  Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company and that are not in conflict with the provisions of the Plan or Stock Awards.

          (xi)  To adopt such procedures and sub-plans as are necessary or appropriate to permit participation in the Plan by Employees, Directors or Consultants who are foreign nationals or employed outside the United States.

        (c)    Delegation to Committee.

          (i)    General.    The Board may delegate some or all of the administration of the Plan to a Committee or Committees. If administration of the Plan is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board that have been delegated to the Committee, including the power to delegate to a subcommittee of the Committee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board shall thereafter be to the Committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may retain the authority to concurrently administer the Plan with the Committee and may, at any time, revest in the Board some or all of the powers previously delegated.

          (ii)    Rule 16b-3 Compliance.    The Committee may consist solely of two or more Non-Employee Directors, in accordance with Rule 16b-3.

        (d)    Effect of Board's Decision.    All determinations, interpretations and constructions made by the Board in good faith shall not be subject to review by any person and shall be final, binding and conclusive on all persons.

        (e)    Cancellation and Re-Grant of Stock Awards.    Neither the Board nor any Committee shall have the authority to: (i) reduce the exercise price of any outstanding Options or Stock Appreciation Rights under the Plan, or (ii) cancel any outstanding Options or Stock Appreciation Rights that have an exercise price or strike price greater than the current Fair Market Value of the Common Stock in exchange for cash or other Stock Awards under the Plan, unless the stockholders of the Company have approved such an action within twelve (12) months prior to such an event.

        (f)    Dividends and Dividend Equivalents.    Dividends or dividend equivalents may be paid or credited, as applicable, with respect to any shares of Common Stock subject to a Stock Award (other than an Option or SAR), as determined by the Board and contained in the applicable Stock Award Agreement; provided, however, that (i) no dividends or dividend equivalents may be paid with respect to any such shares before the date such shares have vested under the terms of such Stock Award Agreement, (ii) any dividends or dividend equivalents that are credited with respect to any such shares will be subject to all of the terms and conditions applicable to such shares under the terms of such

Stock Award Agreement (including, but not limited to, any vesting conditions), and (iii) any dividends or dividend equivalents that are credited with respect to any such shares will be forfeited to the Company on the date, if any, such shares are forfeited to or repurchased by the Company due to a failure to meet any vesting conditions under the terms of such Stock Award Agreement.

3.     SHARES SUBJECT TO THE PLAN.

        (a)    Share Reserve.    Subject to Section 9(a) relating to Capitalization Adjustments, the aggregate number of shares of Common Stock that may be issued pursuant to Stock Awards from and after the Effective Date shall not exceed 15,000,000 shares (which consists of (i) 2,100,000 shares approved by the stockholders on May 19, 2009, (ii) 2,600,000 shares approved by the stockholders on December 16, 2010, (iii) 2,500,000 shares approved by the stockholders on May 21, 2013, (iv) 3,200,000 shares approved by the stockholders on May 19, 2015, (v) 2,700,000 shares approved by the stockholders on May 15, 2018, and (vi) 1,900,000 shares approved by the stockholders on [            ], 2019) plus the Returning Shares, if any, as such shares become available from time to time less one (1) share for each share of stock issued pursuant to an option or stock appreciation right granted after December 31, 2008 under the Prior Plans with respect to which the strike price is at least one hundred percent (100%) of the Fair Market Value of the underlying Common Stock on the date of grant and 1.4 shares for each share of stock issued pursuant to an award other than an option or stock appreciation right granted after December 31, 2008 under the Prior Plans (the "Share Reserve"). For clarity, the Share Reserve in this Section 3(a) is a limitation in the number of shares of the Common Stock that may be issued pursuant to the Plan and does not limit the granting of Stock Awards except as provided in Section 7(a). Shares may be issued in connection with a merger or acquisition as permitted by NASDAQ Marketplace Rule 5635(c) or, if applicable, NYSE Listed Company Manual Section 303A.08, or AMEX Company Guide Section 711 or other applicable rule, and such issuance shall not reduce the number of shares available for issuance under the Plan. Furthermore, if a Stock Award or any portion thereof (i) expires or otherwise terminates without all of the shares covered by such Stock Award have been issued or (ii) is settled in cash (i.e., the Participant receives cash rather than stock), such expiration, termination or settlement shall not reduce (or otherwise offset) the number of shares of Common Stock that may be available for issuance under the Plan.

        (b)   Subject to subsection 3(c), the number of shares available for issuance under the Plan shall be reduced by: (i) one (1) share for each share of stock issued pursuant to (A) an Option granted under Section 5, or (B) a Stock Appreciation Right granted under Section 5 with respect to which the strike price is at least one hundred percent (100%) of the Fair Market Value of the underlying Common Stock on the date of grant; (ii) prior to October 1, 2010, 1.4 shares for each share of Common Stock issued pursuant to a Full Value Award; (iii) on or after October 1, 2010 but prior to December 31, 2014, 1.8 shares for each share of Common Stock issued pursuant to a Full Value Award; (iv) on or after December 31, 2014 but prior to March 27, 2018, 2.15 shares for each share of Common Stock issued pursuant to a Full Value Award and (v) on or after March 27, 2018, 2.38 shares for each share of Common Stock issued pursuant to a Full Value Award.

        (c)    Reversion of Shares to the Share Reserve.

          (i)    Shares Available For Subsequent Issuance.

            (1)   If any shares of common stock issued pursuant to a Stock Award are forfeited back to the Company because of the failure to meet a contingency or condition required to vest such shares in the Participant, then the shares which are forfeited shall revert to and again become available for issuance under the Plan. Notwithstanding the provisions of this Section 3(c)(i), any such shares shall not be subsequently issued pursuant to the exercise of Incentive Stock Options.

            (2)   To the extent (A) there is issued a share of Common Stock pursuant to a Full Value Award or (B) any Returning Shares granted under the Prior Plan pursuant to an award other than an option or stock appreciation right, and, pursuant to Section 1(a), Section 3(a) or this Section 3(c)(i), such share of Common Stock becomes available for issuance under the Plan (W) prior to October 1, 2010, then the number of shares of Common Stock available for issuance under the Plan shall increase by 1.4 shares, (X) on or after October 1, 2010 but prior to December 31, 2014, then the number of shares of Common Stock available for issuance under the Plan shall increase by 1.8 shares, (Y) on or after December 31, 2014 but prior to March 27, 2018, then the number of shares of Common Stock available for issuance under the Plan shall increase by 2.15 shares, and (Z) on or after March 27, 2018, then the number of shares of Common Stock available for issuance under the Plan shall increase by 2.38 shares.

          (ii)    Shares Not Available For Subsequent Issuance.    If any shares subject to a Stock Award are not delivered to a Participant because the Stock Award is exercised through a reduction of shares subject to the Stock Award (i.e., "net exercised"), the number of shares that are not delivered to the Participant shall not remain available for issuance under the Plan. Also, any shares withheld or reacquired by the Company pursuant to the exercise of an Option or SAR under Section 8(g) or as consideration for the exercise of an Option or SAR shall not again become available for issuance under the Plan.

        (d)    Incentive Stock Option Limit.    Notwithstanding anything to the contrary in this Section 3, subject to the provisions of Section 9(a) relating to Capitalization Adjustments the aggregate maximum number of shares of Common Stock that may be issued pursuant to the exercise of Incentive Stock Options shall be the number of shares of Common Stock in the Share Reserve.

        (e)    Source of Shares.    The stock issuable under the Plan shall be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Company on the open market or otherwise.

4.     ELIGIBILITY.

        (a)    Eligibility for Specific Stock Awards.    Incentive Stock Options may be granted only to employees of the Company or a "parent corporation" or "subsidiary corporation" thereof (as such terms are defined in Sections 424(e) and (f) of the Code). Stock Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants; provided, however, Nonstatutory Stock Options and SARs may not be granted to Employees, Directors, and Consultants who are providing Continuous Services only to any "parent" of the Company, as such term is defined in Rule 405 promulgated under the Securities Act, unless such Stock Awards comply with the distribution requirements of Section 409A of the Code.

        (b)    Ten Percent Stockholders.    A Ten Percent Stockholder shall not be granted an Incentive Stock Option unless the exercise price of such Option is at least one hundred ten percent (110%) of the Fair Market Value on the date of grant and the Option is not exercisable after the expiration of five (5) years from the date of grant.

5.     PROVISIONS RELATING TO OPTIONS AND STOCK APPRECIATION RIGHTS.

        Each Option or SAR shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. All Options shall be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and, if certificates are issued, a separate certificate or certificates shall be issued for shares of Common Stock purchased on exercise of each type of Option. If an Option is not specifically designated as an Incentive Stock Option, then the Option shall be a Nonstatutory Stock Option. The provisions of separate Options or SARs need not be identical; provided, however, that each Option Agreement or Stock Appreciation Right Agreement shall conform to (through incorporation of provisions hereof by reference in the applicable Award Agreement or otherwise) the substance of each of the following provisions:

        (a)    Term.    Subject to the provisions of Section 4(b) regarding Ten Percent Stockholders, no Option or SAR shall be exercisable after the expiration of ten (10) years from the date of its grant or such shorter period specified in the Award Agreement.

        (b)    Exercise Price.    Subject to the provisions of Section 4(b) regarding Ten Percent Stockholders, the exercise price (or strike price) of each Option or SAR shall be not less than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Option or SAR on the date the Option or SAR is granted. Notwithstanding the foregoing, an Option or SAR may be granted with an exercise price (or strike price) lower than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Option or SAR if such Option or SAR is granted pursuant to an assumption of or substitution for another option or stock appreciation right pursuant to a Corporate Transaction and in a manner consistent with the provisions of Sections 409A and 424(a) of the Code (whether or not such awards are Incentive Stock Options). Each SAR will be denominated in shares of Common Stock equivalents.

        (c)    Purchase Price for Options.    The purchase price of Common Stock acquired pursuant to the exercise of an Option shall be paid, to the extent permitted by applicable law and as determined by the Board in its sole discretion, by any combination of the methods of payment set forth below. The Board shall have the authority to grant Options that do not permit all of the following methods of payment (or otherwise restrict the ability to use certain methods) and to grant Options that require the consent of the Company to utilize a particular method of payment. The permitted methods of payment are as follows:

            (i)  by cash, check, bank draft or money order payable to the Company;

           (ii)  pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board that, prior to the issuance of the stock subject to the Option, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds;

         (iii)  by delivery to the Company (either by actual delivery or attestation) of shares of Common Stock;

          (iv)  if the option is a Nonstatutory Stock Option, by a "net exercise" arrangement pursuant to which the Company will reduce the number of shares of Common Stock issuable upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price; provided, however, that the Company shall accept a cash or other payment from the Participant to the extent of any remaining balance of the aggregate exercise price not satisfied by such reduction in the number of whole shares to be issued; provided, further, that shares of Common Stock will no longer be subject to an Option and will not be exercisable thereafter to the extent that (A) shares issuable upon exercise are reduced to pay the exercise price pursuant to the "net exercise," (B) shares are delivered to the Participant as a result of such exercise, and (C) shares are withheld to satisfy tax withholding obligations; or

           (v)  in any other form of legal consideration that may be acceptable to the Board.

        (d)    Exercise and Payment of a SAR.    To exercise any outstanding Stock Appreciation Right, the Participant must provide written notice of exercise to the Company in compliance with the provisions of the Stock Appreciation Right Agreement evidencing such Stock Appreciation Right. The appreciation distribution payable on the exercise of a Stock Appreciation Right will be not greater than an amount equal to the excess of (A) the aggregate Fair Market Value (on the date of the exercise of the Stock Appreciation Right) of a number of shares of Common Stock equal to the number of

Common Stock equivalents in which the Participant is vested under such Stock Appreciation Right, and with respect to which the Participant is exercising the Stock Appreciation Right on such date, over (B) the strike price that will be determined by the Board at the time of grant of the Stock Appreciation Right. The appreciation distribution in respect to a Stock Appreciation Right may be paid in Common Stock, in cash, in any combination of the two or in any other form of consideration, as determined by the Board and contained in the Stock Appreciation Right Agreement evidencing such Stock Appreciation Right.

        (e)    Transferability of Options and SARs.    The Board may, in its sole discretion, impose such limitations on the transferability of Options and SARs as the Board shall determine. In the absence of such a determination by the Board to the contrary, the following restrictions on the transferability of Options and SARs shall apply:

            (i)  Restrictions on Transfer.    An Option or SAR shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Participant only by the Participant; provided, however, that the Board may, in its sole discretion, permit transfer of the Option or SAR in a manner that is not prohibited by applicable tax and securities laws upon the Participant's request. Except as explicitly provided herein, neither an Option nor a SAR may be transferred to a third-party financial institution or for consideration.

           (ii)  Domestic Relations Orders.    Notwithstanding the foregoing, an Option or SAR may be transferred pursuant to a domestic relations order; provided, however, that if an Option is an Incentive Stock Option, such Option may be deemed to be a Nonstatutory Stock Option as a result of such transfer.

         (iii)  Beneficiary Designation.    Notwithstanding the foregoing, the Participant may, by delivering written notice to the Company, in a form provided by or otherwise satisfactory to the Company and any broker designated by the Company to effect Option exercises, designate a third party who, in the event of the death of the Participant, shall thereafter be entitled to exercise the Option or SAR and receive the Common Stock or other consideration resulting from such exercise. In the absence of such a designation, the executor or administrator of the Participant's estate shall be entitled to exercise the Option or SAR and receive the Common Stock or other consideration resulting from such exercise.

        (f)    Vesting Generally.    The total number of shares of Common Stock subject to an Option or SAR may vest and therefore become exercisable in periodic installments that may or may not be equal. The Option or SAR may be subject to such other terms and conditions on the time or times when it may or may not be exercised (which may be based on the satisfaction of Performance Goals or other criteria) as the Board may deem appropriate. The vesting provisions of individual Options or SARs may vary. The provisions of this Section 5(f) are subject to any Option or SAR provisions governing the minimum number of shares of Common Stock as to which an Option or SAR may be exercised.

        (g)    Termination of Continuous Service.    Except as otherwise provided in the applicable Award Agreement or other agreement between the Participant and the Company, in the event that a Participant's Continuous Service terminates (other than for Cause or upon the Participant's death or Disability), the Participant may exercise his or her Option or SAR (to the extent that the Participant was entitled to exercise such Stock Award as of the date of termination of Continuous Service) but only within such period of time ending on the earlier of (i) the date three (3) months following the termination of the Participant's Continuous Service (or such longer or shorter period specified in the applicable Stock Award Agreement), or (ii) the expiration of the term of the Option or SAR as set forth in the Stock Award Agreement. If, after termination of Continuous Service, the Participant does not exercise his or her Option or SAR within the time specified herein or in the Stock Award Agreement (as applicable), the Option or SAR shall terminate.

        (h)    Extension of Termination Date.    In the event that the exercise of an Option or SAR following the termination of the Participant's Continuous Service (other than for Cause or upon the Participant's death or Disability) would be prohibited at any time solely because the issuance of shares of Common Stock would violate the registration requirements under the Securities Act, then the Option or SAR shall terminate on the earlier of (i) the expiration of a period of three (3) months after the termination of the Participant's Continuous Service during which the exercise of the Option or SAR would not be in violation of such registration requirements, or (ii) the expiration of the term of the Option or SAR as set forth in the applicable Stock Award Agreement. In addition, unless otherwise provided in a Participant's Stock Award Agreement, if the sale of any Common Stock received upon exercise of an Option or SAR following the termination of the Participant's Continuous Service (other than for Cause) would violate the Company's insider trading policy, then the Option or SAR shall terminate on the earlier of (i) the expiration of a period equal to the applicable post-termination exercise period after the termination of the Participant's Continuous Service during which the exercise of the Option or SAR would not be in violation of the Company's insider trading policy, or (ii) the expiration of the term of the Option or SAR as set forth in the applicable Stock Award Agreement.

        (i)    Disability of Participant.    Except as otherwise provided in the applicable Stock Award Agreement or other agreement between the Participant and the Company, in the event that a Participant's Continuous Service terminates as a result of the Participant's Disability, the Participant may exercise his or her Option or SAR (to the extent that the Participant was entitled to exercise such Option or SAR as of the date of termination of Continuous Service), but only within such period of time ending on the earlier of (i) the date twelve (12) months following such termination of Continuous Service (or such longer or shorter period specified in the Stock Award Agreement), or (ii) the expiration of the term of the Option or SAR as set forth in the Stock Award Agreement. If, after termination of Continuous Service, the Participant does not exercise his or her Option or SAR within the time specified herein or in the Stock Award Agreement (as applicable), the Option or SAR (as applicable) shall terminate.

        (j)    Death of Participant.    Except as otherwise provided in the applicable Stock Award Agreement or other agreement between the Participant and the Company, in the event that (i) a Participant's Continuous Service terminates as a result of the Participant's death, or (ii) the Participant dies within the period (if any) specified in the Stock Award Agreement after the termination of the Participant's Continuous Service for a reason other than death, then the Option or SAR may be exercised (to the extent the Participant was entitled to exercise such Option or SAR as of the date of death) by the Participant's estate, by a person who acquired the right to exercise the Option or SAR by bequest or inheritance or by a person designated to exercise the Option or SAR upon the Participant's death, but only within the period ending on the earlier of (i) the date eighteen (18) months following the date of death (or such longer or shorter period specified in the Stock Award Agreement), or (ii) the expiration of the term of such Option or SAR as set forth in the Stock Award Agreement. If, after the Participant's death, the Option or SAR is not exercised within the time specified herein or in the Stock Award Agreement (as applicable), the Option or SAR shall terminate.

        (k)    Termination for Cause.    Except as explicitly provided otherwise in a Participant's Stock Award Agreement, if a Participant's Continuous Service is terminated for Cause, the Option or SAR shall terminate upon the date on which the event giving rise to the termination occurred, and the Participant shall be prohibited from exercising his or her Option or SAR from and after the time of such termination of Continuous Service.

        (l)    Non-Exempt Employees.    No Option or SAR granted to an Employee who is a non-exempt employee for purposes of the Fair Labor Standards Act of 1938, as amended shall be first exercisable for any shares of Common Stock until at least six months following the date of grant of the Option or SAR. Notwithstanding the foregoing, consistent with the provisions of the Worker Economic Opportunity Act, (i) in the event of the Participant's death or Disability, (ii) upon a Corporate

Transaction in which such Option or SAR is not assumed, continued, or substituted, (iii) upon a Change in Control, or (iv) upon the Participant's retirement (as such term may be defined in the Participant's Stock Award Agreement or in another applicable agreement or in accordance with the Company's then current employment policies and guidelines) any such vested Options and SARs may be exercised earlier than six months following the date of grant. The foregoing provision is intended to operate so that any income derived by a non-exempt employee in connection with the exercise or vesting of an Option or SAR will be exempt from his or her regular rate of pay.

6.     PROVISIONS OF STOCK AWARDS OTHER THAN OPTIONS AND SARS.

        (a)    Restricted Stock Awards.    Each Restricted Stock Award Agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. To the extent consistent with the Company's Bylaws, at the Board's election, shares of Common Stock may be (x) held in book entry form subject to the Company's instructions until any restrictions relating to the Restricted Stock Award lapse; or (y) evidenced by a certificate, which certificate shall be held in such form and manner as determined by the Board. The terms and conditions of Restricted Stock Award Agreements may change from time to time, and the terms and conditions of separate Restricted Stock Award Agreements need not be identical; provided, however, that each Restricted Stock Award Agreement shall conform to (through incorporation of the provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

            (i)  Consideration.    A Restricted Stock Award may be awarded in consideration for (A) cash, check, bank draft or money order payable to the Company, (B) past services to the Company or an Affiliate, or (C) any other form of legal consideration (including future services) that may be acceptable to the Board in its sole discretion and permissible under applicable law.

           (ii)  Vesting.    Shares of Common Stock awarded under the Restricted Stock Award Agreement may be subject to forfeiture to the Company in accordance with a vesting schedule to be determined by the Board.

         (iii)  Termination of Participant's Continuous Service.    In the event a Participant's Continuous Service terminates, the Company may receive via a forfeiture condition or a repurchase right, any or all of the shares of Common Stock held by the Participant which have not vested as of the date of termination of Continuous Service under the terms of the Restricted Stock Award Agreement.

          (iv)    Transferability.    Rights to acquire shares of Common Stock under the Restricted Stock Award Agreement shall be transferable by the Participant only upon such terms and conditions as are set forth in the Restricted Stock Award Agreement, as the Board shall determine in its sole discretion, so long as Common Stock awarded under the Restricted Stock Award Agreement remains subject to the terms of the Restricted Stock Award Agreement. Except as explicitly provided herein, no Restricted Stock Award may be transferred to a third-party financial institution or for consideration.

        (b)    Restricted Stock Unit Awards.    Each Restricted Stock Unit Award Agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The terms and conditions of Restricted Stock Unit Award Agreements may change from time to time, and the terms and conditions of separate Restricted Stock Unit Award Agreements need not be identical; provided, however, that each Restricted Stock Unit Award Agreement shall conform to (through incorporation of the provisions hereof by reference in the Agreement or otherwise) the substance of each of the following provisions:

          (i)    Consideration.    At the time of grant of a Restricted Stock Unit Award, the Board will determine the consideration, if any, to be paid by the Participant upon delivery of each share of Common Stock subject to the Restricted Stock Unit Award. The consideration to be paid (if any) by the Participant for each share of Common Stock subject to a Restricted Stock Unit Award may be paid in any form of legal consideration that may be acceptable to the Board in its sole discretion and permissible under applicable law.

          (ii)    Vesting.    At the time of the grant of a Restricted Stock Unit Award, the Board may impose such restrictions on or conditions to the vesting of the Restricted Stock Unit Award as it, in its sole discretion, deems appropriate.

          (iii)    Payment.    A Restricted Stock Unit Award may be settled by the delivery of shares of Common Stock, their cash equivalent, any combination thereof or in any other form of consideration, as determined by the Board and contained in the Restricted Stock Unit Award Agreement.

          (iv)    Additional Restrictions.    At the time of the grant of a Restricted Stock Unit Award, the Board, as it deems appropriate, may impose such restrictions or conditions that delay the delivery of the shares of Common Stock (or their cash equivalent) subject to a Restricted Stock Unit Award to a time after the vesting of such Restricted Stock Unit Award.

          (v)    Dividend Equivalents.    Subject to Section 2(f), dividend equivalents may be credited in respect of shares of Common Stock covered by a Restricted Stock Unit Award, as determined by the Board and contained in the Restricted Stock Unit Award Agreement. At the sole discretion of the Board, such dividend equivalents may be converted into additional shares of Common Stock covered by the Restricted Stock Unit Award in such manner as determined by the Board. Any additional shares covered by the Restricted Stock Unit Award credited by reason of such dividend equivalents will be subject to all the terms and conditions of the underlying Restricted Stock Unit Award Agreement to which they relate.

          (vi)    Termination of Participant's Continuous Service.    Except as otherwise provided in the applicable Restricted Stock Unit Award Agreement, such portion of the Restricted Stock Unit Award that has not vested will be forfeited upon the Participant's termination of Continuous Service.

        (c)    Performance Stock Awards.    A Performance Stock Award is a Stock Award that may vest or may be exercised contingent upon the attainment during a Performance Period of certain Performance Goals. A Performance Stock Award may, but need not, require the completion of a specified period of Continuous Service. The length of any Performance Period, the Performance Goals to be achieved during the Performance Period, and the measure of whether and to what degree such Performance Goals have been attained shall be conclusively determined by the Committee in its sole discretion. In addition, to the extent permitted by applicable law and the applicable Stock Award Agreement, the Board may determine that cash may be used in payment of Performance Stock Awards.

        (d)    Other Stock Awards.    Other forms of Stock Awards valued in whole or in part by reference to, or otherwise based on, Common Stock, including the appreciation in value thereof (e.g., options or stock rights with an exercise price or strike price less than 100% of the Fair Market Value of the Common Stock at the time of grant) may be granted either alone or in addition to Stock Awards provided for under Section 5 and the preceding provisions of this Section 6. Subject to the provisions of the Plan (including, but not limited to, Section 2(f)), the Board shall have sole and complete authority to determine the persons to whom and the time or times at which such Other Stock Awards will be granted, the number of shares of Common Stock (or the cash equivalent thereof) to be granted pursuant to such Other Stock Awards and all other terms and conditions of such Other Stock Awards.

7.     COVENANTS OF THE COMPANY.

        (a)    Availability of Shares.    During the terms of the Stock Awards, the Company shall keep available at all times the number of shares of Common Stock reasonably required to satisfy such Stock Awards.

        (b)    Securities Law Compliance.    The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Stock Awards and to issue and sell shares of Common Stock upon exercise of the Stock Awards; provided, however, that this undertaking shall not require the Company to register under the Securities Act the Plan, any Stock Award or any Common Stock issued or issuable pursuant to any such Stock Award. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority that counsel for the Company deems necessary for the lawful issuance and sale of Common Stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell Common Stock upon exercise of such Stock Awards unless and until such authority is obtained. A Participant shall not be eligible for the grant of a Stock Award or the subsequent issuance of Common Stock pursuant to the Stock Award if such grant or issuance would be in violation of any applicable securities law.

        (c)    No Obligation to Notify.    The Company shall have no duty or obligation to any Participant to advise such holder as to the time or manner of exercising such Stock Award. Furthermore, the Company shall have no duty or obligation to warn or otherwise advise such holder of a pending termination or expiration of a Stock Award or a possible period in which the Stock Award may not be exercised. The Company has no duty or obligation to minimize the tax consequences of a Stock Award to the holder of such Stock Award.

8.     MISCELLANEOUS.

        (a)    Use of Proceeds from Sales of Common Stock.    Proceeds from the sale of shares of Common Stock pursuant to Stock Awards shall constitute general funds of the Company.

        (b)    Corporate Action Constituting Grant of Stock Awards.    Corporate action constituting a grant by the Company of a Stock Award to any Participant shall be deemed completed as of the date of such corporate action, unless otherwise determined by the Board, regardless of when the instrument, certificate, or letter evidencing the Stock Award is communicated to, or actually received or accepted by, the Participant.

        (c)    Stockholder Rights.    No Participant shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to such Stock Award unless and until (i) such Participant has satisfied all requirements for exercise of the Stock Award pursuant to its terms, if applicable, and (ii) the issuance of the Common Stock subject to such Stock Award has been entered into the books and records of the Company.

        (d)    No Employment or Other Service Rights.    Nothing in the Plan, any Stock Award Agreement or any other instrument executed thereunder or in connection with any Award granted pursuant thereto shall confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Stock Award was granted or shall affect the right of the Company or an Affiliate to terminate (i) the employment of an Employee with or without notice and with or without cause, (ii) the service of a Consultant pursuant to the terms of such Consultant's agreement with the Company or an Affiliate, or (iii) the service of a Director pursuant to the Bylaws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be.

        (e)    Incentive Stock Option $100,000 Limitation.    To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock

Options are exercisable for the first time by any Optionholder during any calendar year (under all plans of the Company and any Affiliates) exceeds one hundred thousand dollars ($100,000), the Options or portions thereof that exceed such limit (according to the order in which they were granted) shall be treated as Nonstatutory Stock Options, notwithstanding any contrary provision of the applicable Option Agreement(s).

        (f)    Investment Assurances.    The Company may require a Participant, as a condition of exercising or acquiring Common Stock under any Stock Award, (i) to give written assurances satisfactory to the Company as to the Participant's knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Stock Award; and (ii) to give written assurances satisfactory to the Company stating that the Participant is acquiring Common Stock subject to the Stock Award for the Participant's own account and not with any present intention of selling or otherwise distributing the Common Stock. The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if (A) the issuance of the shares upon the exercise or acquisition of Common Stock under the Stock Award has been registered under a then currently effective registration statement under the Securities Act, or (B) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the Common Stock.

        (g)    Withholding Obligations.    Unless prohibited by the terms of a Stock Award Agreement, the Company may, in its sole discretion, satisfy any federal, state or local tax withholding obligation relating to a Stock Award by any of the following means (in addition to the Company's right to withhold from any compensation paid to the Participant by the Company) or by a combination of such means: (i) causing the Participant to tender a cash payment; (ii) withholding shares of Common Stock from the shares of Common Stock issued or otherwise issuable to the Participant in connection with the Stock Award; provided, however, that no shares of Common Stock are withheld with a value exceeding the minimum amount of tax required to be withheld by law (or such lower amount as may be necessary to avoid classification of the Stock Award as a liability for financial accounting purposes); (iii) withholding cash from a Stock Award settled in cash; (iv) withholding payment from any amounts otherwise payable to the Participant; or (v) by such other method as may be set forth in the Stock Award Agreement.

        (h)    Electronic Delivery.    Any reference herein or in an Award Agreement to a "written" agreement or document will include any agreement or document delivered electronically, filed publicly at www.sec.gov (or any successor website thereto) or posted on the Company's intranet (or other shared electronic medium controlled by the Company to which the Participant has access). By accepting any Stock Award the Participant consents to receive documents by electronic delivery and to participate in the Plan through any on-line electronic system established and maintained by the Board or another third party selected by the Board. The form of delivery of any Common Stock (e.g., a stock certificate or electronic entry evidencing such shares) shall be determined by the Company.

        (i)    Deferrals.    To the extent permitted by applicable law, the Board, in its sole discretion, may determine that the delivery of Common Stock or the payment of cash, upon the exercise, vesting or settlement of all or a portion of any Stock Award may be deferred and may establish programs and procedures for deferral elections to be made by Participants. Deferrals by Participants will be made in accordance with Section 409A of the Code. Consistent with Section 409A of the Code, the Board may provide for distributions while a Participant is still an employee. The Board is authorized to make deferrals of Stock Awards and determine when, and in what annual percentages, Participants may receive payments, including lump sum payments, following the Participant's termination of employment or retirement, and implement such other terms and conditions consistent with the provisions of the Plan and in accordance with applicable law.

        (j)    Clawback/Recovery.    All Stock Awards granted under the Plan will be subject to recoupment in accordance with any clawback policy that the Company is required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company's securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law. In addition, the Board may impose such other clawback, recovery or recoupment provisions in a Stock Award Agreement as the Board determines necessary or appropriate, including but not limited to a reacquisition right in respect of previously acquired shares of Common Stock or other cash or property upon the occurrence of Cause. No recovery of compensation under such a clawback policy will be an event giving rise to a right to voluntary terminate employment upon a "resignation for good reason," or for a "constructive termination" or any similar term under any plan of or agreement with the Company.

        (k)    Compliance with Section 409A.    To the extent that the Board determines that any Stock Award granted hereunder is subject to Section 409A of the Code, the Stock Award Agreement evidencing such Stock Award shall incorporate the terms and conditions necessary to avoid the consequences specified in Section 409A(a)(1) of the Code. To the extent applicable, the Plan and Stock Award Agreements shall be interpreted in accordance with Section 409A of the Code, including without limitation any applicable guidance that may be issued or amended after the Effective Date.

9.     ADJUSTMENTS UPON CHANGES IN COMMON STOCK; OTHER CORPORATE EVENTS.

        (a)    Capitalization Adjustments.    In the event of a Capitalization Adjustment, the Board shall appropriately and proportionately adjust: (i) the class(es) and maximum number of securities subject to the Plan pursuant to Section 3(a), (ii) the class(es) and maximum number of securities that may be issued pursuant to the exercise of Incentive Stock Options pursuant to Section 3(c), and (iii) the class(es) and number of securities and price per share of stock subject to outstanding Stock Awards. The Board shall make such adjustments, and its determination shall be final, binding and conclusive.

        (b)    Dissolution or Liquidation.    Except as otherwise provided in the Stock Award Agreement, in the event of a dissolution or liquidation of the Company, all outstanding Stock Awards (other than Stock Awards consisting of vested and outstanding shares of Common Stock not subject to a forfeiture condition or the Company's right of repurchase) shall terminate immediately prior to the completion of such dissolution or liquidation, and the shares of Common Stock subject to the Company's repurchase rights or subject to a forfeiture condition may be repurchased or reacquired by the Company notwithstanding the fact that the holder of such Stock Award is providing Continuous Service, provided, however, that the Board may, in its sole discretion, cause some or all Stock Awards to become fully vested, exercisable and/or no longer subject to repurchase or forfeiture (to the extent such Stock Awards have not previously expired or terminated) before the dissolution or liquidation is completed but contingent on its completion.

        (c)    Corporate Transaction.    The following provisions shall apply to Stock Awards in the event of a Corporate Transaction unless otherwise provided in the instrument evidencing the Stock Award, any other written agreement between the Company or any Affiliate and the holder of the Stock Award or in any director compensation policy of the Company.

          (i)    Stock Awards May Be Assumed.    In the event of a Corporate Transaction, any surviving corporation or acquiring corporation (or the surviving or acquiring corporation's parent company) may assume or continue any or all Stock Awards outstanding under the Plan or may substitute similar stock awards for Stock Awards outstanding under the Plan (including but not limited to, awards to acquire the same consideration paid to the stockholders of the Company pursuant to the Corporate Transaction), and any reacquisition or repurchase rights held by the Company in respect of Common Stock issued pursuant to Stock Awards may be assigned by the Company to the successor of the Company (or the successor's parent company, if any), in connection with such Corporate Transaction. A surviving corporation or acquiring corporation (or its parent) may choose to assume or continue only a portion of a Stock Award or substitute a similar stock award for only a portion of a Stock Award, or may choose to assume or continue the Stock Awards held by some, but not all Participants. The terms of any assumption, continuation or substitution shall be set by the Board.

          (ii)    Stock Awards Held by Current Participants.    In the event of a Corporate Transaction in which the surviving corporation or acquiring corporation (or its parent company) does not assume or continue such outstanding Stock Awards or substitute similar stock awards for such outstanding Stock Awards, then with respect to Stock Awards that have not been assumed, continued or substituted and that are held by Participants whose Continuous Service has not terminated prior to the effective time of the Corporate Transaction (referred to as the "Current Participants"), the vesting of such Stock Awards (and, with respect to Options and Stock Appreciation Rights, the time when such Stock Awards may be exercised) shall be accelerated in full (and with respect to Performance Stock Awards, vesting shall be deemed satisfied at the 100% target level) to a date prior to the effective time of such Corporate Transaction (contingent upon the effectiveness of the Corporate Transaction) as the Board shall determine (or, if the Board shall not determine such a date, to the date that is five (5) days prior to the effective time of the Corporate Transaction), and such Stock Awards shall terminate if not exercised (if applicable) at or prior to the effective time of the Corporate Transaction, and any reacquisition or repurchase rights held by the Company with respect to such Stock Awards shall lapse (contingent upon the effectiveness of the Corporate Transaction).

          (iii)    Stock Awards Held by Persons other than Current Participants.    In the event of a Corporate Transaction in which the surviving corporation or acquiring corporation (or its parent company) does not assume or continue such outstanding Stock Awards or substitute similar stock awards for such outstanding Stock Awards, then with respect to Stock Awards that have not been assumed, continued or substituted and that are held by persons other than Current Participants, such Stock Awards shall terminate if not exercised (if applicable) prior to the effective time of the Corporate Transaction; provided, however, that any reacquisition or repurchase rights held by the Company with respect to such Stock Awards shall not terminate and may continue to be exercised notwithstanding the Corporate Transaction.

        (d)    Appointment of Stockholder Representative.    As a condition to the receipt of a Stock Award under this Plan, a Participant will be deemed to have agreed that the Stock Award will be subject to the terms of any provision in the agreement governing a Corporate Transaction involving the Company for the appointment of a stockholder representative that is authorized to act on the Participant's behalf with respect to any escrow, indemnities and any contingent consideration.

        (e)    No Restriction on Right to Undertake Transactions.    The grant of any Stock Award under the Plan and the issuance of shares pursuant to any Stock Award does not affect or restrict in any way the right or power of the Company or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company's capital structure or its business, any merger or consolidation of the Company, any issue of stock or of options, rights or options to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Common Stock or the rights thereof or which are convertible into or exchangeable for Common Stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

        (f)    Change in Control.    A Stock Award may be subject to additional acceleration of vesting and exercisability upon or after a Change in Control as may be provided in the Stock Award Agreement for such Stock Award, in any other written agreement between the Company or any Affiliate and the Participant, or in any director compensation policy of the Company.

10.   TERMINATION OR SUSPENSION OF THE PLAN.

        (a)    Plan Term.    The Board may suspend or terminate the Plan at any time. No Incentive Stock Option will be granted after March 25, 2029. No Stock Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

        (b)    No Impairment of Rights.    Suspension or termination of the Plan shall not impair rights and obligations under any Stock Award granted while the Plan is in effect except with the written consent of the affected Participant.

11.   EFFECTIVE DATE OF PLAN.

        This Plan shall become effective on the Effective Date.

12.   CHOICE OF LAW.

        The law of the State of California shall govern all questions concerning the construction, validity and interpretation of this Plan, without regard to that state's conflict of laws rules.

13.    DEFINITIONS.    As used in the Plan, the following definitions shall apply to the capitalized terms indicated below:

        (a)   "Affiliate" means, at the time of determination, any "parent" or "subsidiary" of the Company as such terms are defined in Rule 405 of the Securities Act. The Board shall have the authority to determine the time or times at which "parent" or "subsidiary" status is determined within the foregoing definition.

        (b)   "Board" means the Board of Directors of the Company.

        (c)   "Capitalization Adjustment" means any change that is made in, or other events that occur with respect to, the Common Stock subject to the Plan or subject to any Stock Award after the Effective Date without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or similar transaction). Notwithstanding the foregoing, the conversion of any convertible securities of the Company shall not be treated as a Capitalization Adjustment.

        (d)   "Cause" shall have the meaning ascribed to such term in any written agreement between the Participant and the Company defining such term and, in the absence of such agreement, such term shall mean, with respect to a Participant, the occurrence of any of the following events: (i) an intentional action or intentional failure to act by the Participant that was performed in bad faith; (ii) a Participant's intentional refusal or intentional failure to act in accordance with any lawful and proper direction or order of his or her superiors; (iii) a Participant's habitual neglect of the duties of employment, which may include a failure to perform his or her job duties satisfactorily; (iv) a Participant's indictment, charge, or conviction of a felony or any crime involving moral turpitude, or participation in any act of theft or dishonesty, regardless of whether such act has had or could reasonably be expected to have a material detrimental effect on the business of the Company or an Affiliate; or (v) a Participant's violation of any material provision of the Company's Proprietary Information and Inventions Agreement or violation of any material provision of any other written policy or procedure of the Company or an Affiliate. The determination that a termination of the

Participant's Continuous Service is either for Cause or without Cause shall be made by the Company, in its sole discretion. Any determination by the Company that the Continuous Service of a Participant was terminated with or without Cause for the purposes of outstanding Stock Awards held by such Participant shall have no effect upon any determination of the rights or obligations of the Company or such Participant for any other purpose.

        (e)   "Change in Control" means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

            (i)  any Exchange Act Person becomes the Owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company's then outstanding securities other than by virtue of a merger, consolidation or similar transaction. Notwithstanding the foregoing, a Change in Control shall not be deemed to occur (A) on account of the acquisition of securities of the Company directly from the Company, (B) on account of the acquisition of securities of the Company by an investor, any affiliate thereof or any other Exchange Act Person that acquires the Company's securities in a transaction or series of related transactions the primary purpose of which is to obtain financing for the Company through the issuance of equity securities, or (C) solely because the level of Ownership held by any Exchange Act Person (the "Subject Person") exceeds the designated percentage threshold of the outstanding voting securities as a result of a repurchase or other acquisition of voting securities by the Company reducing the number of shares outstanding, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of voting securities by the Company, and after such share acquisition, the Subject Person becomes the Owner of any additional voting securities that, assuming the repurchase or other acquisition had not occurred, increases the percentage of the then outstanding voting securities Owned by the Subject Person over the designated percentage threshold, then a Change in Control shall be deemed to occur;

           (ii)  there is consummated a merger, consolidation or similar transaction involving (directly or indirectly) the Company and, immediately after the consummation of such merger, consolidation or similar transaction, the stockholders of the Company immediately prior thereto do not Own, directly or indirectly, either (A) outstanding voting securities representing more than fifty percent (50%) of the combined outstanding voting power of the surviving Entity in such merger, consolidation or similar transaction or (B) more than fifty percent (50%) of the combined outstanding voting power of the parent of the surviving Entity in such merger, consolidation or similar transaction, in each case in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such transaction;

         (iii)  the stockholders of the Company approve or the Board approves a plan of complete dissolution or liquidation of the Company, or a complete dissolution or liquidation of the Company shall otherwise occur, except for a liquidation into a parent corporation; or

          (iv)  there is consummated a sale, lease, exclusive license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries, other than a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries to an Entity, more than fifty percent (50%) of the combined voting power of the voting securities of which are Owned by stockholders of the Company in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such sale, lease, license or other disposition.

        Notwithstanding the foregoing or any other provision of this Plan, the term Change in Control shall not include a sale of assets, merger or other transaction effected exclusively for the purpose of changing the domicile of the Company.

        (f)    "Code" means the Internal Revenue Code of 1986, as amended, including any applicable regulations and guidance thereunder.

        (g)   "Committee" means a committee of one or more Directors to whom authority has been delegated by the Board in accordance with Section 2(c).

        (h)   "Common Stock" means the common stock of the Company.

        (i)    "Company" means Omnicell, Inc., a Delaware corporation.

        (j)    "Consultant" means any person, including an advisor, who is (i) engaged by the Company or an Affiliate to render consulting or advisory services and is compensated for such services, or (ii) serving as a member of the board of directors of an Affiliate and is compensated for such services. However, service solely as a Director, or payment of a fee for such service, shall not cause a Director to be considered a "Consultant" for purposes of the Plan. Notwithstanding the foregoing, a person is treated as a Consultant under this Plan only if a Form S-8 Registration Statement under the Securities Act is available to register the sale of the Company's securities to such person.

        (k)   "Continuous Service" means that the Participant's service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated. A change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Consultant or Director or a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant's service with the Company or an Affiliate, shall not terminate a Participant's Continuous Service; provided, however, if the Entity for which a Participant is rendering services ceases to qualify as an Affiliate, as determined by the Board in its sole discretion, such Participant's Continuous Service shall be considered to have terminated on the date such Entity ceases to qualify as an Affiliate. To the extent permitted by law, the Board or the chief executive officer of the Company, in that party's sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of (i) any leave of absence approved by the Board or Chief Executive Officer, including sick leave, military leave or any other personal leave, or (ii) transfers between the Company, an Affiliate, or their successors. Notwithstanding the foregoing, a leave of absence shall be treated as Continuous Service for purposes of vesting in a Stock Award only to such extent as may be provided in the Company's leave of absence policy, in the written terms of any leave of absence agreement or policy applicable to the Participant, or as otherwise required by law.

        (l)    "Corporate Transaction" means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

            (i)  the consummation of a sale or other disposition of all or substantially all, as determined by the Board in its sole discretion, of the consolidated assets of the Company and its Subsidiaries;

           (ii)  the consummation of a sale or other disposition of at least ninety percent (90%) of the outstanding securities of the Company;

         (iii)  the consummation of a merger, consolidation or similar transaction following which the Company is not the surviving corporation; or

          (iv)  the consummation of a merger, consolidation or similar transaction following which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger, consolidation or similar transaction are converted or exchanged by virtue of the merger, consolidation or similar transaction into other property, whether in the form of securities, cash or otherwise.

        (m)  "Director" means a member of the Board.

        (n)   "Disability" means, with respect to a Participant, the inability of such Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months, as provided in Sections 22(e)(3) and 409A(a)(2)(c)(i) of the Code, and shall be determined by the Board on the basis of such medical evidence as the Board deems warranted under the circumstances.

        (o)   "Effective Date" means the effective date of this Plan document, which is the date after the annual meeting of stockholders of the Company held in 2009 provided this Plan is approved by the Company's stockholders at such meeting.

        (p)   "Employee" means any person employed by the Company or an Affiliate. However, service solely as a Director, or payment of a fee for such services, shall not cause a Director to be considered an "Employee" for purposes of the Plan.

        (q)   "Entity" means a corporation, partnership, limited liability company or other entity.

        (r)   "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

        (s)   "Exchange Act Person" means any natural person, Entity or "group" (within the meaning of Section 13(d) or 14(d) of the Exchange Act), except that "Exchange Act Person" shall not include (i) the Company or any Subsidiary of the Company, (ii) any employee benefit plan of the Company or any Subsidiary of the Company or any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary of the Company, (iii) an underwriter temporarily holding securities pursuant to a registered public offering of such securities, (iv) an Entity Owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their Ownership of stock of the Company; or (v) any natural person, Entity or "group" (within the meaning of Section 13(d) or 14(d) of the Exchange Act) that, as of the Effective Date, is the Owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company's then outstanding securities.

        (t)    "Fair Market Value" means, as of any date, the value of the Common Stock determined as follows:

            (i)  If the Common Stock is listed on any established stock exchange or traded on any established market, the Fair Market Value of a share of Common Stock shall be the closing sales price for such stock as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the date of determination, as reported in a source the Board deems reliable.

           (ii)  Unless otherwise provided by the Board, if there is no closing sales price for the Common Stock on the date of determination, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

         (iii)  In the absence of such markets for the Common Stock, the Fair Market Value shall be determined by the Board in good faith and in a manner that complies with Sections 409A and 422 of the Code.

        (u)   "Full Value Award" means a Stock Award that is not an Option or SAR with respect to which the exercise or strike price is at least 100% of the Fair Market Value of the Common Stock subject to the Option or SAR on the date of grant.

        (v)   "Incentive Stock Option" means an option granted pursuant to Section 5 of the Plan that is intended to be, and qualifies as, an "incentive stock option" within the meaning of Section 422 of the Code.

        (w)  "Non-Employee Director" means a Director who either (i) is not a current employee or officer of the Company or an Affiliate, does not receive compensation, either directly or indirectly, from the Company or an Affiliate for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act ("Regulation S-K")), does not possess an interest in any other transaction for which disclosure would be required under Item 404(a) of Regulation S-K, and is not engaged in a business relationship for which disclosure would be required pursuant to Item 404(b) of Regulation S-K; or (ii) is otherwise considered a "non-employee director" for purposes of Rule 16b-3.

        (x)   "Nonstatutory Stock Option" means any option granted pursuant to Section 5 of the Plan that does not qualify as an Incentive Stock Option.

        (y)   "Officer" means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act.

        (z)   "Option" means an Incentive Stock Option or a Nonstatutory Stock Option to purchase shares of Common Stock granted pursuant to the Plan.

        (aa) "Option Agreement" means a written agreement between the Company and an Optionholder evidencing the terms and conditions of an Option grant. Each Option Agreement shall be subject to the terms and conditions of the Plan.

        (bb) "Optionholder" means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.

        (cc) "Other Stock Award" means an award based in whole or in part by reference to the Common Stock which is granted pursuant to the terms and conditions of Section 6(d).

        (dd) "Other Stock Award Agreement" means a written agreement between the Company and a holder of an Other Stock Award evidencing the terms and conditions of an Other Stock Award grant. Each Other Stock Award Agreement shall be subject to the terms and conditions of the Plan.

        (ee) "Own," "Owned," "Owner," "Ownership" A person or Entity shall be deemed to "Own," to have "Owned," to be the "Owner" of, or to have acquired "Ownership" of securities if such person or Entity, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power, which includes the power to vote or to direct the voting, with respect to such securities.

        (ff)  "Participant" means a person to whom a Stock Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Stock Award.

        (gg) "Performance Criteria" means the one or more criteria that the Board shall select for purposes of establishing the Performance Goals for a Performance Period. The Performance Criteria that shall be used to establish such Performance Goals may be based on any one of, or combination of, the following as determined by the Board: (i) earnings (including earnings per share and net earnings); (ii) earnings before interest, taxes and depreciation; (iii) earnings before interest, taxes, depreciation and amortization; (iv) total stockholder return; (v) return on equity or average stockholder's equity; (vi) return on assets, investment, or capital employed; (vii) stock price; (viii) margin (including gross margin); (ix) income (before or after taxes); (x) operating income; (xi) operating income after taxes; (xii) pre-tax profit; (xiii) operating cash flow; (xiv) sales, backlog or revenue targets; (xv) increases in revenue or product revenue; (xvi) expenses and cost reduction, or other budgetary goals;

(xvii) improvement in or attainment of working capital levels; (xviii) economic value added (or an equivalent metric); (xix) market share; (xx) cash flow; (xxi) cash flow per share; (xxii) share price performance; (xxiii) debt reduction; (xxiv) implementation or completion of projects or processes; (xxv) customer satisfaction, service, or personal visitations; (xxvi) stockholders' equity; (xxvii) capital expenditures; (xxviii) debt levels; (xxix) operating profit or net operating profit; (xxx) workforce diversity; (xxxi) growth of net income or operating income; (xxxii) billings; (xxxiii) completion of strategic, business, development, financial, employee or integration plan (or equivalent type of plan); (xxxiv) manufacturing, production, research and development, product launch or product objective goals; (xxxv) litigation, arbitration or other conflict achievements or resolutions; (xxxvi) hiring or reduction in headcount; (xxxvii) timely completion of internal and external analysis, or audits; (xxxviii) completion of Performance Goals by direct reports; and (xxxix) such other measures of performance selected by the Board.

        (hh) "Performance Goals" means, for a Performance Period, the one or more goals established by the Board for the Performance Period based upon the Performance Criteria. Performance Goals may be based on a Company-wide basis, with respect to one or more business units, divisions, Affiliates, or business segments, and in either absolute terms or relative to the performance of one or more comparable companies or the performance of one or more relevant indices. Unless specified otherwise by the Board in the Stock Award Agreement at the time the Stock Award is granted or other terms setting forth the Performance Goals at the time the Performance Goals are established, the Board shall appropriately make adjustments in the method of calculating the attainment of Performance Goals for a Performance Period as follows: (i) to exclude restructuring and/or other nonrecurring charges; (ii) to exclude exchange rate effects, as applicable, for non-U.S. dollar denominated net sales and operating earnings; (iii) to exclude the effects of changes to generally accepted accounting principles; (iv) to exclude the effects of any statutory adjustments to corporate tax rates; and (v) to exclude the effects of any "extraordinary items" as determined under generally accepted accounting principles. In addition, the Board retains the discretion to reduce or eliminate the compensation or economic benefit due upon attainment of Performance Goals and to define the manner of calculating the Performance Criteria it selects to use for such Performance Period. Partial achievement of the specified criteria may result in the payment or vesting corresponding to the degree of achievement as specified in the Stock Award Agreement.

         (ii)  "Performance Period" means the period of time selected by the Board over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant's right to and the payment of a Stock Award. Performance Periods may be of varying and overlapping duration, at the sole discretion of the Board.

        (jj)  "Performance Stock Award" means a Stock Award granted under the terms and conditions of Section 6(c).

        (kk) "Plan" means this Omnicell, Inc. 2009 Equity Incentive Plan.

        (ll)   "Restricted Stock Award" means an award of shares of Common Stock which is granted pursuant to the terms and conditions of Section 6(a).

        (mm)  "Restricted Stock Award Agreement" means a written agreement between the Company and a holder of a Restricted Stock Award evidencing the terms and conditions of a Restricted Stock Award grant. Each Restricted Stock Award Agreement shall be subject to the terms and conditions of the Plan.

        (nn) "Restricted Stock Unit Award" means a right to receive shares of Common Stock which is granted pursuant to the terms and conditions of Section 6(b).

        (oo) "Restricted Stock Unit Award Agreement" means a written agreement between the Company and a holder of a Restricted Stock Unit Award evidencing the terms and conditions of a Restricted Stock

Unit Award grant. Each Restricted Stock Unit Award Agreement shall be subject to the terms and conditions of the Plan.

        (pp) "Rule 16b-3" means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.

        (qq) "Securities Act" means the Securities Act of 1933, as amended.

        (rr)  "Stock Appreciation Right" or "SAR" means a right to receive the appreciation on Common Stock that is granted pursuant to the terms and conditions of Section 5.

        (ss) "Stock Appreciation Right Agreement" means a written agreement between the Company and a holder of a Stock Appreciation Right evidencing the terms and conditions of a Stock Appreciation Right grant. Each Stock Appreciation Right Agreement shall be subject to the terms and conditions of the Plan.

        (tt)  "Stock Award" means any right to receive Common Stock granted under the Plan, including an Incentive Stock Option, a Nonstatutory Stock Option, a Restricted Stock Award, a Restricted Stock Unit Award, a Stock Appreciation Right, a Performance Stock Award or any Other Stock Award.

        (uu) "Stock Award Agreement" means a written agreement between the Company and a Participant evidencing the terms and conditions of a Stock Award grant. Each Stock Award Agreement shall be subject to the terms and conditions of the Plan.

        (vv) "Subsidiary" means, with respect to the Company, (i) any corporation of which more than fifty percent (50%) of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, Owned by the Company, and (ii) any partnership, limited liability company or other entity in which the Company has a direct or indirect interest (whether in the form of voting or participation in profits or capital contribution) of more than fifty percent (50%).

        (ww)  "Ten Percent Stockholder" means a person who Owns (or is deemed to Own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Affiliate.

Your vote matters – here’s how to vote! You may vote online or by phone instead of mailing this card. Votes submitted electronically must be received by 11:59 p.m., Pacific Time, on May 13, 2019. Online Go to www.investorvote.com/omcl or scan the QR code — login details are located in the shaded bar below. Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Save paper, time and money! Sign up for electronic delivery at www.investorvote.com/omcl Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q FOR Proposals Nos. 2, 3 and 4 below. + 1. Proposal to elect Class III Directors to hold office until the 2022 Annual Meeting of Stockholders: For Withhold For Withhold For Withhold 01 - James T. Judson 02 - Bruce E. Scott 03 - Bruce D. Smith ForAgainst Abstain ForAgainst Abstain 2. Say on Pay - An advisory vote to approve named executive officer compensation. 3. Proposal to approve Omnicell’s 2009 Equity Incentive Plan, as amended, to among other items, add an additional 1,900,000 shares to the number of shares of common stock authorized for issuance under the plan. 4. Proposal to ratify the selection of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2019. Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. + 1 U P X 03120A B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below. A Proposals — The Board of Directors recommends a vote FOR all the nominees listed in Proposal No. 1 below and Annual Meeting Proxy Card

q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q + THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned hereby appoints Randall A. Lipps and Dan S. Johnston, jointly or individually, as proxies, each with full power of substitution, and hereby authorizes them to represent and to vote all shares of common stock of Omnicell, Inc. (“the Company”) that the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of the Company to be held on Tuesday, May 14, 2019, or any adjournments thereof upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all matters that may properly come before the meeting. WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL THE NOMINEES LISTED IN PROPOSAL NO. 1 AND FOR PROPOSALS NOS. 2, 3 AND 4. PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE. CONTINUED AND TO BE SIGNED ON REVERSE SIDE Change of Address — Please print new address below. + C Non-Voting Items Proxy — Omnicell, Inc. Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.investorvote.com/omcl